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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Target Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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1000 Nicollet Mall
Minneapolis, Minnesota 55403
(612) 304-6073

PROXY STATEMENT
Annual Meeting of Shareholders
June 8, 2011

To Our Shareholders:

        You are cordially invited to attend Target Corporation's 2011 Annual Meeting of Shareholders. The Annual Meeting will be held at 1:30 p.m., Eastern Daylight Time, on Wednesday, June 8, 2011 at the Target Store located at 6231 Penn Avenue, Pittsburgh, Pennsylvania. Details regarding admission to the Annual Meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Shareholders and proxy statement.

        At this year's Annual Meeting, you will be asked to elect all 11 directors to our Board of Directors and to vote on the other items described in this proxy statement.

        We hope you will be able to attend the Annual Meeting, but if you cannot do so, it is important that your shares be represented. We urge you to read the proxy statement carefully, and to vote in accordance with the Board of Directors' recommendations by telephone or Internet, or by signing, dating, and returning the enclosed proxy card in the postage-paid envelope provided, whether or not you plan to attend the Annual Meeting.

        Thank you for your continued support.

Sincerely,

Gregg Steinhafel

Chairman of the Board, Chief Executive Officer and President

 VOTING METHODS

        The accompanying proxy statement describes important issues affecting Target Corporation ("Target"). To vote:

  1.
  BY INTERNET

  a.
  Go to the web site identified on your proxy card or Notice of Internet Availability of Proxy Materials, 24 hours a day, seven days a week by the deadline set forth below.

  b.
  Enter the control number that appears on your proxy card or Notice of Internet Availability of Proxy Materials.

  c.
  Follow the simple instructions.

  2.
  BY TELEPHONE

  a.
  On a touch-tone telephone, call the toll-free number identified on your proxy card 24 hours a day, seven days a week by the deadline set forth below.

  b.
  Enter the control number that appears on your proxy card.

  c.
  Follow the simple recorded instructions.

  3.
  BY MAIL

  a.
  Mark your selections on the enclosed proxy card.

  b.
  Date and sign your name exactly as it appears on your proxy card.

  c.
  Mail the proxy card in the enclosed postage-paid envelope.

        In order to vote by Internet or by telephone, you must follow the relevant instructions above and vote by the following deadlines:

  •
  For shareholders of record, 11:59 p.m. Eastern Daylight Time on June 7, 2011.

  •
  For shareholders holding shares through an intermediary (other than the Target 401(k) Plan), such as a bank or broker, 11:59 p.m. Eastern Daylight Time on June 7, 2011.

  •
  For shareholders holding shares in the Target 401(k) Plan, 6:00 a.m. Eastern Daylight Time on June 6, 2011.

Your vote is important. Thank you for voting.

ADMISSION POLICY

        All shareholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. You must reserve an admission ticket in order to attend. If you are a shareholder of record and plan to attend, please contact Target's Investor Relations Department by email at investorrelations@target.com or by telephone at (800) 775-3110 to reserve a ticket. Your ticket will be available for pick-up at the meeting. If you hold shares through an intermediary, such as a bank or broker, and you plan to attend, you will need to send a written request for a ticket either by regular mail, fax or email, along with proof of share ownership, such as a bank or brokerage firm account statement or a letter from the broker, trustee, bank or nominee holding your shares, confirming ownership to: Investor Relations, Target Corporation, 1000 Nicollet Mall, TPN-1146, Minneapolis, MN 55403 (fax: 612-761-5555 or email: investorrelations@target.com). Requests to reserve admission tickets will be processed in the order in which they are received and must be received no later than June 3, 2011.

 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

        Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held on June 8, 2011.

        The proxy statement and annual report are available at www.proxyvote.com.

 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	1:30 p.m., Eastern Daylight Time, on Wednesday, June 8, 2011
PLACE	Target Store 6231 Penn Avenue Pittsburgh, Pennsylvania 15206

This location allows us to showcase our current general merchandise store design in the latter stages of construction prior to opening. This store is scheduled to open in July 2011. The near-completed status of this store also provides sufficient space to accommodate shareholders for our Annual Meeting.
MEETING FORMAT	The meeting will include prepared remarks by our Chairman, President and CEO, followed by an interactive question and answer session with senior executives.
ITEMS OF BUSINESS	(1)	To elect 11 directors for a one-year term.
	(2)	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm.
	(3)	To approve the Target Corporation 2011 Long-Term Incentive Plan.
	(4)	To cast a non-binding advisory vote on executive compensation ("Say-on-Pay").
	(5)	To cast a non-binding advisory vote on the frequency of Say-on-Pay votes.
	(6)	To vote on the shareholder proposals contained in this proxy statement, if properly presented at the meeting.
RECORD DATE	You may vote if you were a shareholder of record at the close of business on April 11, 2011.
ANNUAL REPORT	Our 2010 Annual Report, which is not part of the proxy soliciting material, is available at www.proxyvote.com.
PROXY VOTING	It is important that your shares be represented and voted at the Annual Meeting. Please vote in one of these three ways:
	(1)	VISIT THE WEB SITE shown under "Voting Methods" and have your proxy card or Notice of Internet Availability of Proxy Materials in hand to vote through the Internet,
	(2)	USE THE TOLL-FREE TELEPHONE NUMBER shown under "Voting Methods" and have your proxy card in hand OR
	(3)	MARK, SIGN, DATE AND PROMPTLY RETURN your proxy card in the postage-paid envelope.
If you received a Notice of Internet Availability of Proxy Materials and would like to vote by telephone or mail, you must follow the instructions on the Notice to request a proxy card.
Any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

Timothy R. Baer Corporate Secretary

Approximate Date of Mailing of Proxy Materials
Or Notice of Internet Availability:
April 28, 2011

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
June 8, 2011

        The Board of Directors of Target Corporation solicits the enclosed proxy for the Annual Meeting of Shareholders to be held at the Target Store, 6231 Penn Avenue, Pittsburgh, Pennsylvania on Wednesday, June 8, 2011, at 1:30 p.m., Eastern Daylight Time, and for any adjournment thereof.

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

What is the purpose of the Annual Meeting?

        At our Annual Meeting, shareholders will act upon the matters described in the accompanying notice of meeting. In addition, our management will report on Target's performance during fiscal 2010 and respond to questions from shareholders.

Who may vote?

        We have one class of voting shares outstanding. Only shareholders of record at the close of business on the record date, April 11, 2011, are entitled to receive notice of the Annual Meeting and to vote. Each share of common stock will have one vote on each matter to be voted on.

Who may attend the Annual Meeting?

        All shareholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. If you plan to attend, please review the admission policy at the beginning of this proxy statement.

What constitutes a quorum?

        The presence at the meeting, in person or by proxy, of the holders of a majority of our common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 689,133,340 shares of our common stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining whether there is a quorum.

How do I vote?

        You may vote by completing and properly signing the enclosed proxy card and returning it to us in the envelope provided. If you are a registered shareholder (whose shares are owned in your name and not in "street name") and attend the meeting, you may deliver your completed proxy card in person. In addition, you may vote either by telephone or through the Internet by following the instructions on your proxy card or Notice of Internet Availability of Proxy Materials. "Street name" shareholders should follow the voting instructions on the proxy form received from the institution that holds their shares.

May I vote confidentially?

        Subject to the exceptions described below, our policy is to treat all shareholder meeting proxies, ballots and voting tabulations of a shareholder confidentially, if the shareholder has requested confidentiality on the proxy card.

        If you so request, your proxy will not be available for examination and your vote will not be disclosed prior to the tabulation of the final vote at the Annual Meeting, except (i) to meet applicable legal requirements, (ii) to allow the independent election inspectors to count and certify the results of the vote, or (iii) if there is a proxy solicitation in opposition to the Board of Directors, based upon an opposition proxy statement filed with the Securities and Exchange Commission (SEC). The independent election inspectors may at any time inform us whether or not a shareholder has voted.

May I change my vote?

        Yes. Even after you have submitted your proxy, you may change your vote at any time by mailing a later-dated proxy card or by voting again via telephone or Internet before the applicable deadline—see the instructions under "Voting Methods." If you are a registered shareholder, you can also change your vote by attending the meeting in person and delivering a proper written notice of revocation of your proxy. Attendance at the meeting will not by itself revoke a previously granted proxy.

How does the Board recommend I vote?

        In summary, the Board of Directors recommends a vote:

    FOR election of its director nominees (see pages 5-9);

    FOR ratification of the appointment of Ernst & Young LLP as Target's independent registered public accounting firm (see page 52);

    FOR approval of the Target Corporation 2011 Long-Term Incentive Plan (see pages 54-61);

    FOR approval of the non-binding advisory vote on executive compensation ("Say-on-Pay") (see page 62);

    FOR an annual Say-on-Pay frequency vote (see page 63); and

    AGAINST the two shareholder proposals (see pages 63-65).

        Unless you give instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's full recommendation is set forth in the description of each item in this proxy statement. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

How many votes are required to approve each item?

          Election of Directors.    The number of votes required for the election of directors is described in the section captioned "Election of Directors."

          2011 Long-Term Incentive Plan.    This proposal requires approval by a majority of votes present and entitled to vote on the proposal, provided the total votes cast represent a majority of the voting power outstanding as of the record date.

          Say-On-Pay and Say-on-Pay Frequency.    The Say-on-Pay and Say-on-Pay frequency votes are non-binding advisory votes. The Board of Directors will consider our executive compensation to have been approved by shareholders if the Say-on-Pay proposal receives more votes "For" than "Against". The Board will consider shareholders to have selected the Say-on-Pay frequency that receives the greatest number of votes. The effect of the vote on each of these non-binding advisory votes is discussed on pages 62 and 63, respectively.

          Other Items.    For all other matters described in this proxy statement and any other items that properly come before the meeting, the affirmative vote of the greater of (i) a majority of the outstanding shares of our common stock present in person or by proxy and entitled to vote on the item at the Annual Meeting and (ii) a majority of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the Annual Meeting, will be required for approval, provided that a quorum is present in person or by proxy.

          Abstentions.    A properly executed proxy marked "Abstain" with respect to any matter will be counted for purposes of determining whether there is a quorum and will be considered present in person or by proxy and entitled to vote. Accordingly, for all Items other than Items 1, 4 and 5, an abstention will have the effect of a negative vote.

What is a broker non-vote?

        If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have or does not exercise discretionary authority to vote. In this situation, a "broker non-vote" may occur. The only matter described on this proxy statement for which brokers have discretionary authority is Item 2. Shares constituting broker non-votes are not counted or deemed to be present in person or by proxy for the purpose of voting on a matter at the Annual Meeting. Under applicable NYSE rules, holders of a majority of the voting power must vote on Item 3 in order for it to be eligible to be approved; accordingly, a broker non-vote will not count toward this requirement and may have the effect of precluding Item 3 from passing. Broker non-votes are counted as present for the purpose of determining a quorum at the Annual Meeting.

What if other matters are presented for determination at the Annual Meeting?

        As of the date of this proxy statement, we know of no matters that will be presented for determination at the meeting other than those referred to in this proxy statement. If any other matters properly come before the meeting calling for a vote of shareholders, proxies in the enclosed form returned to us or voted by telephone or through the Internet will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

Who pays the expenses incurred in connection with the solicitation of proxies?

        Expenses in connection with the solicitation of proxies will be paid by us. Proxies are being solicited principally by mail, by telephone, and through the Internet. In addition to sending you these materials, some of our directors and officers, as well as management employees, may contact you by telephone, mail, email or in person. You may also be solicited by means of news releases issued by Target, postings on our web site, www.target.com, and print advertisements. None of our officers or employees will receive any extra compensation for soliciting you. We have retained Georgeson Inc. to act as a proxy solicitor for a fee estimated to be $25,000, plus reimbursement of out-of-pocket expenses.

How will shares in the Target 401(k) Plan be voted?

        This proxy statement is being used to solicit voting instructions from participants in the Target 401(k) Plan with respect to shares of our common stock that are held by the trustee of the plan for the benefit of plan participants. If you are a plan participant and also own shares as a record holder, you will separately receive proxy materials to vote the shares you hold as a record holder. If you are a plan participant, you must instruct the plan trustee to vote your shares by utilizing one of the methods described on the voting-instruction form that you receive in connection with your shares held in the plan. If you do not give voting instructions, the trustee will vote the shares allocated to your personal account in proportion to the instructions actually received by the trustee from participants who give voting instructions.

How may I get additional copies of the Annual Report?

        Our Annual Report for the fiscal year ended January 29, 2011, including financial statements, is furnished with this proxy statement. The Annual Report is also available online at www.target.com (click on "Investors" and "Annual Reports"). For additional printed copies, please contact our Investor Relations representative by email at investorrelations@target.com, by phone at (800) 775-3110, by mail at the address listed on the cover of this proxy statement, Attention: Investor Relations, or online at www.target.com (click on "Investors," then "Shareholder Services" and "Request Materials").

How may I access or receive materials electronically?

        You can access our proxy materials, Annual Report and other periodic reports and information under the "Investors" section of our web site, www.target.com. You can also register at this same location to receive email alerts, which we send to registered users when new information is posted on our web site (click on "Investors" and "E-Mail Alerts"). Shareholders may request electronic delivery of our proxy materials and Annual Report online at www.target.com (click on "Investors," then "Shareholder Services" and "Sign up for E-Delivery"). To receive other shareholder information, contact us via email at investorrelations@target.com.

 ITEM ONE—ELECTION OF DIRECTORS

Election Process

        Under our Articles of Incorporation and Governance Guidelines:

  •
  The number of directors is determined by the Board, with a minimum of 5 and a maximum of 21 directors;

  •
  All directors are elected annually; and

  •
  Where the number of nominees does not exceed the number of directors to be elected, directors are elected under a "majority voting" standard. This means that each director must receive more votes "for" his or her election than votes "against" in order to be elected. If an incumbent director fails to receive a sufficient number of votes to be elected, he or she must promptly offer to resign, and the Nominating & Governance Committee will make a recommendation on the offer and the Board must accept or reject the offer within 90 days and publicly disclose its decision and rationale.

Nomination Process

        The Nominating & Governance Committee is responsible for identifying individuals qualified to become Board members and making recommendations on director nominees to the full Board. The Committee uses the Board Membership Criteria set forth in our Governance Guidelines when evaluating director candidates. Under these criteria, the Committee seeks director candidates that have broad perspective, experience, knowledge and independence of judgment. The Committee evaluates candidates with reference to the overall composition of the Board, such that the Board as a whole contains a predominance of business backgrounds with a diverse set of personal experiences and perspectives. The Committee does not have a specific policy regarding consideration of gender, ethnic or other diversity criteria in identifying candidates; however, the Board has had a longstanding commitment to, and practice of, maintaining diverse representation on the Board.

        The Nominating & Governance Committee will consider a recommendation by a shareholder of a candidate for election as a Target director. Any shareholder who wishes the Committee to consider a candidate should submit a written request and related information to our Corporate Secretary no later than December 31 of the calendar year preceding the next Annual Meeting of Shareholders.

2011 Nominees for Director

        After considering the recommendations of the Nominating & Governance Committee, the Board has set the number of directors at 11 and nominated the persons described below to stand for election. All nominees are incumbent directors. The Board believes that each of these nominees is qualified to serve as a director of Target and the specific qualifications of each nominee that were considered by the Board are set forth following each nominee's biographical description. Equally as important, the Board believes that the combination of backgrounds, skills and experiences has produced a Board that is well-equipped to exercise oversight responsibilities for Target's shareholders and other stakeholders. Specifically:

  •
  All nominees have strong business backgrounds, with eight nominees having CEO experience in complex business organizations;

  •
  All nominees have senior management-level experience with multinational enterprises, an area of increased importance as we pursue retail expansion opportunities outside of the United States;

  •
  Five nominees have expertise in consumer marketing, an area critical to our continued success as a leading retail brand;

  •
  Five nominees have significant experience in financial matters, which provides valuable perspective in connection with our investment of capital in our retail operations, including real estate, and financial services assets; and

  •
  The overall composition represents a balanced approach to director tenure, allowing the Board to benefit from the experience of longer-serving directors combined with fresh perspectives from newer directors:

  •
  Four nominees have served for more than ten years;

  •
  Three nominees have served for five to ten years;

  •
  Four nominees have served for less than five years.

        We have no reason to believe that any of the nominees will be unable or unwilling for good cause to serve if elected. However, if any nominee should become unable for any reason or unwilling for good cause to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors.

Director	Principal Occupation, other Directorships and Qualifications	Age	Director Since

Roxanne S. Austin	Roxanne S. Austin served as President, Chief Executive Officer and a director of Move Networks, Inc., an Internet television services provider from July 2009 to July 2010. Prior to joining Move Networks, she was President of Austin Investment Advisors, a private investment and consulting firm, from January 2004 to June 2009. She is a director of Abbott Laboratories, Teledyne Technologies Incorporated, and LM Ericsson Telephone Company.

	Qualifications: Ms. Austin provides the Board with financial, operational and risk management expertise that she developed through professional roles that included an independent auditor (Deloitte & Touche) and a CFO (Hughes Electronics Corporation), and substantial knowledge of new media technologies obtained from her positions with Move Networks and DirecTV.	50	2002
Calvin Darden
Calvin Darden is Chairman of Darden Development Group, LLC, a real estate development company, a position he has held on a full-time basis since November 2009. From February 2006 to November 2009, he was Chairman of The Atlanta Beltline, Inc., an urban revitalization project for the City of Atlanta. He previously served as Senior Vice President of U.S. Operations of United Parcel Service of America, Inc., an express carrier and package delivery company, until his retirement in February 2005. He is a director of Coca-Cola Enterprises, Inc. and Cardinal Health Corp.

	Qualifications: Mr. Darden provides the Board with significant experience in supply chain networks, logistics, customer service and management of a large-scale workforce obtained over his 33-year career with UPS, and more recently has developed expertise in community relations and real estate development.	61	2003

Director	Principal Occupation, other Directorships and Qualifications	Age	Director Since

Mary N. Dillon	Mary N. Dillon is President, Chief Executive Officer and a director of United States Cellular Corporation, a provider of wireless telecommunication services, positions she has held since June 2010. Previously, Ms. Dillon was Executive Vice President and Global Chief Marketing Officer of McDonald's Corporation, a global restaurant company, from October 2005 to June 2010.

	Qualifications: Ms. Dillon provides the Board with substantial expertise in marketing, brand management, and consumer sales obtained from her roles with McDonald's and the Quaker Foods division of PepsiCo. Her current role as CEO of a large publicly-held company provides the Board with additional top-level perspective in organizational management.	49	2007
James A. Johnson
James A. Johnson is Vice Chairman of Perseus, LLC, a merchant banking private equity firm, a position he has held since April 2001. He is a director of The Goldman Sachs Group, Inc. and Forestar Group,  Inc.

Within the past five years, Mr. Johnson also served as a director of UnitedHealth Group, KB Home, Gannett Co., Inc. and Temple-Inland, Inc.

	Qualifications: Mr. Johnson has more than 40 years of experience in the business and public sectors. Mr. Johnson provides the Board with strong leadership and consensus-building capabilities as well as a solid understanding of public policy dynamics, corporate governance and reputation management issues.	67	1996
Mary E. Minnick
Mary E. Minnick is a Partner of Lion Capital, a consumer-focused private investment firm, a position she has held since May 2007. Prior to joining Lion Capital, she completed a 23-year career with The Coca-Cola Company, a manufacturer, marketer and distributor of nonalcoholic beverage concentrates and syrups, in February 2007. At Coca-Cola, she served in a variety of global executive positions including Executive Vice President and President of Marketing, Strategy and Innovation and Chief Operating Officer of Asia responsible for 38 countries.

	Qualifications: Ms. Minnick provides the Board with substantial expertise in building brand awareness and managing product development, marketing, distribution and sales on a global scale. Her current position with Lion Capital provides the Board with additional insights into consumer marketing trends outside the United States.	51	2005

Director	Principal Occupation, other Directorships and Qualifications	Age	Director Since

Anne M. Mulcahy	Anne M. Mulcahy is Chairman of the Board of Trustees of Save The Children Federation, Inc., a non-profit organization dedicated to creating lasting change in the lives of children throughout the world, a position she has held since March 2010. She previously served as Chairman of the Board of Xerox Corp., a document management company from January 2002 to May 2010, and Chief Executive Officer of Xerox from August 2001 to July 2009. She is a director of The Washington Post Company and Johnson & Johnson.

Within the past five years, Ms. Mulcahy also served as a director of Citigroup Inc.

	Qualifications: Ms. Mulcahy obtained extensive experience in all areas of business management as she led Xerox through a transformational turnaround. This experience, combined with her leadership roles in business trade associations and public policy activities, provides the Board with additional expertise in the areas of organizational effectiveness, financial management and corporate governance.	58	1997
Derica W. Rice
Derica W. Rice is Executive Vice President, Global Services and Chief Financial Officer of Eli Lilly and Company, a pharmaceutical company, positions he has held since January 2010 and May 2006, respectively. From May 2006 to December 2009 he served as Eli Lilly's Senior Vice President and Chief Financial Officer.

	Qualifications: Mr. Rice's career with Eli Lilly has provided him with substantial experience in managing worldwide financial operations. His expertise gives the Board additional skills in the areas of financial oversight, risk management and the alignment of financial and strategic initiatives.	46	2007
Stephen W. Sanger
Stephen W. Sanger is the former Chief Executive Officer and Chairman of the Board of General Mills, Inc., a consumer food products company. He served as Chief Executive Officer of General Mills from 1995 to September 2007, and as Chairman of the Board from 1995 to May 2008. He is a director of Wells Fargo & Company and Pfizer, Inc.

	Qualifications: Mr. Sanger established a strong record of achieving sales growth, building shareholder value, and cultivating a business environment committed to quality, productivity and innovation during his 34 years at General Mills. Mr. Sanger provides the Board with substantial experience in the consumer food industry and a seasoned, global business perspective.	65	1996

Director	Principal Occupation, other Directorships and Qualifications	Age	Director Since

Gregg W. Steinhafel	Gregg W. Steinhafel is Chairman of the Board, Chief Executive Officer and President of Target. He began his career at the company as a merchandise trainee in 1979 and subsequently advanced through a variety of merchandising and operational management positions. Mr. Steinhafel became President of Target in August 1999, Chief Executive Officer in May 2008 and Chairman in February 2009. Mr. Steinhafel is a director of The Toro Co.

	Qualifications: In his more than 30 years at Target, Mr. Steinhafel has gained meaningful leadership experience and retail knowledge. As Chief Executive Officer, he is responsible for determining the company's strategy and clearly articulating priorities as well as aligning and motivating the organization to execute effectively and ensure continued success. These capabilities, combined with Mr. Steinhafel's intimate understanding of Target's guests and unwavering commitment to Target's brand, make him uniquely qualified to serve on the Board.	56	2007
John G. Stumpf
John G. Stumpf is Chairman of the Board, President and Chief Executive Officer of Wells Fargo & Company, a banking and financial services company. He has been President since August 2005, Chief Executive Officer since June 2007, and became Chairman in January 2010. A 29-year veteran of Wells Fargo, he has held various operational and managerial positions throughout his career. He is a director of Chevron Corporation.

	Qualifications: Mr. Stumpf's current role as Chairman, President and Chief Executive Officer of Wells Fargo, and long career in banking, provides the Board with expertise in brand management, financial oversight and stewardship of capital.	57	2010
Solomon D. Trujillo
Solomon D. Trujillo served as Chief Executive Officer and a director of Telstra Corporation Limited, Australia's leading telecommunications company, from July 2005 to May 2009. He is a director of WPP plc.

Within the past five years, Mr. Trujillo also served as a director of Gannett Co., Inc., and Electronic Data Systems Corporation.

	Qualifications: Mr. Trujillo is an experienced executive who has held CEO positions of companies in the telecommunications, media and cable industries headquartered in the U.S., Europe and Australia. He has global operations experience and provides the Board with substantial international experience and expertise in the retail, technology, media and communications industries.	59	1994

 GENERAL INFORMATION ABOUT THE BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE

Director Independence

        The Board of Directors believes that a substantial majority of its members should be independent directors. The Board annually reviews all relationships that directors have with Target to affirmatively determine whether the directors are independent. If a director has a material relationship with Target, that director is not independent. The listing standards of the New York Stock Exchange (NYSE) set forth certain relationships that, if present, preclude a finding of independence.

        The Board affirmatively determined that all non-management directors are independent. Mr. Steinhafel is the only management director and is not independent. In making this determination, the Board specifically considered the following transactions, all of which were entered into in the ordinary course of business:

  •
  For Mr. Stumpf and Mr. Kovacevich (who retired from our Board on December 31, 2010), the payments by Target to Wells Fargo, which amounted to less than 0.01% of Wells Fargo's annual revenues in each of the last three fiscal years. The nature of Target's payments to Wells Fargo included: bank account fees for payroll, cash management, general disbursement and credit card payment processing accounts; mortgage closing costs related to Target's employee relocation program; trustee fees for Target's receivables securitization program; letter of credit issuance fees; lease payments for equipment leases; and commitment fees for Wells Fargo's role as a non-lead participant in Target's syndicated revolving credit facility. Target also utilizes a Wells Fargo brokerage subsidiary to execute short-term investment transactions. Target does not use Wells Fargo for any investment banking, consulting or advisory services.

  •
  For Ms. Minnick, her indirect ownership position in portfolio companies of Lion Capital that are merchandise vendors of Target. Her indirect ownership in these portfolio companies is less than 5%, and Target's annual purchases constitute less than 2% of each portfolio company's annual revenues for each of the last three fiscal years.

  •
  For Ms. Dillon, the amount of payments to U.S. Cellular for telecommunication services, which amounted to less than 0.01% of U.S. Cellular's annual revenues in each of the last three fiscal years.

  •
  For Ms. Mulcahy, the charitable contributions by Target to Save The Children Federation, which amounted to less than 2% of Save the Children's annual revenues in each of the last three fiscal years.

Corporate Governance Documents Available on Our Website

        Copies of our key corporate governance documents are available on our website (www.target.com; click on "Investors" and "Corporate Governance"). These documents include our Articles of Incorporation, Bylaws, Corporate Governance Guidelines, Position Descriptions (charters) for each of the Board's committees, our Business Conduct Guide and our Corporate Responsibility Report.

Board Meetings; Attendance at Annual Shareholders Meeting

        The Board of Directors met five times during fiscal 2010. All directors attended at least 75% of the aggregate total of meetings of the Board and Board Committees on which the director served during the last fiscal year.

        All directors attended our June 2010 Annual Meeting of Shareholders. The Board has a policy requiring all directors to attend all Annual Meetings of Shareholders, absent extraordinary circumstances.

Board Leadership Structure

        The Board is led by Mr. Steinhafel in his role as Chairman. Mr. Steinhafel is also the Chief Executive Officer. The Board also has designated a lead independent director position to complement the Chairman's role, and to serve as the principal liaison between the non-management directors and the Chairman.

        The Board continues to believe that its current structure is the appropriate one for Target at this time. Specifically, the Board believes that in light of Target's clear strategy and the strength of its overall governance practices, a combined Chairman/CEO role will more effectively unify the Board and management around the specific initiatives to support Target's strategy. The Board continues to separately evaluate Mr. Steinhafel annually in each of his roles, and it has retained the discretion to separate the Chairman/CEO roles at any time if the Board believes it would better serve the interests of Target. The Board also concluded that its lead independent director position effectively balances any risk of concentration of authority that may exist with a combined Chairman/CEO position.

        Mr. Johnson functions as our lead independent director. As lead director, Mr. Johnson:

  •
  presides at all meetings of the Board of Directors at which the Chairman of the Board is not present, including executive sessions of non-management directors;

  •
  conducts the annual performance reviews of the Chief Executive Officer and Chairman of the Board, with input from the other non-management directors;

  •
  has an opportunity to review information and agendas sent to the Board to assure that the agendas are properly focused and there is sufficient time for discussion of all agenda items; and

  •
  has the authority to convene meetings of non-management directors at every meeting.

Management Succession Planning

        One of the primary responsibilities of the Board is to ensure that Target has a high-performing management team in place. On an annual basis, the Board conducts a detailed review of management development and succession planning activities to maximize the pool of internal candidates who can assume top management positions without undue interruption. In addition, the Board has adopted a CEO emergency succession policy to govern unforeseen succession needs.

Risk Oversight

        The primary responsibility for the identification, assessment and management of the various risks that we face belongs with management. The Board's oversight of these risks occurs as an integral and continuous part of the Board's oversight of our business. For example, our principal strategic risks are reviewed as part of the Board's regular discussion and consideration of our strategy, and the alignment of specific initiatives with this strategy. Similarly, at every meeting the Board reviews the principal factors influencing our operating results, including the competitive environment, and discusses with our senior executive officers the major events, activities and challenges affecting their respective functional areas.

        The Board's ongoing oversight of risk in the context of specific aspects of our business is supplemented by a formal risk review process conducted jointly by our internal audit and corporate risk teams. This review employs the COSO framework for classifying identified risks in four primary categories (strategic, operational, compliance and financial) and facilitates consideration of our overall risk exposures, strategic objectives and risk management programs in a holistic fashion. This formal risk review has been discussed with the full Board and will continue to be reviewed by the Board on a regular basis.

        The oversight of risks also occurs at the Board Committee level on a more focused basis, as described in the description of each Committee's responsibilities.

Compensation Policies and Risk

        As part of our regular review of our compensation practices, we conducted an analysis of whether our compensation policies and practices create material risks to the company. The results of this analysis were reviewed by the Compensation Committee's independent consultant and discussed with the Compensation Committee, which agreed with management's conclusion that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the company. More specifically, this conclusion was based on the following considerations:

  •
  Pay Mix:  Compensation mix of base salary, short-term and long-term incentives provides compensation opportunities measured by a variety of time horizons to balance our incentive structure with near-term and long-term strategic goals.

  •
  Performance Metrics:  A variety of performance metrics are used in both the short-term and long-term incentive plans. This "portfolio" approach to performance metrics encourages focus on sustained overall company performance. Additional detail on our performance metrics can be found in the Compensation Discussion and Analysis.

  •
  Performance Goals:  Goals are approved by our independent directors and take into account our historical performance, current strategic initiatives and the expected macroeconomic environment. In addition, long-term and short-term incentive plans are designed with payout curves and leverage that support our pay for performance philosophy.

  •
  Equity Incentives:  Equity incentive programs and stock ownership guidelines are designed to align management and shareholder interests by providing vehicles for executives to accumulate and maintain an ownership position in the company.

  •
  Risk Mitigation Policies:  We incorporate several risk mitigation policies into our officer compensation program, including:

  •
  The Compensation Committee's ability to use "negative discretion" to determine appropriate payouts under formula-based plans;

  •
  A clawback policy to recover incentive compensation that was based on inaccurate financial statements; and

  •
  Stock ownership guidelines for executives, supplemented with an anti-hedging policy for executive officers.

Committees

        The Board has the following committees and committee composition (all of whom are independent directors) as of the date of this proxy statement:

Nominating & Governance	Compensation	Audit	Finance	Corporate Responsibility
Mr. Sanger, Chair	Mr. Johnson, Chair	Ms. Austin, Chair	Ms. Mulcahy, Chair	Mr. Trujillo, Chair
Mr. Darden	Mr. Darden	Ms. Minnick	Ms. Austin	Ms. Dillon
Ms. Mulcahy	Ms. Dillon	Mr. Rice	Mr. Rice	Mr. Johnson
Mr. Trujillo	Mr. Sanger	Mr. Stumpf	Mr. Stumpf	Ms. Minnick

        A description of each Committee's function and number of meetings during fiscal 2010 follows.

Nominating & Governance Committee

        The Nominating & Governance Committee oversees our corporate governance practices, our business ethics program and identifies individuals qualified to become Board members. After identifying qualified

Board candidates, the Nominating & Governance Committee will make a recommendation to the full Board with respect to candidates to stand for election or otherwise be added to the Board. Mr. Stumpf, who is standing for election for the first time since being appointed to the Board, was recommended by a former independent director of Target.

        Under our Corporate Governance Guidelines, non-management directors may not serve on the Board for more than 20 years, or 5 years after they retire from active employment, whichever occurs first. In addition, directors must resign at age 72 and must submit an offer of resignation for consideration by the Nominating & Governance Committee and the full Board upon any substantial change in principal employment.

        During fiscal 2010, each of Roxanne Austin and Anne Mulcahy experienced a change in principal employment and submitted an offer of resignation. Following a review and upon recommendation of the Nominating & Governance Committee, the Board did not accept their offers of resignation.

        The Nominating & Governance Committee held two meetings during the last fiscal year.

Compensation Committee

        The Compensation Committee has responsibility for determining the composition and value of non-CEO executive officer compensation and making recommendations with respect to CEO compensation to the independent members of the Board, who collectively have final approval authority. The Compensation Committee's responsibility includes reviewing our compensation philosophy, selection and relative weightings of different compensation elements to balance risk, reward and retention objectives, the alignment of incentive compensation performance measures with our strategy, and specific compensation levels for each executive officer. The Compensation Committee also reviews the compensation provided to non-management directors and makes recommendations to the independent members of the Board.

        The Compensation Committee may not delegate its primary responsibility of overseeing executive officer compensation, but it may delegate to management the administrative aspects of our compensation plans that do not involve the setting of compensation levels for executive officers. Additional information on the processes and procedures for executive compensation determinations, including the role of management and compensation consultants, is contained in the Compensation Discussion and Analysis beginning on page 21. The Compensation Committee held four meetings during the last fiscal year.

Audit Committee

        The Audit Committee assists the Board with the oversight of the integrity of Target's financial statements and internal controls, the compliance with legal and regulatory requirements, the review and approval of transactions with related persons, the independent auditor's qualifications and independence, and the performance of our internal audit function. The Board of Directors has determined that all members of the Committee satisfy the independence requirements of the NYSE and SEC, and all members have acquired the attributes necessary to qualify them as "audit committee financial experts" as defined by applicable SEC rules, based on the following:

  •
  Ms. Austin—experience as a principal financial officer, public accountant, member of the audit committee of other public companies and actively supervising a principal financial officer;

  •
  Ms. Minnick—experience with analyzing the financial statements and financial performance of portfolio companies of a private investment firm;

  •
  Mr. Rice—experience as a principal financial officer; and

  •
  Mr. Stumpf—experience in actively supervising a principal financial officer.

        The duties and activities of the Audit Committee are further described in the Report of the Audit Committee on page 53. The Audit Committee held five meetings during the last fiscal year.

Finance Committee

        The Finance Committee reviews our primary financial policies and strategies, including our liquidity position, funding requirements, ability to access the capital markets, interest rate exposures and policies regarding return of cash to shareholders. The Committee also reviews our employee benefit plan investment policies. The Finance Committee held two meetings during the last fiscal year.

Corporate Responsibility Committee

        The Corporate Responsibility Committee reviews and evaluates our public affairs, community relations, corporate social responsibility and reputation management programs. The Corporate Responsibility Committee held four meetings during the last fiscal year.

Communications with Directors

        Shareholders and other interested parties seeking to communicate with any individual director or group of directors may send correspondence to Target Board of Directors, c/o Corporate Secretary, 1000 Nicollet Mall, TPS-2670, Minneapolis, Minnesota 55403 or may send an email to BoardOfDirectors@target.com, which is managed by the Corporate Secretary. The Corporate Secretary, in turn, has been instructed by the Board to forward all communications to the relevant Board members, except those that are clearly unrelated to Board or shareholder matters.

Director Compensation

General Description of Director Compensation

        Our non-employee director compensation program allows directors to choose one of three forms of annual compensation—(a) a combination of cash, stock options, and restricted stock units (RSUs), (b) all stock options (if the director meets our stock ownership guidelines), or (c) all RSUs. Each form under the compensation program is intended to provide approximately the same level of compensation to non-employee directors as follows:

	Combination	All Options	All RSUs
Cash	$90,000	$0	$0
Options	80,000	245,000	0
RSUs	75,000	0	245,000

Total Compensation	$245,000	$245,000	$245,000

        The three forms of annual compensation have the following terms:

  •
  The cash retainer is paid pro-rata in quarterly installments. Directors may defer receipt of all or a portion of any cash retainer into the Director Deferred Compensation Plan. Deferrals earn market returns based on the investment alternatives chosen by them from the funds offered by Target's 401(k) Plan.

  •
  The size of stock option grants are based on the estimated present value as determined under the Towers Watson Black-Scholes option pricing methodology. Stock options are granted in January and vest quarterly over a one-year period. Stock options granted in January 2011 and prior years have a term equal to the lesser of ten years from the date of grant or five years following a director's departure from the Board, while options granted after that date will have a ten-year term.

  •
  RSUs are settled in shares of Target common stock immediately following a director's departure from the Board. Dividend equivalents are paid on RSUs in the form of additional RSUs. RSUs are granted in January and vest quarterly over a one-year period.

        New directors also receive a one-time grant of RSUs with a $50,000 grant date fair value.

Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards (1)(2)	Option Awards (1)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3)(4)	Total (5)
Roxanne Austin(6)	$115,000	$75,037	$51,030	$0	$241,067
Calvin Darden	$90,000	$75,037	$51,030	$0	$216,067
Mary N. Dillon	$0	$245,022	$0	$0	$245,022
James Johnson(7)	$0	$270,035	$0	$8,907	$278,942
Richard Kovacevich(8)	$90,000	$0	$0	$0	$90,000
Mary Minnick	$0	$245,022	$0	$0	$245,022
Anne Mulcahy	$90,000	$75,037	$51,030	$0	$216,067
Derica W. Rice	$0	$245,022	$0	$0	$245,022
Stephen Sanger	$0	$245,022	$0	$5,765	$250,787
John Stumpf	$156,000	$125,080	$51,030	$0	$332,110
Solomon Trujillo	$90,000	$75,037	$51,030	$21,749	$237,816

(1)
Amounts represent the aggregate grant date fair value of RSUs and stock options that were granted in fiscal 2010, as computed in accordance with FASB ASC Topic 718, Stock Compensation, which uses assumptions that differ from the assumptions used in the Towers Watson Black-Scholes methodology referred to above. Details on the stock awards and option awards granted during fiscal 2010 are as follows:

	Stock Awards (RSUs)		Option Awards
	# of Units	Grant Date Fair Value	# of Shares	Grant Date Fair Value
Ms. Austin	1,353	$75,037	4,109	$51,030
Mr. Darden	1,353	$75,037	4,109	$51,030
Ms. Dillon	4,418	$245,022	0	$0
Mr. Johnson	4,869	$270,035	0	$0
Mr. Kovacevich	0	$0	0	$0
Ms. Minnick	4,418	$245,022	0	$0
Ms. Mulcahy	1,353	$75,037	4,109	$51,030
Mr. Rice	4,418	$245,022	0	$0
Mr. Sanger	4,418	$245,022	0	$0
Mr. Stumpf	2,313	$125,080	4,109	$51,030
Mr. Trujillo	1,353	$75,037	4,109	$51,030

(2)
The aggregate number of unexercised stock options and unvested shares of restricted stock and restricted stock units outstanding at fiscal year-end held by directors was as follows:

Name	Stock Options	Restricted Stock Units
Ms. Austin	58,801	1,353
Mr. Darden	45,582	1,353
Ms. Dillon	0	4,418
Mr. Johnson	105,923	4,869
Mr. Kovacevich	89,370	0
Ms. Minnick	0	4,418
Ms. Mulcahy	35,124	1,353
Mr. Rice	0	4,418
Mr. Sanger	98,601	4,418
Mr. Stumpf	4,109	1,586
Mr. Trujillo	85,390	1,353

  During fiscal 2010, the Board determined to fully vest shares of restricted stock that had been issued prior to 2006, which shares would have otherwise vested at the earlier of 15 years from the grant date or upon a director reaching our mandatory retirement age or maximum term limit. This action was done to align the vesting provisions of our former restricted stock program with our current RSU program and had no financial impact on Target.

(3)
Amount reported represents above-market earnings on nonqualified deferred compensation, consisting of an additional 6.0% annual return on a frozen deferred compensation plan. Prior to December 31, 1996, deferrals were allowed under our Deferred Compensation Plan Directors (DCP-Director). No new deferrals or participants were allowed after that year. Participants' DCP-Director accounts are credited each month with earnings based on the Moody's Corporate Bond Yield Average for the June of the preceding calendar year, plus an additional annual return of 6%. The minimum crediting rate is 12% and the maximum is 20%.

(4)
In addition to amounts reported, non-employee directors who were elected prior to 1997 are eligible to receive a lump-sum payment the February following the date they leave their directorship. The payment is equal to the present value of an annual payment stream of $25,000 (i.e., the director's fee in effect as of December 31, 1996) for a period equal to the number of years of service of the individual as a director before December 31, 1996. The present value is based on a discount rate of 5.15%. There are three active directors eligible to receive a benefit under this program. These directors, and their current benefit values are:

Name	Retirement Benefit
Mr. Johnson	$18,695
Mr. Sanger	$16,727
Mr. Trujillo	$52,690
(5)
In addition to the amounts reported, all directors also receive a 10% discount on merchandise purchased at Target stores and Target.com, both during active service and following retirement. Non-employee directors are also provided with $100,000 of accidental death life insurance.

(6)
Ms. Austin received additional annual compensation of $25,000 as a result of her role as Chairperson of the Audit Committee.

(7)
Mr. Johnson received additional aggregate annual compensation of $25,000 as a result of his roles as Lead Director and Chairman of the Compensation Committee.

(8)
Mr. Kovacevich retired from the Board on December 31, 2010.

 CERTAIN RELATIONSHIPS

Policy on Transactions with Related Persons

        The Board of Directors has adopted a written policy requiring that any transaction: (1) involving Target; (2) in which one of our directors, nominees for director, executive officers, or greater than five percent shareholders, or their immediate family members, have a direct or indirect material interest; and (3) where the amount involved exceeds $120,000 in any fiscal year, be approved or ratified by a majority of independent directors of the full Board or by a designated committee of the Board. The Board has designated the Audit Committee as having responsibility for reviewing and approving all such transactions except those involving employment of an immediate family member of a director, nominee for director, executive officer or greater than five percent shareholder, in which case it will be reviewed and approved by the Compensation Committee.

        In determining whether to approve or ratify any such transaction, the independent directors or relevant Committee must consider, in addition to other factors deemed appropriate, whether the transaction is on terms no less favorable to Target than those involving unrelated parties. No director may participate in any review, approval or ratification of any transaction if he or she, or his or her immediate family member, has a direct or indirect material interest in the transaction.

        We did not have any transactions requiring review and approval in accordance with this policy during fiscal 2010 and through the date of this proxy statement.

 BENEFICIAL OWNERSHIP OF CERTAIN SHAREHOLDERS

Share Ownership of Directors and Officers

        Set forth below is information regarding the shares of Target common stock (our only outstanding class of equity securities) which are owned on March 11, 2011 or which the person has the right to acquire within 60 days of March 11, 2011 for each director, executive officer named in the Summary Compensation Table on page 36, and all Target directors and executive officers as a group.

Name of Individual or Number of Persons in Group	Outstanding Shares Beneficially Owned		Shares Issuable within 60 Days(1)	Stock Options Exercisable within 60 Days	Total Shares Beneficially Owned(2)
Roxanne S. Austin	0		7,929	55,719	63,648
Calvin Darden	0		7,929	42,500	50,429
Mary N. Dillon	0		18,866	0	18,866
James A. Johnson	0		5,978	105,923	111,901
Mary E. Minnick	886		26,835	0	27,721
Anne M. Mulcahy	7,114		7,929	32,042	47,085
Derica W. Rice	0		18,866	0	18,866
Stephen W. Sanger	35,174		6,188	98,601	139,963
John G. Stumpf	0		1,310	1,027	2,337
Solomon D. Trujillo	45,932		5,651	82,308	133,891
Gregg W. Steinhafel	368,120	(3)(4)	0	1,007,702	1,375,822
Douglas A. Scovanner	42,639	(3)(5)	0	601,147	643,786
Michael R. Francis	6,586	(3)	0	350,234	356,820
Kathryn A. Tesija	84,862	(3)	0	159,976	244,838
Terrence J. Scully	29,275	(3)	0	267,387	296,662
All directors and executive officers as a group (21 persons)	680,317	(3)	110,193	3,891,899	4,682,409

(1)
Includes shares of common stock that the named individuals may acquire on or before May 10, 2011 pursuant to the conversion of vested restricted stock units into common stock.

(2)
All directors and executive officers as a group own less than 1% of Target's outstanding common stock. The persons listed have sole voting and investment power with respect to the shares listed except that Mr. Sanger has shared voting and investment power over 30,552 shares.

(3)
Includes shares of common stock owned by executive officers in the Target 401(k) Plan as of March 11, 2011.

(4)
Includes 39,750 shares of common stock held in trusts of which Mr. Steinhafel is the sole trustee.

(5)
Includes 2,250 shares of common stock held in a trust of which Mr. Scovanner is the sole trustee.

Economic Ownership; Stock Ownership Guidelines

        Because the table above is limited to shares that are owned or which the person has the right to acquire within 60 days, it does not present a complete view of the economic exposure our directors and executive officers have to Target common stock. Excluded from the table above are restricted stock units which will be converted into common stock more than 60 days from March 11, 2011, and deferred compensation amounts that are indexed to Target common stock, but ultimately paid in cash.

        In 2004, we adopted stock ownership guidelines for our directors and executive officers that are based on economic ownership. These guidelines recognize the following forms of economic ownership:

  •
  Outstanding shares that the person owns or is deemed to own under the federal securities laws;

  •
  Restricted stock and RSUs, whether vested or unvested; and

  •
  Share equivalents that are held under deferred compensation arrangements.

        Our ownership guideline amount for directors is a fixed value of $270,000, and directors are expected to achieve this level of ownership within five years of their appointment. All directors currently comply with these stock ownership guidelines except for Mr. Stumpf who joined the Board on March 10, 2010. The following table shows the economic ownership position of each director:

Name	Outstanding Shares Beneficially Owned	RSUs	Share Equivalents	Total Economic Ownership (# of Shares)	Value at March 11, 2011(1)
Roxanne S. Austin	0	9,436	0	9,436	$486,237
Calvin Darden	0	9,436	691	10,127	$521,844
Mary N. Dillon	0	22,984	0	22,984	$1,184,366
James A. Johnson	0	9,630	850	10,480	$540,034
Mary E. Minnick	886	30,953	395	32,234	$1,661,018
Anne M. Mulcahy	7,114	9,436	0	16,550	$852,822
Derica W. Rice	0	22,984	0	22,984	$1,184,366
Stephen W. Sanger	35,174	9,502	12,197	56,873	$2,930,666
John G. Stumpf	0	2,325	0	2,325	$119,807
Solomon D. Trujillo	45,932	6,666	0	52,598	$2,710,375

(1)
Based on closing stock price of $51.53.

        Our ownership guideline amount for executive officers is based on a multiple of base salary as follows:

  •
  CEO: 5X base salary

  •
  Other executive officers: 3X base salary

        Executive officers are expected to achieve compliance within five years of their appointment. All of our named executive officers currently comply with our guidelines. The following table shows the economic ownership position of each named executive officer:

Name	Outstanding Shares Beneficially Owned	RSUs	Share Equivalents	Total Economic Ownership (# of Shares)	Multiple of Base Salary Held at March 11, 2011(1)
Gregg W. Steinhafel	368,120	157,311	233,396	758,827	26.1x
Douglas A. Scovanner	42,639	97,044	0	139,683	7.0x
Michael R. Francis	6,586	66,923	30,137	103,646	5.9x
Kathryn A. Tesija	84,862	60,936	8,607	154,405	9.4x
Terrence J. Scully	29,275	37,017	0	66,292	5.7x

(1)
Based on closing stock price of $51.53.

        If a director or executive officer has not satisfied the ownership guideline amounts by the compliance deadline, he or she must retain all shares acquired on the vesting of equity awards or the exercise of stock options (in all cases net of exercise costs and taxes) until compliance is achieved.

Largest Owners of Target's Shares

        The table below sets forth certain information as to each person or entity known to us to be the beneficial owner of more than five percent of any class of our voting securities (percent of class based on shares outstanding on March 11, 2011):

Name and Address of Beneficial Owner	Number of Common Shares Beneficially Owned		Percent of Class
State Street Corporation	62,622,045	(1)	9.1%
One Lincoln Street
Boston, Massachusetts 02111
BlackRock Inc.	35,078,776	(2)	5.1%
40 East 52nd Street
New York, New York 10022

(1)
State Street Bank Corporation (State Street), reported its direct and indirect beneficial ownership in various fiduciary capacities (including as trustee under Target's 401(k) Plan) on a Schedule 13G filed with the SEC on February 11, 2011. The filing indicates that as of December 31, 2010, State Street had sole voting power for 0 shares, shared voting power for 62,622,045 shares, sole dispositive power for 0 shares and shared dispositive power for 62,622,045 shares.

(2)
BlackRock Inc. (BlackRock) reported its beneficial ownership on a Schedule 13G/A filed with the SEC on March 9, 2011. The filing indicates that as of February 28, 2011, BlackRock had sole voting power for 35,078,776 shares, shared voting power for 0 shares, sole dispositive power for 35,078,776 shares, and shared dispositive power for 0 shares.

 EXECUTIVE COMPENSATION

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our annual report on Form 10-K and this proxy statement.

COMPENSATION COMMITTEE

James A. Johnson, Chair
Calvin Darden
Mary N. Dillon
Stephen W. Sanger

Compensation Discussion and Analysis

Executive Summary

        Our compensation programs are structured to align the interests of our executives with the interests of our shareholders. They are designed to attract, retain, and motivate a premier management team to sustain our distinctive brand and its competitive advantage in the marketplace, and to provide a framework that delivers outstanding financial results over the long term. In addition to an alignment with shareholders, our compensation programs and principles are based on a pay for performance philosophy in which variable compensation represents a majority of an executive's potential compensation and includes a commitment to balanced short and long-term performance metrics and sound governance.

        The chart below demonstrates that our performance has resulted in returns to Target shareholders that are above the median returns delivered by our retail peer group (as defined on page 23) over varying time horizons:

Total Shareholder Return(1)

Data Source: Bloomberg

(1)
Total shareholder return period ending January 31, 2011.

        Overall, our 2010 performance is the result of an unwavering adherence to our strategic priorities, and a thoughtful approach to planning and execution. We achieved very strong financial results in 2010 that were above management's and the financial community's expectations for performance when the year began. Our fully diluted earnings per share (EPS) for 2010 was $4.00, the highest EPS performance in our history, eclipsing our previous record annual EPS by 20 percent. Comparing our EPS result of $4.00 for 2010, or $3.86 per share excluding net favorable discrete tax items, to the FirstCall median EPS estimate of $3.62 at the start of the year, highlights the strength of our execution in the last fiscal year. These results reflect the attainment of our Retail Segment objectives in a volatile environment and exceeding expectations in our Credit Card Segment.

        In our Retail Segment we successfully implemented two key growth strategies in 2010: our PFresh remodel program and our national launch of 5% Rewards. Retail Segment operating margins remained very strong, and combined with our careful expense management across the organization, we replicated the high EBITDA and EBIT margin rate performance we achieved in 2009. In the Credit Card Segment, disciplined underwriting, outstanding execution and an improving risk environment led to a rapid improvement in bad debt expense. As a result, Credit Card Segment profit more than doubled, and the pre-tax return on our investment in the portfolio nearly tripled, to just under 20 percent. Strong cash generation by our business segments and a strong balance sheet allowed us to return $3.2 billion to our shareholders through dividends and share repurchase, representing more than 100 percent of our net income for the year.

        Compensation decisions for the named executive officers (NEOs) in 2010, as presented in our Executive Officer Compensation Actions table on page 32, were consistent with our pay for performance philosophy coupled with strong fiscal year business results. Specifically:

  •
  Base pay increases were modest, except for Ms. Tesija who was given additional responsibilities;

  •
  Our fiscal results produced short-term incentive (STI) compensation that was above goal; and

  •
  Long-term incentive (LTI) grant increases were modest and reflected additional compensation for the delivery of strong results in 2010.

        In broad terms, our compensation programs for executive officers, which are reviewed by our independent Compensation Committee and its advisor, Semler Brossy Consulting Group, LLC (SBCG), focus on performance-based criteria and reflect the competitive environment in which we operate. More specifically, we:

  •
  Establish STI plan payout levels to provide an opportunity for compensation payments in the upper quartile of the marketplace when financial performance goals are exceeded, and for significantly reduced compensation when our financial performance is below expectations;

  •
  Incorporate a mix of variable cash and equity compensation elements with varying time horizons and financial measures to reward sustained outstanding performance. This approach aligns with shareholder interests by focusing on shareholder value creating performance measures such as market share, earnings per share (EPS), earnings before interest and taxes (EBIT) and economic value add (EVA);

  •
  Provide a competitive package of long-term performance-based and time-vested equity compensation and retirement plans to facilitate retention and provide opportunities to realize future value.

        In addition, we continued our focus on sound corporate governance in our pay practices by:

  •
  Conducting a rigorous compensation risk assessment with the review of the Board's independent compensation consultant, SBCG;

  •
  Maintaining stock ownership guidelines, a clawback policy and anti-hedging policy for executives;

  •
  Abstaining from utilizing employment contracts; and

  •
  Not providing tax gross-ups to our executive officers.

Compensation Determination

Competitive Market Analysis

        Specific total direct compensation (TDC) levels for each executive officer are evaluated annually relative to our retail and general industry group companies. The market comparisons are determined by use of compensation data obtained from publicly available proxy statements analyzed by SBCG and proprietary survey data assembled by Towers Watson and Hay Group. The companies included in the market comparisons are listed below.

Retail Group		General Industry Group
Best Buy	Lowe's	3M	McDonald's
Costco	Macy's	Abbott Labs	MetLife
CVS Caremark	Safeway	Archer Daniels Midland	Microsoft
Home Depot	Sears	Coca-Cola	PepsiCo
J.C. Penney	Supervalu	Deere	Pfizer
Kohl's	Walgreens	Dell	Procter & Gamble
Kroger	Walmart	Dow Chemical	Time Warner
		FedEx	UPS
		General Mills	UnitedHealth Group
		Johnson & Johnson	United Technologies
		Johnson Controls	Walt Disney
		Kraft Foods	Wells Fargo

        We are among the largest companies in our retail peer group. The following table summarizes our recent rankings in our retail and general industry peer groups:

	Retail Peer Group				General Industry Peer Group
	Revenues(1)	Market Cap(2)	Total Assets(1)	Employees	Revenues(1)	Market Cap(2)	Total Assets(1)	Employees
25th Percentile	$40,660	$16,903	$8,642	160,250	$30,934	$31,788	$31,799	68,675
Median	48,457	23,454	16,311	178,500	42,145	58,868	54,089	95,650
75th Percentile	74,405	31,323	31,046	206,593	53,759	112,387	71,564	162,500
Target Corporation	65,357	39,716	44,533	351,000	65,357	39,716	44,533	351,000

Data Source: Equilar

(1)
As of FYE2009; in millions

(2)
As of January 28, 2011; in millions

        The selected retail peer group provides a cross section of general merchandise, department store, food and specialty retailers and includes companies that are large (generally exceeding $15 billion in revenues) and meaningful competitors. The Committee regularly reviews the financial performance of our retail peers as it provides a useful benchmark of companies generating profitable market share growth over time. General industry companies are also included as a peer group because they represent companies with whom we compete for talent. Like the selected retailers, the general industry companies are large and among the leaders in their industries. The composition of the peer groups is reviewed annually to ensure it is appropriate in terms of company size and business focus, and any changes made are reviewed with SBCG and approved by the Compensation Committee. For 2010, the following changes were approved:

  •
  Altria Group and Medtronic were removed from the general industry peer group and were replaced with Dell and United Technologies. Dell and United Technologies more closely match Target from revenue, competition for talent, and business focus perspectives.

  •
  Wells Fargo's market data was reinstated after being withheld last year while their compensation was impacted by TARP regulations.

Setting Amount of Compensation and Allocation Among Elements

        TDC for our executive officers is determined by the sum of three compensation elements:

  •
  Base salary;

  •
  Short-term incentive compensation; and

  •
  Long-term incentive compensation.

        When determining executive officer TDC, many factors are considered to ensure the packages are in line with our pay for performance philosophy while remaining competitive in the market for talent. We consider individual factors such as individual performance, experience, internal comparison and compensation history. Peer group market positioning is another important factor considered in determining each executive officer's TDC. Due to imprecise comparability of executive positions between companies, peer group market position is used as a reference point in the TDC determination process rather than a formula-driven outcome. In general, we have established TDC at levels above the median levels of our peer groups, and for more experienced executives, including all of the NEOs, at levels that are in the upper quartile of these peer groups. Specifically, the following considerations are utilized when determining executive officer TDC packages and form the basis for our decision to use above-median TDC levels:

  •
  Job Scope—The job scope of our executives is broad and complex. We have vertical integration where we manage our own international sourcing operations, directly import a significant percentage of our inventory, and develop and manage our owned-brand offerings. We also have supply chain complexity with the variety of categories we offer in our stores, from perishable food products, to apparel and linens, to electronics and movies to pharmacies. Further, we maintain a flat organizational structure resulting in greater executive officer involvement and insight into the business resulting in high performance expectations of our executive officers.

  •
  Size—With respect to the retail peer group in all metrics and for our general industry peer group with respect to revenue and number of employees, we are among the largest companies in the peer groups.

  •
  Pay at Risk—Pay at risk (short-term and long-term incentive compensation) represents a higher percentage of TDC for our executive officers in comparison to the retail and general industry peer groups. For our CEO and other NEOs, 90% and 85% of TDC is pay at risk, respectively—aligning pay with company financial and/or stock price performance.

  •
  Talent—We seek to attract and retain the best available management talent to protect and advance the iconic Target brand.

  •
  Long-term Performance—As illustrated in the chart on page 21, our total shareholder return over various time horizons has outpaced the median of our retail peer group. All five of our NEOs have been officers of the company over the 10-year time horizon (four of the five have been executive officers since at least 2003) and have had a direct impact on long-term company performance.

        Because some compensation elements have a performance-based variable payout feature, we determine TDC using "at-goal" levels of payouts (which many companies refer to as "target" levels of performance). In other words, we assume at-goal payout levels under our short-term incentive program and for determining the value of performance share unit (PSU) awards. All equity awards are valued at their grant date fair value for purposes of determining TDC. The actual TDC earned by executives will vary significantly depending on our performance, which is explained further in the Pay for Performance section beginning on page 27.

        We allocate TDC among the compensation elements by considering market data from our peer group companies. This is done both by direct comparison of the amount of each element with peer group company data, and also using data on the relative weightings of different elements by our peer companies. This market data is used to establish a range for each element that is used as a reference point to determine a final compensation opportunity that is in-line with market conditions, yet maintains a strong bias in favor of long-term and performance-based compensation.

Element	Objective	Details

Base Salary	• To compensate each executive officer based on the size and scope of his or her position, individual expertise, experience and performance.

•       Base salaries for our NEOs in 2010 are positioned in the upper quartile of our retail peer group. This positioning is reflective of the scope and complexity of our executive roles relative to the retail peer group, the individual's skill, contribution and tenure with the company, and positions us appropriately in the competitive market for this caliber of talent.

Short-term Incentive (STI)	• To incent short-term company financial performance. • To reward executive officers for individual performance.

•       Short-term (or non-equity) incentive compensation is based on fiscal year EBIT and EVA performance.

•       Personal performance payouts ("bonus" in the summary compensation table) are based on subjective, individual performance factors.

Element	Objective	Details

Long-term Incentive (LTI)

•       To incent outstanding long-term company performance.

•       In addition to alignment with shareholder interests, the use of multiple equity-based LTI award vehicles supports our pay for performance philosophy:

–      Stock Options provide a strong incentive for stock price appreciation;

–      Performance Share Units (PSUs) focus on measures directly aligned with company financial performance relative to peers; and

–      Restricted Stock Units (RSUs) facilitate retention.

•       To emphasize stock price growth, 50% of the LTI award value as of the grant date is delivered as stock options, 25% as PSUs and 25% as RSUs.

•       PSU awards are based 50% on domestic net sales market share growth and 50% on EPS performance on a relative basis compared to our retail peers measured over a 3-year performance period. Above-median performance is required to earn the goal level payment.

•       RSUs cliff vest 3 years from the date of grant.

        The chart below illustrates how the elements detailed above were allocated to create the 2010 TDC pay mix at goal for our CEO and Other NEOs:

Pay for Performance

        This section outlines how our executive TDC packages are designed to align with short-term and long-term shareholder interests by detailing how our company performance is the primary driver of the overall value of the TDC packages.

        The following chart highlights the variability of our compensation by showing 2010 TDC at goal and the value of the TDC package for our CEO one year later with two different performance scenarios: above goal performance reflecting EBIT and EVA results at 10% above goal with 10% stock price appreciation for the year; and below goal performance reflecting EBIT and EVA results at 10% below goal with 10% stock price depreciation:

CEO TDC Variability

        Our other NEO's TDC packages exhibit a similar level of variability. With this backdrop, the remainder of this section discusses in greater detail each component of TDC and its performance components.

2010 Executive Compensation—Key Performance Measures and Performance Goals

        Our incentive programs use a combination of revenue, profit, share price appreciation and return on investment metrics with semi-annual, annual, three-year and longer time horizons to provide a balanced assessment of our performance over time and ensure that our compensation performance metrics support our financial and strategic objectives. The combination of base salary, short-term incentive, and long-term incentive pay mix is designed to encourage thoughtful, but not excessive, risk taking. For each performance measure, we set a goal level of performance that is approved in advance by our Compensation Committee and independent directors and takes into consideration the financial performance of our peer companies. Actual performance against these goals determines the amount, if any, of payments to executive officers under our short-term and long-term incentive compensation plans. The following sections describe the performance measures used under our short-term and long-term incentive compensation plans in 2010, the financial or strategic objective they are intended to reinforce, and the compensation element(s) with which they are aligned.

Short-term Incentives

        Incentive opportunities under our short-term incentive compensation plan are based on percentages of an executive officer's base salary that are tied to objective financial performance measures used under the plan, and for executive officers other than our CEO, their subjectively determined personal performance level:

  •
  Incentive EBIT—One of two financial performance measures for payments under our annual short-term incentive plan. This measurement is designed to reinforce our focus on the growth in our earnings before interest and taxes and accounts for 50% of the short-term incentive plan payout. Incentive EBIT is Retail EBIT plus Credit Spread to LIBOR (see Credit Spread to LIBOR definition and discussion in Item 7 of the Form 10-K). Because the majority of our credit card receivables portfolio earns interest based on a variable interest rate, changes in interest rates affect finance charge revenues that, in turn, affect reported EBIT. Accordingly, we adjust EBIT to generally eliminate the effect of interest rate fluctuations (either up or down) on incentive plan calculations.

  •
  Investment Discipline (EVA)—EVA is the other financial performance measure for payments under our annual short-term incentive plan and accounts for the other 50% of the plan payout. EVA is a measure of earnings after an estimated after-tax cost of capital charge and is used to evaluate the degree to which capital is being efficiently invested. The effective tax rate used to calculate EVA is fixed to prevent future tax volatility from having an unintended effect on payouts. A positive EVA performance indicates we are generating returns on invested capital at rates higher than the cost of capital. Among other things, our use of EVA helps us temper the objective of increasing revenues through new store construction with a measure of how profitably we are investing in new stores. In calculating EVA, we use an annualized after-tax blended cost of debt and equity capital of 9% for capital used to fund our core retail operations and approximately 5% for capital used to fund our credit card operations.

  •
  Personal Performance—All executive officers are eligible to earn a personal performance payment. For all executive officers other than our CEO, personal performance payments correspond to a predetermined percentage of their base salary tied to a payout matrix for each personal performance review score. The maximum personal performance payout is equal to 46.7% of an executive officer's base salary. Our CEO does not receive a personal performance payment under this plan, but he may receive a personal performance payment outside of the plan, at the Board's discretion.

        The following tables summarize the total short-term incentive opportunity for financial performance measures at 5% below goal, goal, and 5% above goal, and a representative incentive opportunity for the personal performance aspect of the plan under various performance levels as a percent of base pay:

Illustrative Payouts for CEO
(as a % of base salary)

	Performance Level
	Below Goal(1)	Goal(2)	Above Goal(3)
Financial Component	75%	150%	300%

Illustrative Payouts for Other NEOs
(as a % of base salary)

	Performance Level
	Below Goal(1)	Goal(2)	Above Goal(3)
Financial Component	20%	53%	120%
Personal Component	20%	27%	40%

Total	40%	80%	160%

(1)
Reflects financial performance at 5% below goal, and "effective" personal performance (score of 80/100).

(2)
Reflects financial performance at goal, and "excellent" personal performance (score of 85/100).

(3)
Reflects financial performance at 5% above goal, and "outstanding" personal performance (score of 95/100).

        The short-term incentive compensation plan provides for an annual maximum incentive opportunity of 400% of base salary for each executive officer and occurs at performance levels more than 5% above goal.

        Short-term incentive payouts have varied significantly over the last five years and are aligned with company financial performance in each year. The following chart illustrates short-term incentive payouts from 2006 to 2010 for our CEO in relation to goal payouts:

CEO Short-Term Incentive History

  •
  2010 Incentive EBIT and EVA Performance Results—Spring season performance was significantly above goal, but management recommended, and the Board approved, the use of negative discretion to account for certain expense timing items that favorably impacted Incentive EBIT and EVA as shown in the spring adjusted performance column in the table below. Spring season results account for 40% of short-term incentive compensation. Fall season performance was also strong with results just above goal. Fall season results account for 60% of short-term incentive compensation. The following table summarizes spring and fall season financial performance versus goal:

	Spring 2010					Fall 2010
	Performance Required for Payout (in millions)					Performance Required for Payout (in millions)
Performance Measure			Actual Performance (in millions)	Adjusted Performance (in millions)	Performance Change from FY2009(1)			Actual Performance (in millions)	Performance Change from FY2009(1)
	Threshold	Goal				Threshold	Goal
EBIT	$2,105	$2,215	$2,496	$2,398	16%	$2,562	$2,697	$2,732	10%
EVA	$70	$140	$312	$250	1,114%	$348	$433	$459	71%

(1)
Performance change compares unadjusted 2010 results to unadjusted 2009 results.

•
Personal Performance—Review scores, which determine payouts for the personal performance component of our short-term incentive plan are based on subjective management criteria, including the executive officer's ability to develop a high performing team, their ability to lead strategic priorities and their demonstration of a strong commitment to high ethical standards. We include this subjective element within our mix of variable compensation elements to recognize the critical factors upon which we believe performance should be judged, but which are not quantifiable or linked to our consolidated financial statements. For fiscal 2010, the Compensation Committee approved our CEO's recommended personal review scores for executive officers.

•
CEO Discretionary Award—The Board awarded Mr. Steinhafel a discretionary personal performance payment of $1.2 million for 2010, compared to an award of $1.1 million in 2009 (as described in Note 1 to the Summary Compensation Table). The award amount for 2010 was to recognize his personal performance as Chief Executive Officer in leading the company in delivering record EPS in 2010 in a challenging environment.

        All personal performance payments, are reported in the "Bonus" column of the Summary Compensation Table, and any payments based on financial performance measures in our short-term incentive plan are reported in the "Non-Equity Incentive Plan Compensation" column.

Long-term Incentives

        We believe consistent execution of our strategy over multi-year periods will lead to an increase in our stock price. Stock options, PSUs and RSUs are the variable equity instruments we use to incent our executive officers to have this long-term focus and potential reward for their successful efforts.

        The actual compensation realized from stock options and RSUs is dependent on increases in our stock price after the grant dates.

        The value of our PSU award payouts have varied significantly over the last five years and are aligned with our financial performance for the three-year period ending with each final performance year. In addition the value of PSU awards is also dependent on stock price performance over time. The following chart illustrates long-term equity incentive payouts for PSU awards with final performance years from 2006 to 2010 in relation to originally targeted goal payouts:

        The following outlines our PSU plan measures and performance criteria for current outstanding PSU awards.

  •
  Long-term Equity Incentive Plan (Grants prior to 2009)—Payouts of PSUs granted prior to 2009 are based on specified compound annual growth rates in EPS and revenue over a three-year period. The following table summarizes the performance and results that determine PSU payouts for awards granted in 2008 with a base year of 2007 and a final performance year of 2010:

	Results Required for Payout At
				Actual Performance for Completed Performance Period
Performance Measure	Threshold	Goal	Maximum
Compound EPS Growth	7.0%	10.0%	15.0%	4.50%
Compound Revenue Growth	6.5%	8.0%	12.0%	2.07%

    Because our three-year performance ending with fiscal 2010 did not meet the threshold for revenue growth or the threshold level for EPS, executive officers did not receive a PSU payout for either component of the 2008 award.

  •
  Long-term Equity Incentive Plan (Grants beginning in 2009)—Payouts of PSUs granted in 2009 and 2010 are based on our relative performance within our retail peer group for both domestic net sales market share growth and EPS growth. Each measure determines half of the award. The decision to move to relative measures for PSU payouts is intended to ensure that our compensation performance metrics include not only performance against our own internal absolute benchmarks, but also performance relative to that of our competitors. Absolute measures that were used in the past could be greatly skewed by a rapid downturn or upturn in the economy, rather than reflecting executives' ability to drive performance under those conditions. The following table summarizes the performance requirements that will determine PSU payouts using the relative measurements for the 2009 and 2010 PSU grants:

Results Required for Payout At
Performance Measure	Threshold	Goal	Maximum
Compound EPS Growth Rate Ranking Relative to Retail Peers	12th	6th	3rd
Market Share Growth of Domestic Net Sales Ranking	12th	6th	3rd
Payout Levels (number of units/shares)	0% for 13th	100%	150%

    Executive officers will earn a payout for these PSU awards if we achieve compound annual growth rates over a three-year period for EPS growth and domestic net sales market share growth relative to our retail peer group as shown in the preceding table. PSU payouts at goal (100% payout) are for performance above the median of the peer group, requiring a rank of 6th among the 15 companies in the group (including Target). Maximum payout at 150% of goal is attained if we rank 3rd or better in both measures at the end of the performance period.

2010 Executive Officer Compensation Actions

        We have included an additional table to present TDC that is reflective of compensation decisions made by the Compensation Committee in connection with the performance of the 2010 fiscal year for our CEO and other NEOs. This table differs from the Summary Compensation Table on page 36 in the following key ways:

  •
  It reflects determinations made by our Compensation Committee based on our annual grant cycle that includes equity awards granted in different fiscal years. The annual grant cycle includes long-term incentive awards approved in January of each year. The awards are comprised of stock options and RSUs granted in January, and PSUs granted two months later in March (to align with our financial goal-setting process).

  •
  The table below also reclassifies the March 2010 CEO restricted stock grant of $3.25 million as that was an award granted based on fiscal 2009 performance (See Note 1 to the Summary Compensation Table for more information).

					Long-term Incentives
			Short-term Incentives
		Base Salary ($)			Stock Options ($)			Total Direct Compensation ($)
Name	Year		Financial ($)	Personal ($)		PSUs ($)	RSUs/RSAs ($)
Gregg W. Steinhafel	2010	1,500,000	4,101,000	1,200,000	3,189,299	2,500,000	2,500,026	14,990,325
	2009	1,350,000	3,250,000	0	3,503,393	2,375,004	5,625,040	16,103,437
	2008	1,345,769	0	447,680	4,074,038	2,050,024	2,050,004	9,967,515
Douglas A. Scovanner	2010	995,000	1,058,879	410,935	1,913,585	1,500,000	1,500,027	7,378,426
	2009	975,000	1,887,795	377,325	2,028,288	1,375,013	1,375,031	8,018,452
	2008	972,115	0	270,203	2,697,553	1,350,003	1,350,006	6,639,880
Michael R. Francis	2010	870,000	925,854	359,310	1,275,727	1,000,000	1,000,055	5,430,946
	2009	850,000	1,645,770	328,950	1,401,363	950,001	950,006	6,126,090
	2008	803,846	0	231,558	1,884,591	950,023	950,017	4,820,035
Kathryn A. Tesija	2010	750,000	798,150	309,750	1,275,727	1,000,000	1,000,055	5,133,682
	2009	650,000	1,258,530	251,550	1,401,363	950,001	950,006	5,461,450
Terrence J. Scully	2010	560,000	595,952	216,720	797,331	625,000	625,034	3,420,037

Compensation Governance

Roles of Compensation Committee, Management and Consultants

        The Compensation Committee is responsible for determining the composition and value of our non-CEO executive officer pay packages and for developing a recommendation for our CEO's pay package that is reviewed and approved by the independent directors of the full Board. The Committee receives assistance from two sources: (1) an independent compensation consulting firm, SBCG; and (2) our internal executive compensation staff, led by our Executive Vice President of Human Resources. SBCG has been retained by and reports directly to the Committee and does not have any other consulting engagements with management or Target.

        Compensation recommendations for executive officers are made to the Committee in two separate ways:

  •
  With respect to CEO compensation, SBCG provides an independent recommendation to the Committee, in the form of a range of possible outcomes, for the Committee's consideration. In developing its recommendation, SBCG relies on its understanding of Target's business and compensation programs and SBCG's independent research and analysis. SBCG does not meet with our CEO with respect to his compensation.

  •
  For other executive officers, our Executive Vice President of Human Resources works with our CEO to develop our CEO's compensation recommendations to the Committee. In developing these recommendations, the Executive Vice President of Human Resources provides our CEO with market data on pay levels and compensation design practices provided by management's external compensation consultants covering the peer group companies. Management's outside consultant does not have any interaction with either the Committee or our CEO, but does interact with the Executive Vice President of Human Resources and her staff. In addition to providing market data, management's external compensation consultant performs other services for Target unrelated to the determination of executive compensation. The final recommendations to the Committee are determined by our CEO, and include a recommendation with respect to the compensation of the Executive Vice President of Human Resources. Importantly, SBCG provides the Committee with SBCG's independent view of our CEO's compensation recommendations.

        All decisions regarding executive compensation and final recommendations to the independent members of the full Board are made solely by the Committee.

Recoupment Policy

        Our recoupment (or "clawback") policy, which covers all officers, allows for recovery of the following compensation elements:

  •
  All amounts paid under the Short-Term Incentive Plan (includes discretionary component) that were paid with respect to any fiscal year that is restated; and

  •
  All awards under the Long-Term Incentive Plan whether exercised, vested, unvested, or deferred.

        All demands for repayment are subject to Compensation Committee discretion. For an officer to be subject to recovery or cancellation under this policy, he or she must have engaged in intentional misconduct that contributed to the need for a restatement of the Corporation's consolidated financial statements.

Anti-Hedging Policy

        Executive Officers and members of the Board of Directors may not directly or indirectly engage in capital transactions intended to hedge or offset the market value of Target common stock owned by them.

Policies on Equity Compensation

General

        Our use of equity compensation is intended to enhance the alignment of executive and shareholder interests, and also to provide a means for our executives and directors to accumulate an ownership stake in Target. Our executive officer and director stock ownership guidelines, and their current ownership positions, are discussed on pages 18-19 of this proxy statement.

        Our Compensation Committee recognizes that the use of equity as a form of compensation can result in potential shareholder dilution. All of our equity compensation awards are granted under a shareholder approved plan (our Long-Term Incentive Plan). On an annual basis, the Committee reviews and approves an aggregate pool of shares that are available for grant, and in doing so, reviews metrics relating to both the annual grant rate and the cumulative dilutive impact of outstanding awards. In addition, the plan expressly prohibits the repricing of any outstanding stock option without shareholder approval. Individual grants to executive officers must be approved by the Compensation Committee. The Compensation Committee has delegated authority to make grants to team members below the executive officer level to our CEO.

Grant Timing Policy

        We have the following practices regarding the timing of equity compensation grants which includes stock option exercise price determinations. These practices have not been formalized in a written policy, but they are strictly observed.

  •
  Stock options and RSUs are granted on the date of our regularly scheduled January Compensation Committee meeting. PSUs are granted on the date of our regularly scheduled March Compensation Committee meeting in order to align the grant date of the award with our financial goal-setting process. These meetings are scheduled more than one year in advance.

  •
  We set the exercise price of stock awards at the volume-weighted average trading price of our stock on the grant date. We believe that the volume-weighted average price is a better measure of the fair value of our shares than the closing price on the grant date, as it eliminates the effect of any variations in stock price that may occur in the final minutes of trading if the closing price were used.

  •
  We have no practice or policy of coordinating or timing the release of company information around our grant dates. Our information releases are handled in a process completely separate from our equity grants.

  •
  On occasion we make equity compensation grants outside of our annual grant cycle for new hires, promotions and recognition or retention purposes. All such grants have an effective date on or after the date of approval. If the grant date is after the date of approval, it is on a date specified at the time of approval.

Additional Compensation Elements

        We offer additional compensation elements designed to encourage retention of key talent. These elements include:

  •
  Pension plan

  •
  401(k); and

  •
  Deferred compensation plan

        Details on each of these elements of our compensation programs are provided in the tables that follow the Summary Compensation Table beginning on page 36.

Perquisites

        We provide certain perquisites to our executive officers, principally to allow them to devote more time to company business and to promote their health and safety. The Compensation Committee reviews these perquisites annually to ensure they are consistent with our philosophy and appropriate in magnitude. The personal use of our aircraft is provided to our CEO for security reasons. Other perquisites are described on pages 37-38 of this proxy statement.

Employment Contracts

        None of our executive officers, including our CEO, have employment contracts.

Income Continuance

        We have an Income Continuance Policy (ICP) that is provided to executives who are involuntarily terminated without cause because we believe it is appropriate to provide continued income to assist in their occupational transition. The maximum payment under this policy (paid during regular pay cycles over two years) is two times the sum of base salary plus the average of the last three years of personal performance and short-term incentive plan payments.

Tax Considerations—Code Section 162(m)

        Our compensation programs are designed to allow us to comply with the tax deductibility limitations of Section 162(m) of the Internal Revenue Code in the following ways:

  •
  Under a shareholder approved plan, our long-term equity awards qualify as deductible performance based compensation under Section 162(m).

  •
  Our short-term incentive and personal performance payments are paid under a shareholder approved plan and intended to qualify as deductible performance based compensation.

 Summary Compensation Table

        The Summary Compensation Table below contains values calculated and disclosed according to SEC reporting requirements. Salary, bonus, and non-equity incentive plan compensation amounts are reflective of the compensation earned during the fiscal year. The stock awards and option awards reflect awards with a grant date during the fiscal year rather than in accordance with our grant cycle. The 2010 Executive Officer Compensation Actions table on page 32 of the Compensation Discussion and Analysis adjusts for these timing differences.

Name and Principal Position	Year	Salary	Bonus		Stock Awards(3)(4)		Option Awards(3)	Non-Equity Incentive Plan Compensation		Change in Pension Value and Nonqualified Deferred Compensation Earnings(5)	All Other Compensation(6)		Total
Gregg W. Steinhafel	2010	$1,500,000	$1,200,000		$8,017,549	(1)	$3,189,299	$4,101,000		$480,689	$5,501,346	(2)	$23,989,883
Chairman, President &	2009	$1,350,000	$0	(1)	$4,425,064		$3,503,393	$3,250,000	(1)	$601,869	$176,308		$13,306,634
Chief Executive Officer	2008	$1,345,769	$447,680		$6,750,041		$4,074,038	$0		$340,537	$539,953		$13,498,018
Douglas A. Scovanner	2010	$995,000	$410,935		$2,875,040		$1,913,585	$1,058,879		$245,024	$1,097,011		$8,595,474
Executive Vice President &	2009	$975,000	$377,325		$2,725,034		$2,028,288	$1,887,795		$207,041	$89,461		$8,289,944
Chief Financial Officer	2008	$972,115	$270,203		$4,050,027		$2,697,553	$0		$142,271	$306,724		$8,438,893
Michael R. Francis	2010	$870,000	$359,310		$1,950,056		$1,275,727	$925,854		$52,908	$563,995		$5,997,850
Executive Vice President &	2009	$850,000	$328,950		$1,900,029		$1,401,363	$1,645,770		$55,526	$122,890		$6,304,528
Chief Marketing Officer	2008	$803,846	$231,558		$2,850,032		$1,884,591	$0		$27,536	$344,987		$6,142,550
Kathryn A. Tesija	2010	$750,000	$309,750		$1,950,056		$1,275,727	$798,150		$40,350	$379,779		$5,503,812
Executive Vice President—Merchandising	2009	$650,000	$251,550		$1,700,011		$1,401,363	$1,258,530		$42,877	$78,849		$5,383,180
Terrence J. Scully	2010	$560,000	$216,720		$1,125,082		$797,331	$595,952		$72,952	$783,514		$4,151,551
President—Financial and Retail Services

(1)
Mr. Steinhafel received a restricted stock award of $3.25 million in March 2010, which represented his fiscal 2009 bonus of $1.1 million and a portion of his fiscal 2009 Non-Equity Incentive Plan Compensation. Because this stock award was granted during fiscal 2010, it is reported in the Stock Awards column of the Summary Compensation Table for fiscal 2010 rather than fiscal 2009.

(2)
The All Other Compensation amount for Mr. Steinhafel includes supplemental pension plan benefits that are credited to his deferred compensation account. Two factors caused these benefits to be increased in 2010, both of which relate to the fact that he turned age 55 during calendar 2010. First, a plan feature that is common to all participants in our pension plans that seeks to retain executives and team members by providing an enhanced pension benefit upon attainment of age 55. Second, Mr. Steinhafel became eligible for benefits under a longstanding supplemental pension plan (SPP III) which has been frozen to new participants since 1989. Additional details regarding the SPP III benefit can be found on pages 43-44.

  The table below shows the impact of these enhanced benefits. The primary remaining factor for the increase in the pension benefits is the application of our normal pension formula, which utilizes the highest 5 years of annual cash compensation (base salary, non-equity incentive and bonus amounts only) in the last 10 years. For Mr. Steinhafel this had the effect of including his higher cash compensation received in calendar 2010 in place of a year in which he was not the CEO.

	Age 55 Enhanced Benefits	SPP III	Normal Pension Formula	Total
Mr. Steinhafel	$796,447	$2,583,665	$1,662,011	$5,042,123
(3)
Amounts represent the aggregate grant date fair value of awards made each fiscal year, as computed in accordance with FASB ASC Topic 718. See Note 25, Share-Based Compensation, to our consolidated financial statements for each of fiscal 2010, 2009 and 2008 for a description of our accounting and the assumptions used.

(4)
Includes the aggregate grant date fair value of performance share units that were computed based on the probable outcome of the performance conditions as of the grant date. Actual payments will be based on our performance. The range of payments under the awards granted in fiscal 2010 is set forth below.

Name	Minimum Amount	Amount Reported	Maximum Amount
Mr. Steinhafel	$0	$2,375,004	$3,562,506
Mr. Scovanner	$0	$1,375,013	$2,062,520
Mr. Francis	$0	$950,001	$1,425,003
Ms. Tesija	$0	$950,001	$1,425,003
Mr. Scully	$0	$500,048	$750,072
(5)
For 2010, the following amounts are related to the change in pension value and above-market earnings on nonqualified deferred compensation:

Name	Change in Pension Value	Nonqualified Deferred Compensation Earnings
Mr. Steinhafel	$104,460	$376,229
Mr. Scovanner	$99,174	$145,850
Mr. Francis	$30,181	$22,727
Ms. Tesija	$40,350	$0
Mr. Scully	$72,952	$0

  Consistent with applicable law, the accrued benefits under the pension plan cannot be reduced; however, the present value of the benefit is dependent on the discount rate used. The discount rates used in 2010, 2009 and 2008 were 5.50%, 5.85% and 6.50%, respectively. The Change in Pension Value column reflects the additional pension benefits attributable to service and changes in the discount rate.

  The above-market earnings on nonqualified deferred compensation consist of an additional 6.0% annual return on our former deferred compensation plan, the Target Corporation Officer Deferred Compensation Plan, which was frozen for new participants and further compensation deferrals after 1996. See the narrative following the Nonqualified Deferred Compensation table for additional information.

(6)
The amounts reported for 2010 include matching credits of up to a maximum of 5% of cash compensation allocated among the Target 401(k) Plan and our current executive deferred compensation plan (EDCP), the dollar value of life insurance premiums paid by Target, credits to the EDCP representing annual changes in supplemental pension plan values (as described in more detail for Mr. Steinhafel in note 2 above and the narrative following the Pension Benefits table), and perquisites.

Name	Match Credits	Life Insurance	SPP Credits	Perquisites	Total
Mr. Steinhafel	$344,106	$15,480	$5,042,123	$99,637	$5,501,346
Mr. Scovanner	$162,964	$15,480	$879,044	$39,523	$1,097,011
Mr. Francis	$142,190	$5,400	$376,272	$40,133	$563,995
Ms. Tesija	$12,433	$5,187	$330,861	$31,298	$379,779
Mr. Scully	$90,025	$14,089	$635,273	$44,127	$783,514

  The perquisites consist of a company-provided car or car allowance, personal use of company-owned aircraft, reimbursement of financial management expenses, reimbursement of home security expenses, on-site parking, on-site exercise room, spousal travel on business trips, gifts and executive physicals.

  The only individual perquisite which exceeded $25,000 was Mr. Steinhafel's personal use of company-owned aircraft, which amounted to $38,721. No tax gross-ups are provided on these perquisites.

  The dollar amount of perquisites represents the incremental cost of providing the perquisite. We generally measure incremental cost by the additional variable costs attributable to personal use, and we disregard fixed costs that do not change based on usage. Incremental cost for personal use of company-owned aircraft was determined by including fuel cost, landing fees, on-board catering and variable maintenance costs attributable to personal flights and related unoccupied positioning, or "deadhead," flights.

  In addition to the perquisites included in the table above, the named executive officers receive certain other personal benefits for which we have no incremental cost, as follows:

  •
  Messrs. Steinhafel, Scovanner and Francis have memberships in a downtown business club as the result of a grandfathered perquisite that is no longer available. The club is used almost exclusively for business functions; however, they may occasionally use the club for personal purposes provided they pay for any meal or other incremental costs. In addition, Mr. Steinhafel has a preferred airline status membership;

  •
  Occasional use of support staff time for personal matters;

  •
  Occasional personal use of empty seats on business flights of company-owned aircraft; and

  •
  Occasional personal use of event tickets when such tickets are not being used for business purposes.

 Grants of Plan-Based Awards in Fiscal 2010

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Per Share Exercise or Base Price of Option Awards(5)	Grant Date Fair Value of Stock and Option Awards(6)
		Threshold	Target	Maximum	Threshold (#)	Target (#)	Maximum (#)
Gregg W. Steinhafel	3/10/10	$225,000	$900,000	$2,400,000
	3/10/10				N/A	45,135	67,703				$2,375,004
	3/10/10							59,721			$3,142,519
	9/08/10	$337,500	$1,350,000	$3,600,000
	1/12/11								256,806	$55.46	$3,189,299
	1/12/11							45,078			$2,500,026
Douglas A. Scovanner	3/10/10	$39,800	$212,532	$636,800
	3/10/10				N/A	26,131	39,197				$1,375,013
	9/08/10	$59,700	$318,798	$3,223,800
	1/12/11								154,084	$55.46	$1,913,585
	1/12/11							27,047			$1,500,027
Michael R. Francis	3/10/10	$34,800	$185,832	$556,800
	3/10/10				N/A	18,054	27,081				$950,001
	9/08/10	$52,200	$278,748	$2,818,800
	1/12/11								102,723	$55.46	$1,275,727
	1/12/11							18,032			$1,000,055
Kathryn A. Tesija	3/10/10	$30,000	$160,200	$480,000
	3/10/10				N/A	18,054	27,081				$950,001
	9/08/10	$45,000	$240,300	$2,430,000
	1/12/11								102,723	$55.46	$1,275,727
	1/12/11							18,032			$1,000,055
Terrence J. Scully	3/10/10	$22,400	$119,616	$358,400
	3/10/10				N/A	9,503	14,255				$500,048
	9/08/10	$33,600	$179,424	$1,814,400
	1/12/11								64,202	$55.46	$797,331
	1/12/11							11,270			$625,034

(1)
Awards represent potential payments under our Executive Short-Term Incentive Plan (STIP). For fiscal 2010, the STIP was divided into two seasonal periods covering, respectively, our first two fiscal quarters (referred to as the "spring season") and our last two fiscal quarters (referred to as the "fall season"), and payments were based on specified target levels of EBIT and EVA for each season, as described in the Compensation Discussion and Analysis.

The actual amounts earned for fiscal 2010 are reported in the Summary Compensation Table as Non-Equity Incentive Plan Compensation. Executives must be employed on the date the payments are made (typically in March of each year with respect to the preceding fiscal year) to be eligible for a payment, except in the event of death, disability or retirement after age 55 with at least five years of service. The maximum payment for the spring season was based on the level established by the Compensation Committee, and the maximum for the fall season was based on the annual plan maximum, which is generally four times salary less, for executives other than the CEO, the minimum personal performance bonus payable as a condition to receiving a financial performance payout under the STIP.

(2)
Awards represent potential payments under PSUs granted under our Long-Term Incentive Plan in fiscal 2010. Payments are based on our performance relative to a retail peer group over a three-year measurement period on two measures: domestic market share change and earnings per share growth, and range from 0 to 150% of the target amount. See the Compensation Discussion and Analysis for a more detailed description of these performance measures. The other terms of the PSUs are described in Note 3 to the Outstanding Equity Awards table.

(3)
Awards represent restricted stock and RSUs granted under our Long-Term Incentive Plan. The terms of these awards are described in Note 2 to the Outstanding Equity Awards table.

(4)
Awards represent stock options granted under our Long-Term Incentive Plan. The terms of stock option grants are described in Note 1 to the Outstanding Equity Awards table.

(5)
The exercise price of all options was based on the volume weighted average price of Target common stock on the date of grant.

(6)
Grant date fair value for stock options, PSUs, restricted stock and RSUs was determined pursuant to FASB ASC Topic 718.

Outstanding Equity Awards at 2010 Fiscal Year-End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable(1)	Number of Securities Underlying Unexercised Options(#) Unexercisable(1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)(2)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3)
Gregg W. Steinhafel	75,817	0	$38.25	1/14/2014	216,268	$11,754,166	180,839	$9,828,600
	101,154	0	$49.43	1/12/2015
	122,268	0	$53.98	1/11/2016
	159,884	0	$48.16	6/14/2016
	131,946	0	$58.13	1/10/2017
	191,757	63,920	$48.89	1/09/2018
	163,092	163,092	$33.80	1/14/2019
	61,784	185,355	$49.41	1/13/2020
	0	256,806	$55.46	1/12/2021
Douglas A. Scovanner	67,974	0	$38.25	1/14/2014	96,573	$5,248,743	113,700	$6,179,595
	80,923	0	$49.43	1/12/2015
	101,890	0	$53.98	1/11/2016
	94,616	0	$58.13	1/10/2017
	111,986	37,329	$48.89	1/09/2018
	107,988	107,989	$33.80	1/14/2019
	35,770	107,311	$49.41	1/13/2020
	0	154,084	$55.46	1/12/2021
Michael R. Francis	60,692	0	$49.43	1/12/2015	66,597	$3,619,547	79,511	$4,321,423
	73,176	0	$53.98	1/11/2016
	75,693	0	$58.13	1/10/2017
	78,237	26,079	$48.89	1/09/2018
	37,722	75,444	$33.80	1/14/2019
	24,714	74,142	$49.41	1/13/2020
	0	102,723	$55.46	1/12/2021
Kathryn A. Tesija	7,587	0	$49.43	1/12/2015	60,484	$3,287,305	68,472	$3,721,453
	14,821	0	$53.98	1/11/2016
	17,203	0	$58.13	1/10/2017
	23,011	7,671	$48.89	1/09/2018
	28,703	28,703	$52.26	4/11/2018
	29,586	59,172	$33.80	1/14/2019
	24,714	74,142	$49.41	1/13/2020
	0	102,723	$55.46	1/12/2021
Terrence J. Scully	3,922	0	$38.25	01/14/2014	36,836	$2,002,037	41,849	$2,274,493
	16,568	0	$45.27	06/04/2014
	40,462	0	$49.43	01/12/2015
	48,166	0	$53.98	01/11/2016
	48,168	0	$58.13	01/10/2017
	47,556	15,852	$48.89	01/09/2018
	9,597	9,597	$52.10	06/11/2018
	39,941	39,941	$33.80	01/14/2019
	13,007	39,023	$49.41	01/13/2020
	0	64,202	$55.46	01/12/2021

(1)
Stock options have a ten-year term and generally vest and become exercisable in 25% increments on each anniversary of the grant date. Recipients of stock options must be continuously employed from the grant date to the applicable vesting date to become vested. If an executive officer's employment is terminated, unvested options are forfeited and the executive officer will have 210 days to exercise any vested options. An extension of the vesting and post-termination exercise periods may be provided (but not in excess of the original ten-year term of the option) if the executive officer satisfies certain age and years of service conditions as of the date of termination, as follows:

Age	Minimum Years of Service	Vesting and Exercise Extension Period
65	5	5 Years
55-64	15	5 Years
52-54	15	4 Years
48-51	15	3 Years
45-47	15	2 Years

  For stock options granted prior to January 12, 2005, the potential extension of the post-termination exercise periods is based on the following age and years of service schedule:

Age	Minimum Years of Service	Exercise Extension Period
55	5	5 Years
45-54	15	2 Years

  To receive these extension provisions, the executive must provide a one-year advance notice if the termination is voluntary and sign an agreement that includes a non-solicitation clause and provides that the award will be terminated if the executive becomes employed by specified competitors. These vesting-extension provisions are not available if an executive is involuntarily terminated for deliberate and serious disloyal or dishonest conduct.

  A five-year exercise period (not to exceed the original ten-year term of the option) will apply in the event of the executive's termination due to death or a disability. Vesting is accelerated upon death and continues during the five-year post termination exercise period in the event of disability. Options are transferable during the life of the recipient to certain family members and family-controlled entities.

(2)
Includes a restricted stock award granted to Mr. Steinhafel in 2010 and RSUs granted to all executives in fiscal 2010, 2009 and 2008. All of these awards are subject to cliff-vesting three years after the date of grant. Recipients of these awards must generally be continuously employed through the vesting date to become vested. For the 2010 and 2009 awards, continuous employment is not required if the executive is age 55 or older and has 15 years of service, provides a one-year advance notice of retirement, and signs a non-solicitation agreement. The terms of the 2008 RSUs are the same as the terms of the 2010 and 2009 awards, except a pro rata portion of the 2008 RSUs will vest after the second anniversary of the grant date if the executive is age 55 or older, has 15 years of service (or age 65 with 5 years of service), and provides a one-year advance notice of retirement. In addition, vesting is accelerated in the event of death or disability, and 50% of the awards will vest if the recipient is involuntarily terminated prior to the scheduled vesting date under circumstances that entitle him to severance under our Income Continuance Policy (see discussion of the ICP in the section captioned "Potential Payments Upon Termination or Change-in-Control"). Upon vesting, RSUs are converted into shares of our common stock on a 1:1 basis. Dividend equivalents are paid (in the form of additional units) on RSUs during the vesting period. Cash dividends are paid on restricted stock awards.

(3)
The shares reported in this column represent potentially issuable shares under outstanding PSU awards. PSUs represent the right to receive a variable number of shares based on actual performance over the performance period. The number of shares reported is based on our performance period-to-date actual results under the applicable performance measures and assuming that the payout will occur at the next highest level (threshold, target or maximum). The performance levels required for payouts on outstanding awards are described in the Compensation Discussion and Analysis.

  Dividends or dividend equivalents are not paid on PSUs during the performance period. The recipients of PSU awards may elect to defer receipt of any shares issuable upon earning the award. If a deferral is elected, the issuance of shares is deferred to the time specified in the deferral election, and dividend equivalents are paid (in the form of additional units) during the deferral period.

  The payment date of the awards, to the extent they are earned, will be the date the Compensation Committee certifies the financial results following completion of the performance period. Recipients must be continuously employed during the performance period to become vested, except that vesting will also occur, and any shares earned upon certification of the financial results following completion of the performance period will be paid, if a termination occurs under the following circumstances prior to the end of the performance period (referred to as "vesting-extension provisions"):

  •
  Death or disability;

  •
  Executive is age 65 or greater and has at least five years of service;

  •
  Executive is age 55-64 and has at least 15 years of service; or

  •
  Executive is age 45-54, has at least 15 years of service and has worked for a specified minimum amount of the performance period (1-2 years, depending on age).

  To receive these vesting-extension provisions, the executive must comply with the same conditions that are applicable to the vesting and post-termination extension of stock options that are described in Note 1 above.

Option Exercises and Stock Vested in Fiscal 2010

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting
Gregg W. Steinhafel	481,852	$10,727,665	106,016	(1)	$5,588,103
Douglas A. Scovanner	324,621	$7,091,292	53,724	(1)	$2,831,732
Michael R. Francis	153,246	$1,897,103	0		$0
Kathryn A. Tesija	29,586	$671,010	0		$0
Terrence J. Scully	0	$0	0		$0

(1)
Represents 106,016 shares of restricted stock held by Mr. Steinhafel and 53,724 shares of restricted stock held by Mr. Scovanner that were issued from 1993 to 1995. The vesting of these shares had been conditioned on both executives reaching age 55 and the provision of a one-year advance notice of retirement. During 2010, with both executives having reached age 55, the Board determined to eliminate this vesting condition. Accordingly, the shares are no longer subject to a risk of forfeiture, however these executives are required to hold a number of shares equal to the after-tax value of these shares for a period of three years.

 Pension Benefits for Fiscal 2010

Name	Plan Name	Age at FYE	Number of Years Credited Service (#)	Present Value of Accumulated Benefit
Gregg W. Steinhafel	Target Corporation Pension Plan	56	31	$892,838
Douglas A. Scovanner	Target Corporation Pension Plan	55	17	$505,656
Michael R. Francis	Target Corporation Pension Plan	48	21	$186,130
Kathryn A. Tesija	Target Corporation Pension Plan	47	25	$200,315
Terrence J. Scully	Target Corporation Pension Plan	58	32	$542,758

        The table above reports benefits under our principal pension plan, the Target Corporation Pension Plan (Pension Plan), which is a tax qualified retirement plan that provides retirement benefits to our employees who are at least 21 years of age, have completed at least three years of service and in general, were hired prior to January 2009. We also provide benefits under supplemental pension plans, as described below, because of limits imposed on tax qualified plans by the Internal Revenue Code. Benefits under those plans are reflected in the Nonqualified Deferred Compensation table.

        The final average pay normal retirement benefit under the Pension Plan, expressed as a monthly, single-life annuity commencing at age 65, is equal to the sum of: (a) 0.8% of the participant's final average monthly pay multiplied by the years of service (not to exceed 25 years of service), plus (b) 0.25% of the participant's final average monthly pay multiplied by the years of service in excess of 25 years of service, plus (c) 0.5% of the participant's final average monthly pay in excess of 12.5% of the average of the Social Security Taxable Wage Base for the 35-year period ending when the participant terminates employment multiplied by the years of service (not to exceed 25 years of service). Final average monthly pay is equal to one-twelfth of the highest average annual salary, Bonus and Non-Equity Incentive Plan compensation earned during any five years of the last ten-year period the participant earned service in the Pension Plan, subject to IRS limits. The present value of the accumulated benefit is based on the same assumptions and valuation dates used for the valuation of pension plan liabilities in our financial statements. Participants can elect other annuity forms that have an actuarially equivalent value. We do not grant extra years of service to supplement retirement benefits.

        The Pension Plan allows for early retirement payments to commence at age 55. A participant who terminates employment before age 55 has his or her vested benefit calculated based on the final average monthly pay as of their termination date, but service is projected to age 65. The vested benefit is then multiplied by the ratio of the participant's actual completed service to their projected service through age 65. The result will always be equal to or less than the vested benefit as of the termination date. Benefits are also reduced for early commencement by 6.67% per year between age 65 and age 60 and 3.33% per year between age 60 and age 55 (based upon the participant's age when benefits commence).

        The Target Corporation Supplemental Pension Plan I (SPP I) restores the lost qualified pension plan benefit due to an officer's compensation being greater than the compensation limits imposed by the IRS for qualified retirement plans. The Target Corporation Supplemental Pension Plan II (SPP II) restores the lost qualified pension plan benefit due to amounts being deferred under the EDCP and therefore not considered for benefit purposes under the Pension Plan. The Target Corporation Supplemental Pension Plan III (SPP III) provides for a subsidized early retirement benefit once a participant attains age 55 by increasing the participant's age by 5 years, but not greater than age 65, for purposes of determining the reduction factors for early commencement of their pension benefits from the Pension Plan, SPP I and SPP II. As a result, the benefit under SPP III increases when the participant is 55 through 60 years old and decreases in value after age 60, until at age 65 the benefit under SPP III is $0. No new participants have been allowed in SPP III since 1989, and Mr. Steinhafel is the only named executive officer who participates in SPP III.

        In 2002, the vested benefits accrued under SPP I, II and III were converted into an actuarial equivalent lump-sum value that was transferred to the EDCP. Each year, the annual change in the actuarial lump-sum amount is calculated and added to, or deducted from, the participant's EDCP account. This same calculation and an EDCP account adjustment also occurs upon termination of employment. To determine the amount of the change in actuarial equivalent lump-sum amount, the prior transfers are adjusted by an assumed annual earnings rate based on the rate of return of the stable value fund crediting rate alternative in EDCP. Actuarial equivalents are determined using the discount methodology we use in calculating lump-sum payments under the Pension Plan. Currently, we use the applicable interest rate and mortality factors under Section 417(e) of the Internal Revenue Code published in the month of transfer for active officers, and in the month prior to the month of termination for terminated officers. Because of this transfer feature, the benefits accrued under SPP I, II and III are reflected in the Nonqualified Deferred Compensation table.

Nonqualified Deferred Compensation for Fiscal 2010

        The amounts in the table below represent deferrals under the EDCP (which includes the supplemental pension benefits discussed in the preceding section), deferrals under the ODCP, and deferrals of PSUs that are held as stock units. The ODCP was frozen to new deferrals in 1996.

Name	Executive Contributions in Last FY(2)		Registrant Contributions in Last FY(3)		Aggregate Earnings in Last FY(4)		Aggregate Distributions in Last FY		Aggregate Balance At Last FYE(5)
Gregg W. Steinhafel
EDCP		$357,069		$5,374,296		$915,833		$0		$18,820,557
ODCP		$0		$0		$777,481		$0		$7,020,500
Douglas A. Scovanner
EDCP		$123,202		$1,029,685		$317,924		$0		$3,025,695
ODCP		$0		$0		$301,401		$0		$2,721,595
Michael R. Francis
EDCP		$279,698		$506,143		$166,471		$0		$4,027,246
ODCP		$0		$0		$46,965		$0		$424,083
Kathryn A. Tesija
EDCP		$4,038		$330,861		$36,016		$0		$877,117
ODCP(1)	$	N/A	$	N/A	$	N/A	$	N/A	$	N/A
Stock Units		$0		$218		$464		$0		$8,424
Terrence J. Scully
EDCP		$68,614		$713,011		$211,125		$0		$2,573,339
ODCP(1)	$	N/A	$	N/A	$	N/A	$	N/A	$	N/A

(1)
Ms. Tesija and Mr. Scully do not participate in the ODCP.

(2)
The following amounts of Executive Contributions from the table above have been reported in the current year Summary Compensation Table:

Mr. Steinhafel	$357,069
Mr. Scovanner	$123,202
Mr. Francis	$279,698
Ms. Tesija	$4,038
Mr. Scully	$68,614
(3)
All of the Registrant Contributions from the table above have been reported in the current year Summary Compensation Table. Registrant Contributions include transfers of supplemental pension benefits, net of any negative credits, and matching contributions on executive deferrals into the EDCP (i.e., matching contributions not able to be made into the Target 401(k) Plan because of IRS limits).

(4)
The following amounts of Aggregate Earnings from the table above have been reported in the current year Summary Compensation Table:

Mr. Steinhafel	$376,229
Mr. Scovanner	$145,850
Mr. Francis	$22,727
Ms. Tesija	$0
Mr. Scully	$0
(5)
The following amounts of the Aggregate Balance from the table above were reported in the Summary Compensation Table covering fiscal years 2006-2009.

Reported in Prior Years' Summary Compensation Table
Mr. Steinhafel	$4,236,910
Mr. Scovanner	$2,744,342
Mr. Francis	$1,156,506
Ms. Tesija	$43,576
Mr. Scully	$0

        Participants in the EDCP may generally elect to defer up to 80% of their salary, Bonus and Non-Equity Incentive Plan payments; however, certain executives may defer up to 100% of their compensation if Section 162(m) of the Internal Revenue Code could limit our deductibility of such compensation. At any time, EDCP participants are permitted to choose to have their account balance indexed to crediting rate alternatives that mirror the investment choices and actual rates of return available under the Target 401(k) Plan, including a Target common stock fund. Target invests general corporate assets through various investment vehicles to offset a substantial portion of the economic exposure to the investment returns earned under EDCP. See Note 26, Defined Contribution Plans, to our fiscal 2010 consolidated financial statements for additional information.

        No additional deferrals have been made to the ODCP after 1996. Participants' ODCP accounts are credited with earnings based on the Moody's Corporate Bond Yield Average for the June of the preceding calendar year, plus an additional annual return of 6%. The minimum crediting rate is 12% and the maximum is 20%. The Moody's Corporate Bond Yield was 5.5% as of June 2010, when the rate for calendar 2011 was set. This additional return is included in the above-market earnings on deferred compensation in the Summary Compensation Table.

        At the time of deferral, participants can elect to receive a distribution of their EDCP account at a fixed date or upon termination of employment. EDCP payouts at a fixed date will be made as lump-sum payments. EDCP payouts made on termination of employment can be made as a lump-sum payment, installment payments over five years, or installment payments over ten years commencing immediately or one-year after termination of employment. EDCP payouts are also made in the case of the termination of EDCP, a qualifying change in control, or unforeseeable financial emergency of the participant creating severe financial hardship.

        Payouts from the ODCP cannot be made until termination of employment, death, termination of the ODCP, a qualifying change in control, or unforeseeable financial emergency of the participant creating severe financial hardship. Participants can elect distributions as a lump-sum payment or lifetime periodic payments with guaranteed payments for 15 years. The payments can commence immediately or up to ten years after termination of employment; however, payments must commence when a participant has terminated employment and reached age 65.

        Both the EDCP and ODCP are intended to comply with Section 409A of the Internal Revenue Code. As a result, payments to executive officers based on a termination of employment will be delayed six months.

        The EDCP and the ODCP are unfunded plans and represent general unsecured obligations of Target. Participants' account balances will be paid only if Target has the ability to pay. Accordingly, account balances may be lost in the event of Target's bankruptcy or insolvency.

 Potential Payments Upon Termination or Change-in-Control

        This section explains the payments and benefits to which the named executive officers are entitled in various termination of employment scenarios. These are hypothetical situations only, as all of our named executive officers are currently employed by us. For purposes of this explanation, we have assumed that termination of employment occurred on January 29, 2011, the last day of our 2010 fiscal year, and for the change-in-control analysis, that we incurred a change-in-control at our fiscal year-end closing stock price of $54.35 per share.

        The intent of this section is to isolate those payments and benefits for which the amount, vesting or time of payment is altered by the termination of employment in the described circumstances. This section does not cover all amounts the named executive officers will receive following termination. Specifically, the named executive officers are entitled to receive their vested balances under our pension and deferred compensation plans, as disclosed in the preceding tables, and payment of accrued vacation balances under all employment termination scenarios. In addition, unless the termination is due to deliberate and serious disloyal or dishonest conduct, they retain their vested stock option awards, and if they meet specified minimum age and years of service requirements at the time of termination, the unvested portion of stock options, PSUs, restricted stock and RSUs are not forfeited, and vesting will continue according to the original schedule for defined periods. A description of these age and years of service requirements, applicable to all employees who receive equity awards, is set forth in the notes under the Outstanding Equity Awards table.

        The paragraphs below explain the payments and benefits for which the amount, vesting or time of payment is altered by each employment termination situation (referred to as Post-Termination Benefits). The age and years of service for each executive officer is located in the Pension Benefits table. All references to Restricted Stock Units below include the fiscal 2010 restricted stock award to Mr. Steinhafel, as the terms of that award are, for purposes of this section, identical to Restricted Stock Units.

Voluntary Termination

        If a named executive officer voluntarily terminates employment, the potential Post-Termination Benefits consist of the potential right to continue to receive above-market interest in our former deferred compensation plan, the ODCP, or receive his/her account balance as a lump-sum payment.

        Under the ODCP, if the voluntary termination occurs after reaching age 55, the participant will continue to receive interest at the plan's crediting rate (as described in the narrative under the Nonqualified Deferred Compensation table) over the time period during which his/her account balance is distributed. If the voluntary termination occurs before reaching age 55, the participant will generally receive his/her account balance in an immediate lump-sum payment six months following termination.

	Mr. Steinhafel	Mr. Scovanner	Mr. Francis	Ms. Tesija	Mr. Scully
ODCP: Present Value of Above Market Interest(1)	$5,492,078	$5,034,278	$13,841	$0	$0

(1)
Mr. Steinhafel and Mr. Scovanner satisfy the requirement to continue to receive the above-market interest after a voluntary termination of employment. Mr. Francis is not currently eligible for the continuation of above-market interest because he is under age 55. The amount reported for Mr. Francis reflects the present value of above-market interest during the six-month payment delay period. Ms. Tesija and Mr. Scully do not participate in the ODCP.

Involuntary Termination

        If the named executive officer was involuntarily terminated for deliberate and serious disloyal or dishonest conduct, he would not be eligible for any of the Post-Termination Benefits described in this section, however, he/she would receive the ODCP benefit described in the Voluntary Termination section above.

        If a named executive officer is involuntarily terminated for reasons other than deliberate and serious disloyal or dishonest conduct, the potential Post-Termination Benefits consist of:

  •
  severance payments under our ICP;

  •
  the right to continued above-market interest under the ODCP;

  •
  accelerated vesting of 50% of restricted stock unit awards.

        Our ICP provides for continuation of annual cash compensation (salary and average of three most recent Bonuses and Non-Equity Incentive Plan payments) over a period ranging from 12 to 24 months, paid in equal monthly installments. Each of the named executive officers is eligible for 24 months of income continuation under the ICP. Payments under the ICP are conditioned on the executive releasing any claims against us, a non-solicitation covenant and are subject to reduction if the executive becomes employed by specified competitors.

        The right to continued above-market interest under the ODCP is the same as for a voluntary termination, with the exception that if the executive is age 50 or older and has at least ten years of service with us, he/she will receive the above-market interest (or present value equivalent) that he/she would have received if distributions were made as elected.

        The accelerated vesting provisions of restricted stock unit awards, restricted stock awards and stock options are set forth in the notes under the Outstanding Equity Awards table.

	Mr. Steinhafel	Mr. Scovanner	Mr. Francis	Ms. Tesija	Mr. Scully
ICP payments (Severance)	$5,799,667	$3,883,080	$3,384,703	$2,719,549	$2,171,161
ODCP: Present Value of Above Market Interest(1)	$5,492,078	$5,034,278	$13,841	N/A	N/A
Restricted Stock Unit Vesting(2)	$5,877,083	$2,624,371	$1,809,773	$1,643,653	$1,001,018

(1)
Messrs. Steinhafel and Scovanner satisfy the requirements to continue to receive the above-market earnings after an involuntary termination of employment. The amount in the table above has been calculated in the same manner as described in Note 1 to the Voluntary Termination table above.

(2)
Amounts determined by multiplying the number of shares for which vesting is accelerated by our closing stock price on January 28, 2011 ($54.35 per share).

Death

        If a named executive officer dies while employed, the Post-Termination Benefits consist of:

  •
  The right to continued above-market interest under the ODCP;

  •
  Accelerated vesting of stock options and restricted stock units; and

  •
  Life insurance proceeds equal to three times the sum of the prior year's annual base salary, plus the most recent Bonus and Non-Equity Incentive Plan payments, up to a maximum of $3 million.

        Under the ODCP, if a participant dies while employed and has attained age 55, the participant's beneficiary will generally receive payments for his/her life equal to the payments the participant would have received if the participant retired the day before death. If a participant dies while employed and has not attained age 55, the participant's beneficiary will receive annual payments for the greater of ten years or until the participant would have reached age 65.

	Mr. Steinhafel	Mr. Scovanner	Mr. Francis	Ms. Tesija	Mr. Scully
ODCP: Present Value of Above-Market Interest(1)	$4,686,371	$4,537,258	$230,716	N/A	N/A
Restricted Stock Unit Vesting(2)	$11,754,165	$5,248,743	$3,619,547	$3,287,305	$2,002,037
Accelerated Vesting of Stock Options(3)	$4,616,188	$2,953,107	$2,059,027	$1,684,119	$1,121,706
Life insurance proceeds	$3,000,000	$3,000,000	$3,000,000	$3,000,000	$3,000,000

(1)
Amounts represent the present value of the above market earnings that the participant's beneficiary would receive during the payment period, calculated using 12.0% as the earnings rate (as set forth in the plan) and a discount rate of 5.3% (reflecting the Moody's Corporate Average rate determined as of January 28, 2011).

(2)
Amounts determined by multiplying the number of shares for which vesting is accelerated by our closing stock price on January 28, 2011 ($54.35 per share).

(3)
Amounts determined by multiplying the number of option shares for which vesting is accelerated by our closing stock price on January 28, 2011 ($54.35 per share) and subtracting the exercise price of such option shares.

Disability

        If a named executive officer becomes totally and permanently disabled while employed, the Post-Termination Benefits consist of:

  •
  Monthly payments under the Excess Long-Term Disability Plan if he/she also participated in the widely available qualified long-term disability plan;

  •
  The right to continued above-market interest under the ODCP; and

  •
  Accelerated vesting of restricted stock unit awards.

        Our Excess Long-Term Disability Plan, a self-insured unfunded plan, provides monthly disability income payments with respect to the portion of annualized salary and three-year average Bonus and Non-Equity Incentive Plan compensation above the qualified plan annual compensation limit (currently set at $245,000) but not exceeding $1 million. Payments from the plan are taxable to a participant. The plan replaces 60% of a participant's eligible compensation. A participant who becomes disabled before age 65 is eligible to receive payments under the plan while he/she is totally and permanently disabled through age 65 (with a minimum of three years of disability payments) or death, if sooner.

	Mr. Steinhafel	Mr. Scovanner	Mr. Francis	Ms. Tesija	Mr. Scully
Excess Long-Term Disability Plan (Annual Payments)	$453,000	$453,000	$453,000	$453,000	$453,000
ODCP: Present Value of Above-Market Interest(1)	$5,492,078	$5,034,278	$13,841	N/A	N/A
Restricted Stock Unit Vesting(2)	$11,754,165	$5,248,743	$3,619,547	$3,287,305	$2,002,037

(1)
See Note 1 in the Voluntary Termination discussion above.

(2)
Amounts determined by multiplying the number of shares for which vesting is accelerated by our closing stock price on January 28, 2011 ($54.35 per share).

Change-in-Control

        The following discussion describes the payments and benefits that: (1) are triggered by the occurrence of a change-in-control; and (2) are triggered only by a qualifying termination of employment following a change-in-control. In general terms, we will experience a change-in-control, as defined in our compensation plans, whenever any of the following events occur:

  •
  50% or more of our Board of Directors consists of persons who have not been nominated or appointed by incumbent directors;

  •
  Any person or group acquires 30% or more of our common stock; or

  •
  We merge with or into another company and our shareholders own less than 60% of the combined company.

        Importantly, our plans do not provide for any gross-ups for taxes due on any payments described in this section.

        The consequence of a change-in-control to the named executive officers, without termination of employment, is as follows:

  •
  The deferred compensation balance under the ODCP, together with the present value of the continued above-market interest under the ODCP, as well as the deferred compensation balance in the EDCP, will be paid in a lump-sum as soon as allowed under Section 409A of the Internal Revenue Code, unless the Board of Directors determines not to accelerate payment of these amounts.

  •
  Outstanding restricted stock awards will be immediately vested and released.

  •
  A pro rata portion of outstanding PSU awards (those still in their respective performance period) will be deemed to have been earned at the target payout level and paid out within ten days following the change-in-control. The pro rata payout is based on the percentage of the three-year performance period that has elapsed as of the date of the change-in-control. The balance of the awards are forfeited. We use the target payout level for this calculation rather than actual performance to eliminate arbitrary results that could occur with a shortened performance period.

  •
  A pro rata portion of outstanding RSUs will vest and be paid out within ten days following the change-in-control. The pro rata vesting is based on the percentage of the three-year vesting period that has elapsed as of the date of the change-in-control. The balance of the awards are forfeited.

        If a change-in-control occurred on January 29, 2011, the named executive officers would have received the following:

	Mr. Steinhafel	Mr. Scovanner	Mr. Francis	Ms. Tesija	Mr. Scully
ODCP: Present Value of Above Market Interest(1)	$5,875,760	$5,476,687	$550,888	N/A	N/A
Performance share payouts(2)	$3,368,548	$2,158,643	$1,513,516	$1,257,985	$796,591
Restricted stock unit vesting(2)	$4,382,726	$2,152,962	$1,506,487	$1,275,764	$795,732

(1)
The present value is determined by assuming that payments of the executive's account will be made based on the executive's payment elections, and then determining the present value of the above-market earnings using the RP-2000 Combined Healthy Participant mortality table, an assumed annual earnings rate of 12% (reflecting the earnings rate in effect for the ODCP during 2011) and a discount rate of 6% (reflecting a discount rate that is 6 percentage points less than the assumed earnings rate, as set forth in the terms of the plan).

(2)
Amounts determined by multiplying the number of shares for which vesting is accelerated by our closing stock price on January 28, 2011 ($54.35 per share).

        If a named executive officer's employment terminates involuntarily or voluntarily with good reason (a material reduction in compensation or responsibilities or a required relocation following a change-in-control), the Post-Termination Benefits that may be received consist of severance under the ICP and accelerated vesting of outstanding stock options. The estimated amount of additional Post-Termination Benefits in excess of the benefits triggered by the change-in-control transaction are as follows:

	Mr. Steinhafel	Mr. Scovanner	Mr. Francis	Ms. Tesija	Mr. Scully
ICP Payments (Severance)	$5,799,667	$3,883,080	$3,384,703	$2,719,549	$2,171,161
Accelerated Vesting of Stock Options	$4,616,188	$2,953,107	$2,059,027	$1,684,119	$1,121,706

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        SEC rules require disclosure of those directors, officers and beneficial owners of more than 10% of our common stock who fail to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934 during the most recent fiscal year. Based solely on review of reports furnished to us and written representations that no other reports were required during the fiscal year ended January 29, 2011, all Section 16(a) filing requirements were met.

 ITEM TWO—RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to ratify the appointment by the Audit Committee of Ernst & Young LLP as the independent registered public accounting firm for Target and its subsidiaries for the fiscal year ending January 28, 2012. We have retained Ernst & Young LLP in this capacity since 1931.

        A representative from Ernst & Young LLP will be at the Annual Meeting and will have the opportunity to make a statement if such representative so desires and will be available to respond to questions during the meeting.

Audit and Non-audit Fees

        The following table presents fees for professional services performed by Ernst & Young LLP for the annual audit of our consolidated financial statements for fiscal 2010 and 2009, the review of our interim consolidated financial statements for each quarter in fiscal 2010 and 2009, and for audit-related, tax and all other services performed in fiscal 2010 and 2009:

	Fiscal Year End
	January 29, 2011	January 30, 2010
Audit Fees(a)	$3,613,000	$3,707,000
Audit-Related Fees(b)	241,000	244,000
Tax Fees:
Compliance(c)	1,233,000	6,533,000
Planning & Advice(d)	1,596,000	152,000
All Other Fees(e)	158,000	0

Total	$6,841,000	$10,636,000

(a)
Includes annual audit of consolidated financial statements, accounting consultation, Sarbanes-Oxley Section 404 attestation services, consents for securities offerings and registration statements, and other agreed upon procedures.

(b)
Includes benefit plan audits and accounting consultation for potential transactions.

(c)
Includes Form 5500 preparation and tax compliance services, including a capitalization review project in connection with our store remodel program.

(d)
Includes assistance with tax audits and appeals, requests for technical advice from taxing authorities, and tax planning advice.

(e)
Includes technical training and compensation and benefits analysis services.

        The Audit Committee's current practice requires pre-approval of all audit services and permissible non-audit services to be provided by the independent registered public accounting firm. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the firm's independence. In addition, the Audit Committee has delegated authority to grant certain pre-approvals to the Audit Committee Chair. Pre-approvals granted by the Audit Committee Chair are reported to the full Audit Committee at its next regularly scheduled meeting.

        THE AUDIT COMMITTEE RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Report of the Audit Committee

        The role of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee Target's financial reporting process. Management has primary responsibility for our consolidated financial statements and reporting process, including our systems of internal controls. Target's independent registered public accounting firm is responsible for expressing an opinion on the conformity of our consolidated financial statements with accounting principles generally accepted in the United States. In addition, the independent registered public accounting firm will express its opinion on the effectiveness of our internal control over financial reporting.

        A copy of the Audit Committee Position Description, which has been adopted by our Board of Directors and further describes the role of the Audit Committee in overseeing our financial reporting process, is available online at www.target.com (click on "Investors," "Corporate Governance" and "Board Committees").

        In performing its functions, the Audit Committee:

  •
  met with our internal auditors and independent registered public accounting firm, with and without management present, to discuss the overall scope and plans for their respective audits, the results of their examinations and their evaluations of Target's internal controls;

  •
  reviewed and discussed with management the audited financial statements included in our Annual Report;

  •
  discussed with our independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards No. 114 (The Auditor's Communication With Those Charged With Governance); and

  •
  received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered accountant's communication with the Audit Committee concerning independence, and discussed with them matters relating to their independence.

        Based on the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Position Description, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended January 29, 2011, for filing with the SEC.

AUDIT COMMITTEE

Roxanne S. Austin, Chair
Mary E. Minnick
Derica W. Rice
John G. Stumpf

 ITEM THREE—APPROVAL OF THE TARGET CORPORATION
2011 LONG-TERM INCENTIVE PLAN

Introduction

        The Board of Directors considers stock-based incentive compensation an essential tool to attract and retain team members of outstanding ability and to align the interests of our management and Board with the interests of our shareholders. Consistent with this view, in March 2011, the Board approved, subject to shareholder approval, the 2011 Long-Term Incentive Plan (referred to as the "2011 Plan" or the "plan") that allows us to grant several different types of stock-based compensation awards, which gives us flexibility to adapt awards to changes in corporate objectives and the market. Upon shareholder approval of the 2011 Plan, we will cease making awards under our current Long-Term Incentive Plan (referred to as the "Prior Plan").

        Shareholder approval of the 2011 Plan will also allow us to preserve the tax deduction for some of our performance-based officer compensation payable under the 2011 Plan that may otherwise exceed the deduction limit established by Internal Revenue Code Section 162(m) ("Section 162(m)") (see Federal Income Tax Consequences—Section 162(m) Limit below).

        The 2011 Plan includes many of the same features of the Prior Plan. Some of these key features, as well as some of the changes implemented by the 2011 Plan, are summarized below and explained in more detail in the summary of the Prior Plan that follows this introduction:

Similarities to the Prior Plan:

  •
  Administered by our independent Compensation Committee;

  •
  Uses a fungible share pool model in which full value awards count as two shares against the plan reserve;

  •
  Has a fixed 10-year term;

  •
  Requires that stock options and stock appreciation rights must have an exercise price of no less than fair market value;

  •
  Generally requires a minimum vesting period of three years for time-based awards and a minimum performance period of one year for performance-based awards; and

  •
  Includes an explicit prohibition on repricing.

New Terms in 2011 Plan

  •
  Requires that any dividend equivalents paid on awards that have performance-based vesting conditions be subject to the same restrictions as the underlying shares, and prohibits dividend equivalents on stock options and stock appreciation rights;

  •
  Eliminates certain share counting rules that allow shares delivered or withheld to pay the exercise price or satisfy a tax withholding obligation in connection with an award to return to the shares available for issuance; and

  •
  Contemplates that awards will be subject to any compensation recovery, or "clawback," policy in effect at the time.

Summary of the Plan

        The principal features of the 2011 Plan are summarized below. The summary is subject, in all respects, to the terms of the 2011 Plan, which is attached as Appendix A to this proxy statement.

        Name of Plan; Effective Date.    The plan will be named the "Target Corporation 2011 Long-Term Incentive Plan." The plan became effective March 9, 2011, subject to shareholder approval at the Annual Meeting. Upon shareholder approval of the plan, no further awards will be granted under the terms and conditions of the Prior Plan.

        Purpose.    The purpose of the plan is to advance the performance and long-term growth of the company by offering long-term incentives to team members and directors of the company and its subsidiaries and to those advisors or consultants to the company and its subsidiaries who the Compensation Committee determines will contribute to the growth and performance of the company for the benefit of shareholders. The plan is also intended to facilitate recruiting and retaining team members of outstanding ability.

        Plan Administration.    Our independent Compensation Committee (the "Committee") will administer all aspects of the plan. The Committee is composed of persons who are both non-employee directors, as defined under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and "outside directors" within the meaning of Section 162(m). All of the members of the Committee also meet the director independence criteria established by the NYSE. The Committee has the authority to, among other things:

  •
  select participants to receive awards, determine the timing of awards, and determine the types of awards and number of shares covered by the awards;

  •
  establish the terms of awards, including the performance criteria and restrictions of the awards and whether the awards are settled in cash or shares;

  •
  administer outstanding awards, including approval of any amendment to an award; and

  •
  establish rules interpreting the plan.

        The Committee may delegate its authority to a subcommittee of directors and/or, for purposes of determining and administering awards to persons who are not subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, officers of the company.

        Eligibility.    Any officer, employee, director, advisor or individual consultant of the company or any of its subsidiaries is eligible for any type of award, except for incentive stock options which can only be granted to employees of the company or its subsidiaries. The company and its subsidiaries currently have over 355,000 employees and the company currently has 10 non-employee directors. The selection of participants and the nature and size of grants and awards are within the discretion of the Committee, subject to the terms of the plan. Consequently, we cannot specifically identify those employees, directors or other participants to whom awards may be granted under the plan since no such determination has been made.

        Types of Awards; Dividends and Dividend Equivalents.    The plan provides for the grant of non-qualified stock options, incentive stock options, stock appreciation rights ("SARs"), restricted stock, restricted stock units and performance awards, which can include performance shares, performance share units and performance units. The plan permits dividends on restricted stock if determined by the Committee, provided that any dividends, other than regular quarterly cash dividends on service-based vesting restricted stock, must be subject to the same restrictions as the underlying shares. The plan also permits dividend equivalents on restricted stock units if determined by the Committee, provided that any dividend equivalents on performance-based vesting restricted stock units must be subject to the same restrictions as the underlying units.

        Authorized Shares; Individual Limits.    The plan authorizes the issuance of 40,000,000 shares. As of March 11, 2011, an aggregate of 17,999,727 shares remained available for grant under the Prior Plan and an aggregate of 36,983,852 shares were subject to outstanding grants under our prior equity compensation plans, including the Prior Plan.

        In determining the number of shares that remain available for grant, each stock option or stock appreciation right granted under the plan will reduce the number of shares available for grant by one share for every one share granted, and except as provided below, each award other than a stock option or stock appreciation right (referred to as a "full value award") will reduce the number of shares available for grant by two shares for every one share granted. If two awards are granted in tandem, so that only awards of one type can be exercised, only the award that would result in the higher reduction of the number of shares available will be counted.

        Any shares of common stock subject to an award under the plan, or to an award under the Prior Plan that is outstanding on the date the plan was originally adopted, that expires, is forfeited, or is settled or exchanged for cash or other property will, to the extent of such expiration, forfeiture, settlement or exchange, automatically again become available for issuance under the plan. Each share that again becomes available for issuance will be added back as (i) one share if the share was subject to an option or stock appreciation right granted under either the plan or the Prior Plan, or (ii) as two shares if the share was subject to a full-value award under the plan or the Prior Plan. However, any shares tendered or withheld to pay the exercise price or satisfy a tax withholding obligation in connection with any award, any shares we repurchase using option exercise proceeds, and any shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on its exercise may not be used again for new grants.

        Awards granted under the plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by an entity acquired by the company or any of its subsidiaries will not reduce the number of shares of common stock authorized for issuance under the plan. Additionally, if a company acquired by the company or any of its subsidiaries has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition, the shares available for grant pursuant to the terms of that pre-existing plan may be used for awards under the plan and will not reduce the shares authorized for issuance under the plan, but only if the shares are used for awards made to individuals who were not employed by or providing services to the company or any of its subsidiaries immediately prior to such acquisition.

        A participant cannot during any consecutive 36-month period be granted awards under the plan that could result in the individual receiving, earning or acquiring:

  •
  stock options and stock appreciation rights, in the aggregate, for more than 4,000,000 shares of common stock;

  •
  stock-settled performance awards, restricted stock and restricted stock units, in the aggregate, for more than 1,000,000 shares of common stock; and

  •
  cash-settled performance units with a value exceeding $15,000,000.

  Award Terms

        Stock Options.    The Committee may grant to participants options to purchase common stock that qualify as incentive stock options for purposes of Section 422 of the Internal Revenue Code ("incentive stock options"), options that do not qualify as incentive stock options ("non-qualified stock options") or a combination thereof. The terms and conditions of stock option grants, including the number of shares, exercise price, vesting periods, and other conditions on exercise, will be determined by the Committee.

        The per share exercise price for stock options will be determined by the Committee in its discretion, but may not be less than the fair market value of one share of our common stock on the date when the stock option is granted. Additionally, in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of our stock on the date of grant, the exercise price may not be less than 110% of the fair market value of one share of common stock on the date the stock option is granted. On March 11, 2011, the fair market value of a share of common stock was $51.53 based on the closing sale price of our common stock on the NYSE on such date.

        Stock options must be exercised within a period fixed by the Committee that may not exceed ten years from the date of grant, except where an employee terminates due to death and has one full year to exercise following his or her death.

        At the Committee's discretion, payment for shares of common stock on the exercise of stock options may be made in cash, in shares of our common stock held by the participant, by withholding a number of shares otherwise deliverable upon exercise of the option, or in any manner acceptable to the Committee (including one or more forms of broker-assisted "cashless" exercise).

        Stock Appreciation Rights.    The Committee may grant to a participant an award of stock appreciation rights, which entitles the participant to receive, upon its exercise, a payment equal to (i) the excess of the fair market value of a share of common stock on the exercise date over the stock appreciation right exercise price, times (ii) the number of shares of common stock with respect to which the stock appreciation right is exercised. The payment upon exercise of a stock appreciation right may be in cash, shares of common stock, or any combination thereof, as approved by the Committee in its sole discretion.

        The per share exercise price for a stock appreciation right will be determined by the Committee in its discretion, but may not be less than the fair market value of one share of our common stock on the date when the stock appreciation right is granted. Stock appreciation rights must be exercised within a period fixed by the Committee that may not exceed ten years from the date of grant, subject to the same exception as described above for stock options.

        Restricted Stock and Restricted Stock Units.    The Committee may award to a participant shares of common stock subject to specified restrictions. Shares of restricted stock are subject to forfeiture if the participant does not meet certain conditions such as continued employment over a specified vesting period, subject to limited exceptions for certain termination events, and/or the attainment of specified company performance objectives over a specified performance period.

        The Committee also may award to a participant restricted stock units, each representing the right to receive in the future, in cash and/or shares of our common stock as determined by the Committee, the fair market value of a share of common stock subject to the achievement of one or more goals relating to the completion of a specified period of service by the participant and/or the achievement of specified performance or other objectives. The terms and conditions of restricted stock and restricted stock unit awards are determined by the Committee.

        Performance Awards.    The Committee may grant awards subject to performance-based vesting conditions and other restrictions. The performance award may be made in the form of a number of shares, a right to receive a number of shares or a cash amount. The performance award will typically set a nominal payout amount and may provide for variable payout amounts based on performance above or below the performance threshold corresponding to the nominal payout amount.

        For awards subject to performance-based vesting conditions the Committee establishes the performance goals on or before the date of grant of the award and within a reasonable period of time after the beginning of the performance period. The Committee also establishes the performance period (not less than one year) and the amount payable at various performance levels. At any time prior to payment, the Committee can adjust awards for the effect of unforeseen events that have a substantial effect on the performance goals and would otherwise make application of the performance goals unfair. However, the Committee may not increase the amount that would otherwise be payable under an award intended to constitute performance-based compensation under Section 162(m) of the Internal Revenue Code.

        The performance goals are set at the sole discretion of the Committee and may be based upon criteria including one or more of the following:

  •
  Net sales
  •
  Comparable store sales
  •
  Total revenue
  •
  Gross margin rate
  •
  Selling, general and administrative expense rate
  •
  Earnings before interest, taxes, depreciation and amortization
  •
  Earnings before interest and taxes
  •
  Earnings before taxes
  •
  Net earnings
  •
  Earnings per share
  •
  Target Corporation share price
  •
  Total shareholder return
  •
  Return on equity
  •
  Return on sales
  •
  Return on assets
  •
  Return on invested capital
  •
  Cash flow return on investment
  •
  Economic value added
  •
  Credit card segment profitability
  •
  Credit card segment pre-tax return on invested capital
  •
  Credit card spread to LIBOR
  •
  Operating cash flow
  •
  Free cash flow
  •
  Working capital
  •
  Interest coverage
  •
  Net debt to earnings before interest, taxes, depreciation, amortization and rent expense ratio
  •
  Debt leverage
  •
  Total net debt

        The specific performance goals may be absolute in their terms, on a per share basis, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies or other external measures, and may relate to one or any combination of corporate, group, unit, division, subsidiary or individual performance.

        Changes in Capitalization and Fundamental Changes; Change in Control.    In the event of a change in the company's capitalization that constitutes an equity restructuring, such as a stock split, the Committee will make adjustments to the number of authorized shares and the individual limitations set forth above, and the Committee may, but need not, make adjustments in the case of other changes. In the event of certain fundamental changes, such as a merger or sale of all or substantially all of the company's assets, the Committee may provide for assumption of outstanding awards by the successor entity or cash-out stock options and stock appreciation rights based on the consideration to be received by shareholders in the fundamental change transaction.

        Unless otherwise provided in an award agreement, the plan provides for single-trigger acceleration of stock options and SARs if the awards are not assumed or replaced in a change in control, and double-trigger acceleration if the awards are assumed or replaced. In the case of double-trigger acceleration, the award will become exercisable if within two years of the change in control, the participant's employment is terminated without "cause" or for "good reason". For this purpose, "cause" is defined in any agreement with the participant or otherwise means the participant's deliberate and serious disloyal or dishonest conduct in the course of employment that justifies and results in prompt discharge under the company's policies and practices. A termination is for "good reason" if the participant's position, authority, duties or responsibilities are significantly diminished, the participant's compensation, incentive opportunities or aggregate employee benefits are reduced, or if the participant is required to work at a place that is more than 40 miles from the participant's principal work site prior to the change in control.

        Unless otherwise provided in an award agreement, the plan provides for pro-rated acceleration of restricted stock, restricted stock units and performance awards based on the number of months that have elapsed in the applicable restriction or performance period prior to the change in control and the denominator will be the number of months in the restriction or performance period. In the case of performance awards, the pro rata fraction is multiplied by 100% of the performance award, which is the nominal payout amount.

        Term.    The plan has a 10-year term that will expire on March 9, 2021 or any earlier termination of the plan by the Board or the distribution of all shares under the plan.

        Amendment or Termination.    The Board may terminate or amend the plan at any time, except that shareholder approval is required for any amendment that requires shareholders approval under the rules of the NYSE. Except as required by law, termination or amendment of the plan may not materially impair the rights of any participant, without his or her consent. In addition, no "underwater" option or stock appreciation right may be repriced in any manner (except for anti-dilution adjustments) without shareholder approval.

        Withholding.    Distributions under the plan are subject to any required withholding taxes and other withholdings. The plan provides that the company may require a participant to pay cash to cover required withholdings or pay part or all of the withholdings by having shares of common stock withheld or by tendering already owned shares of common stock having a market value equal to the required withholding.

Federal Income Tax Consequences

        The following summary constitutes a brief overview of the principal U.S. Federal income tax consequences relating to awards that may be granted under the plan based upon current tax laws. This summary is not intended to be exhaustive and does not describe state, local, or foreign tax consequences.

        Non-Qualified Stock Options.    A participant will realize no taxable income at the time a non-qualified option is granted under the plan, but generally at the time such non-qualified option is exercised, the participant will realize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price. Upon a disposition of such shares, the difference between the amount received and the fair market value on the date of exercise will generally be treated as a long-term or short-term capital gain or loss, depending on the holding period of the shares. The company will generally be entitled to a deduction for Federal income tax purposes at the same time and in the same amount as the participant is considered to have realized ordinary income in connection with the exercise of a non-qualified option.

        Incentive Stock Options.    A participant will realize no taxable income, and the company will not be entitled to any related deduction, at the time any incentive stock option is granted. If certain employment and holding period conditions are satisfied, then no taxable income will result upon the exercise of such option and the company will not be entitled to any deduction in connection with such exercise. Upon disposition of the shares after expiration of the statutory holding periods, any gain realized by a participant will be taxed as long-term capital gain and any loss sustained will be long-term capital loss, and the company will not be entitled to a deduction in respect to such disposition. While no ordinary taxable income is recognized at exercise (unless there is a "disqualifying disposition", see below), the excess of the fair market value of the shares over the option exercise price is a preference item that is recognized for alternative minimum tax purposes.

        Except in the event of death, if shares acquired by a participant upon the exercise of an incentive stock option are disposed of by such participant before the expiration of the statutory holding periods (i.e., a "disqualifying disposition"), such participant will be considered to have realized as compensation taxed as ordinary income in the year of such disposition an amount, not exceeding the gain realized on such disposition, equal to the difference between the option price and the fair market value of such shares on the date of exercise of such option. Generally any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. If a participant makes a "disqualifying disposition," generally in the fiscal year of such "disqualifying disposition," the Corporation will be allowed a deduction for Federal income tax purposes in an amount equal to the compensation realized by such participant.

        If the participant pays the option price with shares that were originally acquired pursuant to the exercise of an incentive stock option and the statutory holding periods for such shares have not been met, the optionee will be treated for tax purposes as having made a "disqualifying disposition" of such shares.

        Exercise with Shares.    An optionee who pays the purchase price upon exercise of an option, in whole or in part, by delivering already owned shares of the company's common stock will generally not recognize gain or loss on the shares surrendered at the time of such delivery, except under certain circumstances relating to incentive stock options. Rather, such gain or loss recognition will generally occur upon disposition of the shares acquired in substitution for the shares surrendered.

        SARs.    A grant of SARs has no federal income tax consequences at the time of grant. Upon the exercise of SARs, the value of the shares and cash received is generally taxable to the grantee as ordinary income, and the company generally will be entitled to a corresponding tax deduction.

        Restricted Stock.    A participant receiving restricted stock under the plan may be taxed in one of two ways: the participant (i) pays tax when the restrictions lapse, or (ii) makes a special election to pay tax in the year the grant is made. At either time, the value of the award for tax purposes is the excess of the fair market value of the shares at that time over the amount (if any) paid for the shares. This value is taxed as ordinary income and is subject to income tax withholding. The company receives a tax deduction at the same time and for the same amount taxable to the participant. If a participant elects to be taxed at grant, then, when the restrictions lapse, there will be no further tax consequences attributable to the awarded stock until disposition of the stock.

        Restricted Stock Units.    In general, no taxable income is realized by a participant in the plan upon the grant of a restricted stock unit award. Such participant generally would include in ordinary income the fair market value of the award of stock at the time shares of stock are delivered to the participant. The company generally will be entitled to a tax deduction at the time and in the amount that the participant recognizes ordinary income.

        Performance Shares.    The participant will not realize income when a performance share is granted, but will realize ordinary income when shares and cash are transferred to the participant. The amount of such income will be equal to the fair market value of such transferred shares on the date of transfer and the cash received in lieu of shares. The company will be entitled to a deduction for Federal income tax purposes at the same time and in the same amount as the participant is considered to have realized ordinary income as a result of the transfer of shares and cash to the participant.

        Performance Units.    In general, no taxable income is realized by a participant in the plan upon the grant of performance units. At the time of payment, such participant generally would include in ordinary income the dollar amount received with respect to the performance units and the fair market value of any shares of common stock delivered. The company generally will be entitled to a tax deduction with respect to the amounts paid at the time that the participant recognizes ordinary income.

        Section 162(m) Limit.    The plan is intended to enable the company to provide certain forms of performance-based compensation to executive officers that will meet the requirements for tax deductibility under Section 162(m). Section 162(m) provides that, subject to certain exceptions, the company may not deduct compensation paid to any one of certain executive officers in excess of $1 million in any one year. Section 162(m) excludes certain performance-based compensation from the $1 million limitation.

New Plan Benefits

        As described above, the Committee, in its discretion, will select the participants who receive awards and the size and types of those awards, if the plan is approved by shareholders. It is, therefore, not possible to predict the awards that will be made to particular individuals or groups under the plan. Stock options and performance shares awarded to the named executive officers in fiscal 2010 under the Prior Plan are set forth in the Grants of Plan-Based Awards in Fiscal 2010 table. The value of stock options and restricted stock awarded to non-employee directors under the Prior Plan is set forth in the Director Compensation table.

        THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE TARGET CORPORATION 2011 LONG-TERM INCENTIVE PLAN.

 EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights as of January 29, 2011		Weighted-average exercise price of outstanding options, warrants and rights as of January 29, 2011	Number of securities remaining available for future issuance under equity compensation plans as of January 29, 2011 (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	37,772,562	(1)	$46.87	17,552,454
Equity compensation plans not approved by security holders	0			0

Total	37,772,562		$46.87	17,552,454

(1)
This amount includes 3,062,428 PSU and RSU shares potentially issuable upon settlement of PSUs and RSUs issued under our current Long-Term Incentive Plan. The actual number of PSU shares to be issued depends on our financial performance over a period of time. PSUs and RSUs do not have an exercise price and thus they have been excluded from the weighted average exercise price calculation in column (b).

 ITEM FOUR—ADVISORY VOTE ON EXECUTIVE COMPENSATION

        Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act requires that we seek a non-binding advisory vote from shareholders to approve the compensation as disclosed in the Compensation Discussion & Analysis ("CD&A"), tabular disclosures and related narrative of this proxy statement.

        Target's compensation programs are structured to align the interests of our executives with the interests of our shareholders. They are designed to attract, retain, and motivate a premier management team to sustain our distinctive brand and competitive advantage in the marketplace and to provide a framework that delivers outstanding financial results over the long term. Our compensation programs for executive officers reflect the competitive environment in which we operate, and incorporate performance based criteria. More specifically, we:

  •
  Incorporate a mix of cash and equity compensation with varying time horizons and financial measures to reward sustained outstanding performance;

  •
  Put an emphasis on variable compensation with financial performance measures that correlate with the creation of shareholder value; and

  •
  Directly align the interests of our executive officers with those of our shareholders by linking long-term compensation to stock price performance.

        Shareholders are urged to read the CD&A, which discusses in-depth how our compensation programs are aligned with our performance and the creation of shareholder value. The Compensation Committee and the Board of Directors believe that the policies and practices described in the CD&A effectively implement our pay for performance compensation philosophy.

        THE BOARD OF DIRECTORS, UPON RECOMMENDATION OF THE COMPENSATION COMMITTEE, RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE FOLLOWING NON-BINDING RESOLUTION:

        "RESOLVED, that the shareholders approve the compensation awarded to the named executive officers, as described in the CD&A, tabular disclosures, and other narrative executive compensation disclosures in this proxy statement."

Effect of Proposal

        The Say-on-Pay resolution is non-binding. The approval or disapproval of this proposal by shareholders will not require the Board or the Compensation Committee to take any action regarding Target's executive compensation practices. The final decision on the compensation and benefits of our executive officers and on whether, and if so, how, to address shareholder disapproval remains with the Board and the Compensation Committee.

        The Board believes that the Compensation Committee is in the best position to consider the extensive information and factors necessary to make independent, objective, and competitive compensation recommendations and decisions that are in the best interest of Target and its shareholders.

        The Board values the opinions of Target's shareholders as expressed through their votes and other communications. Although the resolution is non-binding, the Board will carefully consider the outcome of the advisory vote on executive compensation and shareholder opinions received from other communications when making future compensation decisions.

 ITEM FIVE—ADVISORY VOTE ON THE FREQUENCY OF SAY-ON-PAY VOTES

        Pursuant to Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, at least once every six years we are required to submit for a shareholder vote a non-binding resolution to determine whether the advisory shareholder vote on executive compensation shall occur every one, two, or three years.

        After careful consideration of the various arguments supporting each frequency level, the Board believes that submitting the advisory vote on executive compensation to shareholders on an annual basis is appropriate for Target and its shareholders at this time.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR A FREQUENCY OF "1 YEAR."

        The proxy card provides shareholders with four choices (every 1 year, 2 years, 3 years, or abstain). Shareholders are not voting to approve or disapprove the Board's recommendation.

Effect of Proposal

        The Say-on-Pay frequency vote is non-binding. The outcome of this vote will not require the Board or the Compensation Committee to take any action regarding the frequency of future Say-on-Pay votes, however the Board and the Compensation Committee will consider the outcome of this vote in its decision on how often to present the Say-on-Pay vote to shareholders.

ITEM SIX—SHAREHOLDER PROPOSAL ON COMPENSATION BENCHMARKING

        The AFSCME Employees Pension Plan, 1625 L Street, N.W., Washington D.C. 20036-5687, which held 5,216 shares of common stock on December 23, 2010, intends to submit the following resolution to shareholders for approval at the 2011 annual meeting:

Resolution

        Resolved: that the board of directors of Target Corporation ("Target") adopt a policy that benchmarks used to establish base salary and total direct compensation for the named executive officers be less than or equal to the 50th percentile of peers.

Supporting Statement

        As commentators have struggled to understand the sharp increase in the pay of US executives, one feature that has come under scrutiny is the use of peer groups and benchmarking. Former DuPont CEO Edward Woolard Jr. has observed, "The main reason compensation increases every year is that most boards want their CEO to be in the top half of the CEO peer group, because they think it makes the company look strong. So when Tom, Dick and Harry receive compensation increases...I get one too, even if I had a bad year. [This leads to] an upward spiral." ("What's Wrong with Executive Compensation?" Harvard Business Review, January 2003). We believe that this is the case even if compensation is set just slightly above the median, but Target's benchmarking goes beyond that.

        According to Target's 2010 proxy statement, "The company typically targets base salary and total direct compensation for all executive officers near the 75th percentile of the retail peer group and 60th percentile of the general industry peer group." Goals for total direct compensation are "at the 75th percentile of the retail peer group and at the 60th percentile of the general industry peer group." The difference between the median and 75th percentile is substantial. For fiscal 2009, the difference for the base salary between the median and the 75th percentile was $300,000. Benchmarking at those levels is neither appropriate nor necessary, and it contributes to an upward spiral of compensation that is not in the best interest of Target shareholders.

        By setting the salary above the median, the company virtually guarantees that salary will go up significantly every year, and in fact that this has happened every year since Mr. Steinhafel became CEO. By setting total direct compensation at the 75th percentile, Target has in effect guaranteed a ratcheting up of pay at our company while also contributing to a cascading effect at other companies that use Target for peer comparison. Raises in pay designed to exceed the median will increase the median. Even if only a small number of companies set such a high benchmark, the median will increase every year promoting a spiraling increase in compensation for top executives. The methodology suggests that salary will increase routinely without regard to individual or company performance.

        Shareholders call on the board to adopt a more appropriate benchmark for compensation.

        We urge shareholders to vote for this proposal.

Position of the Board of Directors

        The Board of Directors has considered this proposal and believes that its adoption at this time is not in the best interests of Target or our shareholders. As explained in more detail in the CD&A of this proxy statement (pages 21-35), the Board believes that the considerations used in determining total direct compensation, including determinations to compensate at levels above the median of its peer groups, is appropriate for the following reasons:

  •
  The size of Target Corporation in relation to the members of its peer groups.

  •
  The Board's belief that the executive officer level positions within Target are more expansive in scope than similar positions at peer companies.

  •
  Specifically within the retail peer group, the Board's belief that the executive officer positions are more complex given the diversified nature of our business.

  •
  The higher percentage of total direct compensation that is at risk for Target's executive officers compared to our retail and general industry peer groups.

  •
  The Board's general philosophy to ensure that Target is able to attract and retain the highest level of talent available in the marketplace.

  •
  Target's record of performing better than the median of its retail peer group over various time horizons.

        THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "AGAINST" THE SHAREHOLDER PROPOSAL ON COMPENSATION BENCHMARKING.

 ITEM SEVEN—SHAREHOLDER PROPOSAL ON ELECTRONICS RECYCLING

        As You Sow, on behalf of shareholder Philip Klasky, who held more than $2,000 of shares of common stock on December 30, 2010, intends to submit the following resolution to shareholders for approval at the 2011 annual meeting:

Resolution

        RESOLVED that Target Corp.'s board of directors prepare a report, at reasonable cost and excluding confidential information, on policy options, above and beyond legal compliance, to minimize the environmental impacts of its electronics recycling activities by promoting reuse of working equipment and preventing export to non-OECD countries of hazardous e-waste and untested or non-working equipment or components.

Supporting Statement

        WHEREAS Target Corp. is the fourth largest U.S. retailer of consumer electronics, which contain many toxic materials such as lead, mercury, cadmium, brominated flame retardants, polyvinyl chloride, and are difficult to recycle.

        The U.S. Environmental Protection Agency estimates that only 13% percent of electronic waste disposed of in the U.S. was removed for recycling in 2007. E-waste is the fastest growing part of the municipal waste stream, comprising more than 5%. Although the most hazardous component of the municipal waste stream, the estimated recovery rate for e-waste is far below the overall U.S. recovery rate for municipal waste of 33%.

        Improper disposal of electronics can result in serious public health and environmental impacts. Old analog TV sets and monitors with cathode ray tubes contain large amounts of lead, flat screen monitors contain mercury switches, and computer batteries contain cadmium, all of which can be harmful to human health if released to the environment.

        Electronic goods collected for recycling in the US are often shipped by recyclers to developing countries where they endanger health and the environment. For instance, Exporting Harm: The High-Tech Trashing of Asia, a report by Basel Action Network (BAN), revealed appalling conditions in the city of Guiyu, China, where approximately 100,000 migrant workers break apart and process old electronic equipment including cell phones, computers, printers and monitors under primitive conditions. Workers openly burn plastics and wires, and melt toxic soldered circuit boards to extract gold, silver and copper. These activities threaten worker health and pollute land and water. Tons of discarded components lie strewn about the countryside. BAN exposed similarly disturbing conditions in Lagos, Nigeria.

        Target's 2008 Corporate Responsibility report states "we take responsibility for our social, environmental and economic impact", yet the company lacks a policy to ensure safe disposal of the electronics it collects. Our company provides take back for small devices such as music players and mobile phones. The company does not disclose substantive information about the disposition of electronics it collects, whether it promotes reuse of working equipment, and whether it bars export of collected electronics to the harmful circumstances described by BAN. In our view, shareholders need assurances that take back programs are monitoring how collected goods are reused or recycled.

        The proponents believe all electronics collected by our company should be recycled and/or refurbished by globally responsible electronics recyclers who are independently verified to meet a minimum standard, such as the e-Stewards standard. Best Buy, for example, bars downstream service providers from exporting non-working equipment or components to developing countries, and requires third party audits of providers.

Position of Board of Directors

        The Board of Directors has considered this proposal and believes that its adoption at this time is not in the best interests of Target or our shareholders. Target maintains an active program to monitor its recycling and disposal practices for electronic waste. These practices include:

  •
  Ensuring that all items are marketed for re-use, refurbished, or broken down and recycled.

  •
  All e-waste items are processed domestically, and no e-waste materials are sent to landfills anywhere in the world.

  •
  Monthly reporting by vendors on all sales and recycling activity, which, along with site audits, allows for transparency and visibility into vendor processes.

        Target's program includes consideration of whether vendors have met various certification standards (such as the e-Stewards standard mentioned in the proposal), the vendors' internal processes and reputation, and periodic process reviews and inspections by appropriate Target team members or third-party inspectors. The vendor responsible for the majority of Target's e-waste is in the final stages of obtaining e-Steward certification and expects completion in 2011.

        Target does not believe a special report to shareholders on this topic is necessary, but will consider addressing this topic in more detail in our Corporate Responsibility Report.

        THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "AGAINST" THE SHAREHOLDER PROPOSAL ON ELECTRONICS RECYCLING.

 ADDITIONAL INFORMATION

Business Ethics and Conduct

        We are committed to conducting business lawfully and ethically. All of our directors and employees, including our Chief Executive Officer and senior financial officers, are required to act at all times with honesty and integrity. Our Business Conduct Guide covers areas of professional conduct, including conflicts of interest, the protection of corporate opportunities and assets, employment policies, confidentiality, vendor standards and intellectual property, and requires strict adherence to all laws and regulations applicable to our business. Our Business Conduct Guide also describes the means by which any employee can provide an anonymous report of an actual or apparent violation of our Business Conduct Guide.

        We intend to disclose any future amendments to, or waivers from, any provision of our Business Conduct Guide involving our directors, our principal executive officer, principal financial officer, principal accounting officer, controller or other persons performing similar functions on our web site within four business days following the date of any such amendment or waiver. No waivers were sought or granted in 2010.

Vendor Standards and Compliance

        To ensure that the products we carry in our stores are made legally and ethically, we require our vendors to abide by certain standards. Copies of those standards and a report relating to vendor compliance with those standards are included within our Corporate Responsibility Report.

Commitment to Diversity

        At the heart of our company are the diverse backgrounds and perspectives of our more than 355,000 Target team members. The diversity of our team fosters a unique, inclusive culture that is collaborative, dynamic and guided by our shared commitment to delivering outstanding results. The market insight, community-building and commitment of our African American, Asian American, Hispanic, GLBT and Women's Business Councils help make Target a great place to work and inform business decisions that create a competitive advantage. Our Vice President of Diversity & Inclusion leads a team that works to integrate the Business Councils with our companywide diversity strategy.

        We also believe it's important that our stores and merchandise reflect the communities in which we operate. As a result, we actively recruit and engage diverse suppliers and business partners through meaningful participation in national and local organizations focused on diverse business development. In addition, we extend this commitment to our involvement in many innovative programs, partnerships and sponsorships that share our objective of fostering an inclusive culture. We care about the needs of the communities we serve, and embrace their diversity through our support.

        We provide detailed statistical information on equal employment opportunity to the federal government as required by law. Information regarding our diversity programs is located at
 Target.com/hereforgood.

        For the benefit of hearing impaired persons, a sign language interpreter will be present at our 2011 Annual Meeting.

Strengthening Communities

        Since 1946, Target has donated 5 percent of its income to improve the health and safety of the communities in which we operate. Today, that commitment extends to more than 1,700 neighborhoods throughout the U.S. and nearly 30 countries around the world. Each week, we give on average more than $3 million and numerous volunteer hours to make a positive impact in the lives of our guests and team members.

        Target's longstanding dedication to improving the communities where we operate is punctuated by several core commitments, including paving a path to graduation by supporting K-12 education; reducing our environmental impact; inspiring our guests, team members and their families as they strive to achieve their well-being goals; and operating safe stores that help our communities thrive.

        Our legacy of community giving—both in terms of financial support and team member volunteer hours—is a hallmark of our brand and a differentiating factor in Target's ability to attract and retain top talent. To learn more about Target's commitment to strengthening communities as a responsible corporate citizen, visit Target.com/hereforgood.

 SHAREHOLDER INFORMATION

Shareholder Proposals

        Proposals by shareholders (other than director nominations) that are submitted for inclusion in our proxy statement for our 2012 Annual Meeting must follow the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934 and our bylaws. To be timely under Rule 14a-8, they must be received by our Corporate Secretary at Target Corporation, 1000 Nicollet Mall, Mail Stop TPS-2670, Minneapolis, Minnesota 55403 by December 30, 2011.

        If a shareholder does not submit a proposal for inclusion in our proxy statement but does wish to propose an item of business to be considered at the annual meeting of shareholders (other than director nominations), that shareholder must give advance written notice of such proposal to our Corporate Secretary, which notice must be received at least 90 days prior to the anniversary of the most recent annual meeting. For our 2012 Annual Meeting, notice must be received by March 10, 2012, and must comply with certain other requirements contained in our bylaws, as well as all applicable statutes and regulations.

        Under our bylaws, if a shareholder plans to nominate a person as a director at an annual meeting, the shareholder is required to place the proposed director's name in nomination by written request received by our Corporate Secretary at least 90 days prior to the anniversary of the most recent annual meeting. Shareholder-proposed nominations for our 2012 Annual Meeting must be received by March 10, 2012, and must comply with certain other requirements contained in our bylaws, as well as all applicable statutes and regulations.

Householding Information

        We have adopted a procedure approved by the SEC called "householding." Under this procedure, certain shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our annual report and proxy statement, unless one or more of these shareholders notifies us that they would like to continue to receive individual copies. This will reduce our printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

        If you and other shareholders of record with whom you share an address currently receive multiple copies of our annual report and/or proxy statement, or if you hold stock in more than one account, and in either case, you would like to receive only a single copy of the annual report or proxy statement for your household, please contact our Investor Relations representative by email at investorrelations@target.com, by mail to the address listed on the cover of this proxy statement, Attention: Investor Relations, or by telephone at (612) 761-6736.

        If you participate in householding and would like to receive a separate copy of our 2010 annual report or this proxy statement, please contact us in the manner described in the immediately preceding paragraph. We will deliver the requested documents to you promptly upon receipt of your request.

 APPENDIX A

TARGET CORPORATION
2011 LONG TERM INCENTIVE PLAN
(Adopted on March 9, 2011)

1.    Purpose.    The purpose of the Plan is to advance the performance and long-term growth of the Company by offering long-term incentives to directors and employees of the Company and its Subsidiaries and such other Participants who the Committee determines will contribute to such performance and growth inuring to the benefit of the shareholders of the Company. This Plan is also intended to facilitate recruiting and retaining personnel of outstanding ability.

2.    Definitions.    In this Plan, the following definitions will apply.

        (a)   "Agreement" means the written or electronic agreement containing the terms and conditions applicable to each Award granted under the Plan. An Agreement is subject to the terms and conditions of the Plan.

        (b)   "Award" means a grant made under the Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Performance Awards.

        (c)   "Board" means the Board of Directors of the Company.

        (d)   "Cause" means what the term is expressly defined to mean in a then-effective written agreement (including an Agreement) between a Participant and the Company or any Subsidiary, or in the absence of any such then-effective agreement or definition, a Participant's deliberate and serious disloyal or dishonest conduct in the course of employment that justifies and results in prompt discharge for specific cause under the established policies and practices of the Company or one of its Subsidiaries. Examples of such deliberate and serious disloyal or dishonest conduct would include material unlawful conduct, material and conscious falsification or unauthorized disclosure of important records, embezzlement or unauthorized conversion of property, serious violation of conflict of interest or vender relations policies, and misuse or disclosure of significant trade secrets or other information likely to be of use to the detriment of the Company or its interests.

        (e)   "Change in Control" means, unless otherwise provided in an Agreement, one of the following:

                (1)    Individuals who are Continuing Directors cease for any reason to constitute 50% or more of the directors of the Company; or

                (2)    30% or more of the outstanding voting power of the Voting Stock of the Company is acquired or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by any Person, other than an entity resulting from a Business Combination in which clauses (x) and (y) of Section 2(e)(3) apply; or

                (3)    the consummation of a merger or consolidation of the Company with or into another entity, a statutory share exchange, a sale or other disposition (in one transaction or a series of transactions) of all or substantially all of the Company's assets or a similar business combination (each, a "Business Combination"), in each case unless, immediately following such Business Combination, (x) all or substantially all of the beneficial owners (within the meaning of Rule 13d-3 under the Exchange Act) of the Company's Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the voting power of the then outstanding shares of voting stock (or comparable voting equity interests) of the surviving or acquiring entity resulting from such Business Combination (including such beneficial ownership of an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries), in substantially the same proportions (as compared to the other beneficial owners of the

Company's Voting Stock immediately prior to such Business Combination) as their beneficial ownership of the Company's Voting Stock immediately prior to such Business Combination, and (y) no Person beneficially owns, directly or indirectly, 30% or more of the voting power of the outstanding voting stock (or comparable equity interests) of the surviving or acquiring entity (other than a direct or indirect parent entity of the surviving or acquiring entity, that, after giving effect to the Business Combination, beneficially owns, directly or indirectly, 100% of the outstanding voting stock (or comparable equity interests) of the surviving or acquiring entity); or

                (4)    approval by the shareholders of a definitive agreement or plan to liquidate or dissolve the Company.

Notwithstanding the foregoing, to the extent that any Award constitutes a deferral of compensation subject to Code Section 409A, and if that Award provides for a change in the time or form of payment upon a Change in Control, then, solely for purposes of applying such change in the time or form of payment provision, a Change in Control shall be deemed to have occurred upon an event described in Section 2(e) only if the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Code Section 409A.

        (f)    "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, and the regulations promulgated thereunder.

        (g)   "Committee" means two or more Non-Employee Directors designated by the Board to administer the Plan under Section 3, each member of which shall be (i) an independent director within the meaning of the rules and regulations of the New York Stock Exchange, (ii) a non-employee director within the meaning of Exchange Act Rule 16b-3, and (iii) an outside director for purposes of Code Section 162(m).

        (h)   "Company" means Target Corporation, a Minnesota corporation, or any successor thereto.

        (i)    "Continuing Director" means an individual (A) who is, as of the effective date of the Plan, a director of the Company, or (B) who becomes a director of the Company after the effective date hereof and whose initial appointment, or nomination for election by the Company's shareholders, was approved by at least a majority of the then Continuing Directors; provided, however, that any individual whose initial assumption of office occurs as a result of either an actual or threatened contested election by any Person (other than the Board of Directors) seeking the election of such nominee in which the number of nominees exceeds the number of directors to be elected shall not be a Continuing Director.

        (j)    "Disability" means, unless provided otherwise in an Agreement, total and permanent disability.

        (k)   "Employee" means an employee of the Company or a Subsidiary.

        (l)    "Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time, and the regulations promulgated thereunder.

        (m)  "Fair Market Value" of a Share:

                (1)    Solely for purposes of determining the exercise price of an Option or Stock Appreciation Right, "Fair Market Value" of a Share on any date is the Volume Weighted Average Price for such Share as reported for such stock by Bloomberg L.P. on such date, or in the absence of such report the Volume Weighted Average Price for such stock as reported for such stock by the New York Stock Exchange on such date or, if no sale has been recorded by Bloomberg L.P. or the New York Stock Exchange on such date, then on the last preceding date on which any such sale shall have been made in the order of primacy indicated above; or

                (2)    For all other purposes of the Plan except Section 11(c)(2)(ii), "Fair Market Value" of a Share shall be the amount determined by the Company using such criteria as it shall determine, in its sole discretion, to be appropriate for valuation.

        (n)   "Full Value Award" means an Award other than an Option or Stock Appreciation Right.

        (o)   "Fundamental Change" means a (i) consummation of a merger or consolidation of the Company with or into another entity, regardless of whether the Company is the surviving entity, (ii) the sale of all or substantially all of the assets of the Company, (iii) a statutory share exchange involving the capital stock of the Company, or (iv) a dissolution or liquidation of the Company.

        (p)   "Grant Date" means the date on which the Committee approves the grant of an Award under the Plan, or such later date as may be specified by the Committee on the date the Committee approves the Award.

        (q)   "Non-Employee Director" means a member of the Board who is not an Employee.

        (r)   "Option" means a right granted under the Plan to purchase a specified number of Shares at a specified price. An "Incentive Stock Option" or "ISO" means any Option designated as such and granted in accordance with the requirements of Code Section 422. A "Non-Qualified Stock Option" means an Option other than an Incentive Stock Option.

        (s)   "Participant" means a Service Provider to whom an Award is or has been made in accordance with the Plan.

        (t)    "Performance Award" means a right to receive cash and/or Shares as determined by the Committee, subject to satisfying certain performance-based vesting conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement, which Award may be in the form of a number of shares ("Performance Shares"), a right to receive a number of Shares ("Performance Share Units") or a cash amount ("Performance Units"), based in all cases on the extent to which the applicable performance-based vesting conditions are achieved. The Performance Award will typically set a nominal payout amount (which the Company refers to as the 100% payout), and such Award may provide for further variable payout amounts based on performance above or below the performance threshold corresponding to the nominal payout amount.

        (u)   "Performance-Based Compensation" means an Award to a person who is, or is determined by the Committee to likely become, a "covered employee" (as defined in Section 162(m)(3) of the Code) and that is intended to constitute "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code.

        (v)   "Person", as used in Sections 2(e) and 2(i), means any individual, firm, corporation or other entity and shall include any group comprised of any person and any other person with whom such person or any affiliate or associate (as defined in Rule 14a-1(a) of the Exchange Act) of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of any capital stock of the Company.

        (w)  "Plan" means this 2011 Target Corporation Long Term Incentive Plan, as amended and in effect from time to time.

        (x)   "Prior Plan" means the Target Corporation Long-Term Incentive Plan (as amended and restated on May 28, 2009), as may be amended from time to time.

        (y)   "Restricted Stock" means Shares issued to a Participant that are subject to such restrictions on transfer, forfeiture conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.

        (z)   "Service" means the provision of services by a Participant to the Company or any Subsidiary in any Service Provider capacity. A Service Provider's Service shall be deemed to have terminated either upon an actual cessation of actively providing services or upon the entity for which the Service Provider provides services ceasing to be a Subsidiary. Except as otherwise provided in this Plan or any Agreement, Service shall not be deemed terminated in the case of (i) any approved leave of absence or (ii) transfers among the

Company and any Subsidiaries in the same Service Provider capacity; however, a termination shall occur if the relationship the Participant had with the Company or a Subsidiary at the Grant Date terminates, even if the Participant continues in another relationship with the Company or a Subsidiary.

        (aa) "Service Provider" means an Employee, a Non-Employee Director, or any consultant or advisor who is a natural person and who provides services (other than in connection with (i) a capital-raising transaction or (ii) promoting or maintaining a market in Company securities) to the Company or any Subsidiary.

        (bb) "Share" means a share of Stock.

        (cc) "Stock" means the common stock, $0.833 par value, of the Company.

        (dd) "Stock Appreciation Right" or "SAR" means the right to receive, in cash and/or Shares as determined by the Committee, an amount equal to the appreciation in value of a specified number of Shares between the Grant Date of the SAR and its exercise date.

        (ee) "Restricted Stock Unit" means a right to receive, in cash and/or Shares as determined by the Committee, the Fair Market Value of a Share, subject to such restrictions on transfer, forfeiture conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.

        (ff)  "Subsidiary" means any corporation or other entity (other than the Company) in an unbroken chain of corporations or entities beginning with the Company, in which each of the corporations or entities other than the last corporation or other entity in the unbroken chain owns stock or other voting securities possessing fifty percent or more of the total combined voting power in one of the other corporations or entities in such chain as determined at the point in time when reference is made to such "Subsidiary" in this Plan.

        (gg) "Substitute Award" means an Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

        (hh) "Voting Stock" means all then-outstanding capital stock of the Company entitled to vote generally in the election of directors of the Company.

3.    Administration of the Plan.

        (a)   Administration.    The authority to control and manage the operations and administration of the Plan shall be vested in the Committee in accordance with this Section 3.

        (b)   Scope of Authority.    Subject to the terms of the Plan, the Committee shall have the authority, in its discretion, to take such actions as it deems necessary or advisable to administer the Plan, including:

                (1)    determining the Service Providers to whom Awards will be granted, the timing of each such Award, the types of Awards and the number of Shares covered by each Award, the terms, conditions, performance criteria, restrictions and other provisions of Awards, and the manner in which Awards are paid or settled;

                (2)    cancelling or suspending an Award or the exercisability of an Award, accelerating the vesting or extending the exercise period of an Award, or otherwise amending the terms and conditions of any outstanding Award, subject to the requirements of Sections 14(d) and 14(e);

                (3)    establishing, amending or rescinding rules to administer the Plan, interpreting the Plan and any Award or Agreement made under the Plan, and making all other determinations necessary or desirable for the administration of the Plan; and

                (4)    taking such actions as are described in Section 3(c) with respect to Awards to foreign Service Providers.

        (c)   Awards to Foreign Service Providers.    The Committee may grant Awards to Service Providers who are foreign nationals, who are located outside of the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company or a Subsidiary to be subject to) legal or regulatory requirements of countries outside of the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to comply with applicable foreign laws and regulatory requirements and to promote achievement of the purposes of the Plan. The Committee may also modify the terms and conditions of such an Award to comply with applicable foreign laws or listing requirements, subject to compliance with the other provisions of the Plan. In connection therewith, the Committee may establish such subplans and modify exercise procedures and other Plan rules and procedures to the extent such actions are deemed necessary or desirable, and may take any other action that it deems advisable to obtain local regulatory approvals or to comply with any necessary local governmental regulatory exemptions.

        (d)   Acts of the Committee; Delegation.    A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and any act of a majority of the members present at any meeting at which a quorum is present or any act unanimously approved in writing by all members of the Committee shall be the act of the Committee. Any such action of the Committee shall be valid and effective even if the members of the Committee at the time of such action are later determined not to have satisfied all of the criteria for membership in clauses (i), (ii) and (iii) of Section 2(g). To the extent not inconsistent with applicable law or stock exchange rules, the Committee may delegate all or any portion of its authority under the Plan to any one or more of its members or, as to Awards to Participants who are not subject to Section 16 of the Exchange Act, to one or more executive officers of the Company. The Committee may also delegate non-discretionary administrative responsibilities in connection with the Plan to such other persons as it deems advisable.

        (e)   Finality of Decisions.    The Committee's interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein.

4.    Shares Available Under the Plan.

        (a)   Maximum Shares Available.    Subject to Section 4(b) and to adjustment as provided in Section 11(a), the number of Shares that may be the subject of Awards and issued under the Plan shall be 40,000,000. After the effective date of the Plan, no additional awards may be granted under the Prior Plan. Shares issued under the Plan may come from authorized and unissued shares or treasury shares. In determining the number of Shares to be counted against this share reserve in connection with any Award, the following rules shall apply:

                (1)    Shares that are subject to Awards of Options or Stock Appreciation Rights shall be counted against the share reserve as one Share for every one Share granted.

                (2)    Shares that are subject to Full Value Awards shall be counted against the share reserve as two Shares for every one Share granted.

                (3)    Where the number of Shares subject to an Award is variable on the Grant Date, the number of Shares to be counted against the share reserve prior to the settlement of the Award shall be the maximum number of Shares that could be received under that particular Award.

                (4)    Where two or more types of Awards are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, the number of Shares to be counted against the share reserve shall be the largest number of Shares that would be counted against the share reserve under either of the Awards.

                (5)    Substitute Awards shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any thirty-six month period.

        (b)   Effect of Forfeitures and Other Actions.    Any Shares subject to an Award, or to an award granted under the Prior Plan that is outstanding on the effective date of this Plan (a "Prior Plan Award"), that is forfeited or expires or is settled for cash shall, to the extent of such forfeiture, expiration or cash settlement, again become available for Awards under this Plan, and the total number of Shares available for grant under Section 4(a) shall be correspondingly increased as provided in Section 4(c) below. The following Shares shall not, however, again become available for Awards or increase the number of Shares available for grant under Section 4(a): (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an option issued under this Plan or the Prior Plan, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award or a Prior Plan Award, (iii) Shares repurchased by the Company with proceeds received from the exercise of an option issued under this Plan or the Prior Plan, and (iv) Shares subject to a Stock Appreciation Right issued under this Plan or the Prior Plan that are not issued in connection with the stock settlement of that Stock Appreciation Right upon its exercise.

        (c)   Counting Shares Again Available.    Each Share that again becomes available for Awards as provided in Section 4(b) shall increase the total number of Shares available for grant under Section 4(a) by (i) one Share if such Share was subject to an Option or Stock Appreciation Right under the Plan or a stock option or stock appreciation right under the Prior Plan, and (ii) two Shares if such Share was subject to a Full Value Award under the Plan or an award other than a stock option or stock appreciation right under the Prior Plan.

        (d)   Effect of Plans Operated by Acquired Companies.    If a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan. Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non-Employee Directors prior to such acquisition or combination.

        (e)   No Fractional Shares.    Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number. No fractional Shares may be issued under the Plan, but the Committee may, in its discretion, pay cash in lieu of any fractional Share in settlement of an Award.

5.    General Terms of Awards.

        (a)   Award Agreement.    Each Award shall be evidenced by an Agreement setting forth the number of Shares subject to the Award together with such other terms and conditions applicable to the Award (and not inconsistent with the Plan) as determined by the Committee. An Award to a Participant may be made singly or in combination with any form of Award. Two types of Awards may be made in tandem with each other such that the exercise of one type of Award with respect to a number of Shares reduces the number of Shares subject to the related Award by at least an equal amount.

        (b)   Vesting and Term.    Each Agreement shall set forth the period until the applicable Award is scheduled to expire (which shall not be more than ten years from the Grant Date, provided that an Agreement may provide that the Award may continue for up to one year following termination of employment due to death), and any applicable performance period. The Committee may provide in an Agreement for such vesting conditions as it may determine, subject to the following limitations:

                (1)    A Full Value Award that vests solely as the result of the passage of time and continued Service by the Participant shall be subject to a vesting period of not less than three years from the applicable Grant Date (but permitting pro rata vesting over such vesting period); and

                (2)    A Full Value Award whose vesting is subject to the satisfaction of performance goals over a performance period shall be subject to a performance period of not less than one year.

The minimum vesting periods specified in clauses (1) and (2) above will not, however, apply: (i) to Awards made in payment of or exchange for other earned compensation (including performance-based Awards); (ii) upon a Change in Control; (iii) to termination of Service due to death, Disability or retirement; (iv) to a Substitute Award that does not reduce the vesting period of the award being replaced; (v) Awards made to Non-Employee Directors as part of their retainer; and (vi) Awards involving an aggregate number of Shares not in excess of 5% of the number of Shares available for Awards under Section 4(a).

        (c)   Transferability.    Except as provided in this Section 5(c), (i) during the lifetime of a Participant, only the Participant or the Participant's guardian or legal representative may exercise an Option or SAR, or receive payment with respect to any other Award; and (ii) no Award may be sold, assigned, transferred, exchanged or encumbered other than by will or the laws of descent and distribution. Any attempted transfer in violation of this Section 5(c) shall be of no effect. The Committee may, however, provide in an Agreement or otherwise that an Award (other than an Incentive Stock Option) may be transferred pursuant to a qualified domestic relations order or may be transferable by gift to any "family member" (as defined in General Instruction A(5) to Form S-8 under the Securities Act of 1933) of the Participant. Any Award held by a transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death or termination of employment of a Participant, the references to "Participant" shall mean the original grantee of an Award and not any transferee.

        (d)   Designation of Beneficiary.    Each Participant may designate a beneficiary or beneficiaries to exercise any Award or receive a payment under any Award payable on or after the Participant's death. Any such designation shall be on a written or electronic form approved by the Committee and shall be effective upon its receipt by the Company or an agent selected by the Company.

        (e)   Termination of Service.    Unless otherwise provided in an Agreement, and subject to Section 11 of this Plan, if a Participant's Service with the Company and all of its Subsidiaries terminates, the following provisions shall apply (in all cases subject to the scheduled expiration of an Option or Stock Appreciation Right, as applicable):

                (1)    Upon termination of Service for Cause, all unexercised Options and SARs and all unvested portions of any other outstanding Awards shall be immediately forfeited without consideration.

                (2)    Upon termination of Service for any other reason, all unvested and unexercisable portions of any outstanding Awards shall be immediately forfeited without consideration.

                (3)    Upon termination of Service for any reason other than Cause, death or Disability, the currently vested and exercisable portions of Options and SARs may be exercised for a period of 90 days (210 days if Participant would be subject to the provisions of Rule 16b of the Exchange Act on the date of termination) after the date of such termination. However, if a Participant thereafter dies during such 90-day (or 210-day) period, the vested and exercisable portions of the Options and SARs may be exercised for a period of one year after the date of such termination, but in no event later than the stated expiration date of the Option or SAR.

                (4)    Upon termination of Service due to death or Disability, the currently vested and exercisable portions of Options and SARs may be exercised for a period of one year after the date of such termination, which may, if so provided in an Agreement, extend beyond the stated expiration date of the Option or SAR.

        (f)    Rights as Shareholder.    No Participant shall have any rights as a shareholder with respect to any securities covered by an Award unless and until the date the Participant becomes the holder of record of the Shares, if any, to which the Award relates.

        (g)   Performance-Based Awards.    Any Award may be granted as a performance-based Award if the Committee establishes one or more measures of corporate, business unit or individual performance that must be attained, and the performance period over which the specified performance is to be attained, as a condition to the vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award. In connection with any such Award, the Committee shall determine the extent to which performance measures have been attained and other applicable terms and conditions have been satisfied, and the degree to which vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award has been earned. Any performance-based Award that is intended by the Committee to qualify as Performance-Based Compensation shall additionally be subject to the requirements of Section 16 of this Plan. Except as provided in Section 16 with respect to Performance-Based Compensation, the Committee shall also have the authority to provide, in an Agreement or otherwise, for the modification of a performance period and/or an adjustment or waiver of the achievement of performance measures upon the occurrence of certain events, which may include a Change of Control, a Fundamental Change, a recapitalization, a change in the accounting practices of the Company, or the Participant's death or Disability.

        (h)   Dividends and Dividend Equivalents.    Any dividends or distributions paid with respect to Shares that are subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the Shares to which such dividends or distributions relate, except for regular quarterly cash dividends on Shares subject to the unvested portion of a Restricted Stock Award that is subject only to service-based vesting conditions. In its discretion, the Committee may provide in an Award Agreement for a Restricted Stock Unit Award that the Participant will be entitled to receive dividend equivalents on the units subject to the Award based on dividends actually declared on outstanding Shares, provided that any dividend equivalents on a Restricted Stock Unit Award that is subject to performance-based vesting conditions shall be subject to the same vesting conditions as, and any payment thereof shall occur to the same extent as, the Shares underlying such Restricted Stock Unit Award. The terms of any dividend equivalents will be as set forth in the applicable Award Agreement, including the time and form of payment and whether such dividend equivalents will be credited with interest or deemed to be reinvested in additional units or Share equivalents. The Committee may, in its discretion, provide in Award Agreements for restrictions on dividends and dividend equivalents in addition to those specified in this Section 5(h).

6.    Stock Option Awards.

        (a)   Type and Exercise Price.    The Agreement pursuant to which an Option is granted shall specify whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option. The exercise price at which each Share subject to an Option may be purchased shall be determined by the Committee and set forth in the Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards.

        (b)   Payment of Exercise Price.    The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise, which may include, to the extent permitted by the Committee, payment under a broker-assisted sale and remittance program acceptable to the Committee. The purchase price may be paid in cash in U.S. dollars or check denominated in U.S. dollars or in such other manner as the Committee may permit, which may include by withholding Shares otherwise issuable to the Participant upon exercise of the Option or by delivery to the Company of Shares (by actual delivery or attestation) already owned by the Participant (in each case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased).

        (c)   Exercisability and Expiration.    Each Option shall be exercisable in whole or in part on the terms provided in the Agreement. No Option shall be exercisable at any time after its scheduled expiration, which shall be set in a manner consistent with Section 5(b). When an Option is no longer exercisable, it shall be deemed to have terminated.

        (d)   Incentive Stock Options.

                (1)    An Option will constitute an Incentive Stock Option only if the Participant receiving the Option is an Employee, and only to the extent that (i) it is so designated in the applicable Agreement and (ii) the aggregate Fair Market Value (determined as of the Option's Grant Date) of the Shares with respect to which Incentive Stock Options held by the Participant first become exercisable in any calendar year (under the Plan and all other plans of the Company and its Subsidiaries) does not exceed $100,000. To the extent an Option granted to a Participant exceeds this limit, the Option shall be treated as a Non-Qualified Stock Option. The maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the maximum number of Shares that may be the subject of Awards and issued under the Plan as provided in the first sentence of Section 4(a).

                (2)    No Participant may receive an Incentive Stock Option under the Plan if, immediately after the grant of such Award, the Participant would own (after application of the rules contained in Code Section 424(d)) Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary, unless (i) the option price for that Incentive Stock Option is at least 110% of the Fair Market Value of the Shares subject to that Incentive Stock Option on the Grant Date and (ii) that Option will expire no later than five years after its Grant Date.

                (3)    For purposes of continued Service by a Participant who has been granted an Incentive Stock Option, no approved leave of absence may exceed three months unless reemployment upon expiration of such leave is provided by statute or contract. If reemployment is not so provided, then on the date six months following the first day of such leave, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option.

                (4)    If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, such Option shall thereafter be treated as a Non-Qualified Stock Option.

                (5)    The Agreement covering an Incentive Stock Option shall contain such other terms and provisions that the Committee determines necessary to qualify the Option as an Incentive Stock Option.

7.    Stock Appreciation Rights.

        (a)   Nature of Award.    An Award of Stock Appreciation Rights shall be subject to such terms and conditions determined by the Committee, to receive upon exercise of the Stock Appreciation Right all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares as of the date of exercise of the Stock Appreciation Right over (ii) a specified exercise price that shall not be less than the Fair Market Value of such Shares on the Grant Date of the Stock Appreciation Right, except in the case of Substitute Awards.

        (b)   Exercise of SAR.    Each Stock Appreciation Right may be exercisable in whole or in part at the times, on the terms and in the manner provided in the Agreement. No Stock Appreciation Right shall be exercisable at any time after its scheduled expiration, which shall be set in a manner consistent with Section 5(b). When a Stock Appreciation Right is no longer exercisable, it shall be deemed to have terminated. Upon exercise of a Stock Appreciation Right, payment to the Participant shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a Stock Appreciation Right.

8.    Restricted Stock Awards.

        (a)   Vesting and Consideration.    Shares subject to a Restricted Stock Award shall be subject to vesting conditions, and the corresponding lapse or waiver of forfeiture conditions and other restrictions, based on such factors and occurring over such period of time (the "restriction period") as the Committee may determine in its discretion. The Committee may provide whether any consideration other than Services must be received by the Company or any Subsidiary as a condition precedent to the grant of a Restricted Stock Award.

        (b)   Shares Subject to Restricted Stock Awards.    Unvested Shares subject to a Restricted Stock Award shall be evidenced by a book-entry in the name of the Participant with the Company's transfer agent or by one or more Stock certificates issued in the name of the Participant. Any such Stock certificate shall be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, and bear an appropriate legend referring to the restricted nature of the Restricted Stock evidenced thereby. Any book-entry shall be subject to transfer restrictions and accompanied by a similar legend. Upon the vesting of Shares of Restricted Stock and the corresponding lapse of the restrictions and forfeiture conditions, the corresponding transfer restrictions and restrictive legend will be removed from the book-entry evidencing such Shares or the certificate evidencing such Shares, and such certificate shall be delivered to the Participant. Such vested Shares may, however, remain subject to additional restrictions as provided in Section 17(c).

        (c)   Rights of a Shareholder.    Except as otherwise provided in this Plan, including Section 5(h), and the applicable Agreement, a Participant with a Restricted Stock Award shall have all the other rights of a shareholder, including the right to receive dividends and the right to vote the Shares of Restricted Stock.

9.    Restricted Stock Unit Awards.

        (a)   Vesting and Consideration.    A Restricted Stock Unit Award shall be subject to vesting conditions, and the corresponding lapse or waiver of forfeiture conditions and other restrictions, based on such factors and occurring over such restriction period as the Committee may determine in its discretion. The Committee may provide whether any consideration other than Services must be received by the Company or any Subsidiary as a condition precedent to the settlement of a Restricted Stock Unit Award.

        (b)   Payment of Award.    Following the vesting of a Restricted Stock Unit Award, settlement of the Award and payment to the Participant shall be made at such time or times in the form of cash, Shares (which may themselves be considered Restricted Stock under the Plan subject to restrictions on transfer and forfeiture conditions) or a combination of cash and Shares as determined by the Committee. If the Restricted Stock Unit Award is not by its terms exempt from the requirements of Code Section 409A, then the applicable Agreement shall contain terms and conditions necessary to avoid adverse tax consequences specified in Code Section 409A.

10.    Performance Awards.

        (a)   Vesting and Consideration.    A Performance Award shall be subject to performance-based vesting conditions and other restrictions, based on such factors and occurring over such period of time (the "performance period") as the Committee may determine in its discretion. The Committee may provide whether any consideration other than Services must be received by the Company or any Subsidiary as a condition precedent to the settlement of a Performance Award.

        (b)   Payment of Award.    Following the vesting of a Performance Award, settlement of the Award and payment to the Participant shall be made at such time or times in the form of cash, Shares (which may themselves be considered Restricted Stock or Restricted Stock Units under the Plan subject to restrictions on transfer and forfeiture conditions) or a combination of cash and Shares as determined by the Committee. If the Performance Award is not by its terms exempt from the requirements of Code Section 409A, then the applicable Agreement shall contain terms and conditions necessary to avoid adverse tax consequences specified in Code Section 409A.

11.    Changes in Capitalization; Change in Control; Fundamental Change; Reduction in Awards.

        (a)   Adjustments for Changes in Capitalization.    In the event of any equity restructuring (within the meaning of FASB ASC Topic 718—Stock Compensation) other than: (1) any distribution of securities or other property by the Company to shareholders in a spin-off or split-up that does not qualify as a tax-free spin-off or split-up under Section 355 of the Code (or any successor provision of the Code); or (2) any cash dividend (including extraordinary cash dividends), appropriate adjustments in the number of Shares available for grant, in the maximum Award limitations under the Plan, and in any outstanding Awards, including adjustments in the size of the Award and in the exercise price per share of Options and Stock Appreciation Rights, shall be made by the Committee to give effect to such equity restructuring to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. No such adjustment shall be required to reflect the events described in clauses (1) and (2) above, or any other change in capitalization that does not constitute an equity restructuring, however such adjustment may be made: (x) if necessary to comply with Code Section 409A, the adjustment qualifies as a substitution or assumption under Treasury Regulation Section 1.424-1; and (y) the Committee affirmatively determines, in its discretion, that such an adjustment is appropriate.

        (b)   Change in Control.    Unless otherwise provided in an applicable Agreement, the following provisions shall apply to outstanding Awards in the event of a Change in Control. Nothing in this Section 11(b) shall limit the provisions of Section 11(c).

                (1)    Options and Stock Appreciation Rights.    If the Company is the surviving entity and any adjustments necessary to preserve the intrinsic value of the Participant's outstanding Options and Stock Appreciation Rights have been made, or the Company's successor at the time of the Change in Control irrevocably assumes the Company's obligations under this Plan or replaces the Participant's outstanding Options and Stock Appreciation Rights with stock options and stock appreciation rights having substantially the same intrinsic value and having terms and conditions no less favorable to the Participant than those applicable to the Participant's Options and Stock Appreciation Rights immediately prior to the Change in Control (collectively, an "Equitable Assumption or Replacement"), then such Awards or their replacement awards shall become immediately exercisable in full only if within two years after the Change in Control the Participant's employment:

                        (x)    is terminated without Cause;

                        (y)    terminates with "Good Reason", which for purposes of this Section 11(b) shall mean any material diminution of the Participant's position, authority, duties or responsibilities (including the assignment of duties materially inconsistent with the Participant's position or a material increase in the time Participant is required by the Company or its successor to travel), any reduction in salary or in the Participant's aggregate bonus and incentive opportunities, any material reduction in the aggregate value of the Participant's employee benefits (including retirement, welfare and fringe benefits), or relocation to a principal work site that is more than 40 miles from the Participant's principal work site immediately prior to the Change in Control; or

                        (z)    terminates under circumstances that entitle the Participant to accelerated exercisability under any individual employment agreement between the Participant and the Company, a Subsidiary, or any successor thereof.

If there is no Equitable Assumption or Replacement, then without any action by the Committee or the Board, each outstanding Option and Stock Appreciation Right granted under the Plan that has not been previously exercised or otherwise lapsed and terminated shall become immediately exercisable in full; provided, however, that the Committee, in its sole discretion, and without the consent of any Participant affected thereby, may determine that a cash payment shall be made promptly following the Change in Control in lieu of all or any portion of the outstanding Options and Stock Appreciation Rights granted under this Plan. The amount payable with respect to each share of Common Stock subject to an affected Option and each affected Stock Appreciation Right shall equal the excess of the Fair Market Value of a share of Common Stock immediately prior to such Change in Control over the exercise price of such Option or Stock Appreciation Right. After such a determination by the Committee, each Option and Stock Appreciation Right, with respect to which a cash payment is to be made shall terminate, and the Participant shall have no further rights thereunder except the right to receive such cash payment.

                (2)    Restricted Stock and Restricted Stock Units.    In the event of a Change in Control, restrictions on a fraction of each Participant's outstanding Restricted Stock and Restricted Stock Units granted under the Plan will lapse and the remainder of the Award will terminate. The numerator of such fraction with respect to an Award shall be the number of months that have elapsed in the applicable restriction period prior to the Change in Control and the denominator shall be the number of months in such restriction period. Distribution of any Shares not previously distributed shall be made within ten days after the Change in Control or later if so provided in the applicable Agreement or a related deferral election.

                (3)    Performance Awards.    In the event of a Change in Control, the performance period shall be deemed to have ended and a pro rata portion of all outstanding Performance Awards under the Plan shall be deemed to have been earned and the remainder of the Award will terminate. Specifically, the pro rata amount earned shall be determined by multiplying 100% of each Performance Award by a fraction, the numerator of which shall be the number of months that have elapsed in the applicable performance period prior to the Change in Control and the denominator of which shall be the total number of months in the performance period. Distribution of the amount deemed earned shall be made within ten days after the Change in Control or later if so provided in the applicable Award agreement or a related deferral election.

        (c)   Fundamental Change.    In the case of a proposed Fundamental Change, the Committee may, but shall not be obligated to:

                (1)    with respect to a Fundamental Change that involves a merger, consolidation or statutory share exchange, make appropriate provision for the protection of each outstanding Award granted thereunder by the substitution on an equitable basis of appropriate awards and voting stock of the surviving corporation or, if appropriate, the "parent corporation" (as defined in Code Section 424(e) or any successor provision) of such surviving corporation, in lieu of the Awards and Shares; or

                (2)    with respect to any Fundamental Change, declare, prior to the occurrence of the Fundamental Change, and provide written notice to the holders of all outstanding Options and Stock Appreciation Rights of the declaration, that the outstanding Options and Stock Appreciation Rights shall accelerate and become exercisable in full and that all such Options and Stock Appreciation Rights, whether or not exercisable prior to such acceleration, must be exercised within the period of time set forth in such notice or they will terminate. In connection with any declaration pursuant to this Section 11(c)(2), the Committee shall provide for a cash payment (or, if the Committee so elects in lieu of solely cash, of such form(s) of consideration, including cash and/or property, singly or in such combination as the Committee shall determine, that the Participant would have received as a result of the Fundamental Change if the holder of the Option or Stock Appreciation Right had exercised the Option or Stock Appreciation Right immediately prior to the Fundamental Change) to each holder of an Option or Stock Appreciation Right that is terminated in an amount equal to, for each Share covered by a canceled Option or Stock Appreciation Right, (i) in the case of an Option, the amount, if any, by which the Proceeds Per Share (as defined below) exceeds the exercise price per share covered by such Option or (ii) for each Stock

Appreciation Right, the amount determined pursuant to Section 7(a), except that solely for purposes of this Section 11(c)(2)(ii), the Fair Market Value of a Share as of the date of exercise of the Stock Appreciation Right shall be deemed to be the Proceeds Per Share. In the event of a declaration pursuant to this Section 11(c)(2), each Option and Stock Appreciation Right, to the extent that it has not been exercised prior to the Fundamental Change, shall be canceled at the time of, or immediately prior to, the Fundamental Change, as provided in the declaration. Notwithstanding the foregoing, the holder of each Option or Stock Appreciation Right shall not be entitled to the payment provided for in this Section 11(c)(2) if the Option or Stock Appreciation Right shall have expired or been forfeited. For purposes of this Section 11(c)(2), the "Proceeds Per Share" shall mean the fair market value, as determined in good faith by the Committee, of the consideration to be received per Share by the shareholders of the Company upon the occurrence of the Fundamental Change.

Nothing in this Section 11(c) shall limit the provisions of Section 11(b).

        (d)   Reduction in Awards.

                (1)    When Applicable.    Anything in this Plan to the contrary notwithstanding, the provisions of this Section 11(d) shall apply to a Participant if an independent auditor selected by the Committee (the "Auditor") determines that each of (x) and (y) below are applicable.

                        (x)    Payments or distributions hereunder, determined without application of this Section 11(d), either alone or together with other payments in the nature of compensation to the Participant which are contingent on a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, or otherwise (but after any elimination or reduction of such payments under the terms of the Company's Officer Income Continuance Policy Statement, as amended), would result in any portion of the payments hereunder being subject to an excise tax on excess parachute payments imposed under Section 4999 of the Code.

                        (y)    The excise tax imposed on the Participant under Section 4999 of the Code on excess parachute payments, from whatever source, would result in a lesser net aggregate present value of payments and distributions to the Participant (after subtraction of the excise tax) than if payments and distributions to the Participant were reduced to the maximum amount that could be made without incurring the excise tax.

                (2)    Reduced Amount.    Under this Section 11(d) the payments and distributions under this Plan shall be reduced (but not below zero) so that the present value of such payments and distributions shall equal the Reduced Amount. The "Reduced Amount" (which may be zero) shall be an amount expressed in present value which maximizes the aggregate present value of payments and distributions under this Plan which can be made without causing any such payment to be subject to the excise tax under Section 4999 of the Code. The determinations and reductions under this Section 11(d)(2) shall be made after eliminations or reductions, if any, have been made under the Company's Officer Income Continuance Policy Statement, as amended.

                (3)    Procedure.    If the Auditor determines that this Section 11(d) is applicable to a Participant, it shall so advise the Committee in writing. The Committee shall then promptly give the Participant notice to that effect together with a copy of the detailed calculation supporting such determination which shall include a statement of the Reduced Amount. Such notice shall also include a description of which and how much of the Awards shall be eliminated or reduced (as long as their aggregate present value equals the Reduced Amount). For purposes of this Section 11(d), Awards shall be reduced in the following order: (1) Options with an exercise price above the then Fair Market Value of a share of Common Stock that have a positive value for purposes of Section 280G of the Code, as determined under applicable IRS guidance; (2) pro rata among Awards that constitute deferred compensation subject to Code Section 409A; and (3) if a further reduction is necessary to reach the Reduced Amount, among the Awards that are not subject to Code Section 409A. Present value shall be determined in accordance with Code Section 280G. All the foregoing determinations made by the Auditor under this Section 11(d) shall be made as promptly as practicable after it is determined that excess parachute payments (as defined in Section 280G of the Code) will be made to the Participant if an elimination or reduction is not made. As promptly as practicable, the Company shall provide to or for the benefit of the Participant such amounts and shares as are then due to the Participant under this Plan and shall promptly provide to or for the benefit of the Participant in the future such amounts and shares as become due to the Participant under this Plan.

                (4)    Corrections.    As a result of the uncertainty in the application of Section 280G of the Code at the time of the initial determination by the Auditor hereunder, it is possible that payments or distributions under this Plan will have been made which should not have been made ("Overpayment") or that additional payments or distributions which will have not been made could have been made ("Underpayment"), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that the Auditor, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant which the Auditor believes has a high probability of success, determines that an Overpayment has been made, any such Overpayment shall be treated for all purposes as a loan to the Participant which the Participant shall repay together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant if and to the extent such payment would not reduce the amount which is subject to the excise tax under Section 4999 of the Code. In the event that the Auditor, based upon controlling precedent, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid to or for the benefit of the Participant together with interest at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code.

                (5)    Non-Cash Benefits.    In making its determination under this Section 11(d), the value of any non-cash benefit shall be determined by the Auditor in accordance with the principles of Section 280G(d)(3) of the Code.

                (6)    Determinations Binding.    All determinations made by the Auditor under this Section 11(d) shall be binding upon the Company, the Committee and the Participant.

12.    Plan Participation and Service Provider Status.    Status as a Service Provider shall not be construed as a commitment that any Award will be made under the Plan to that Service Provider or to eligible Service Providers generally. Nothing in the Plan or in any Agreement or related documents shall confer upon any Service Provider or Participant any right to continued Service with the Company or any Subsidiary (as applicable), nor shall it interfere with or limit in any way any right of the Company or any Subsidiary (as applicable) to terminate the person's Service at any time with or without Cause or change such person's compensation, other benefits, job responsibilities or title provided in compliance with applicable local laws and permitted under the terms of Participant's employment contract (if any).

13.    Tax Withholding.    The Company or any Subsidiary, as applicable, shall have the right to (i) withhold from any cash payment made under the Plan or any other compensation or payments owed to a Participant an amount sufficient to cover any required withholding taxes (including income taxes, social insurance contributions, payments on account or any other taxes or charges owed by Participant) related to the grant, vesting, exercise or settlement of an Award, and (ii) require a Participant or other person receiving Shares under the Plan to pay a cash amount sufficient to cover any required withholding taxes (as described above) before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the individual to cover all or any part of the required withholdings (up to the Participant's minimum required tax withholding rate, if any) through a reduction in the number of Shares delivered or a delivery or tender to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under applicable laws.

14.    Effective Date, Duration, Amendment and Termination of the Plan.

        (a)   Effective Date.    The Plan shall become effective on the date it is approved by the requisite vote of the Company's Board, subject to approval by the Company's shareholders. If the shareholders fail to approve the Plan within 12 months of its adoption by the Board, any Awards already made will be null and void and no additional Awards shall be made.

        (b)   Duration of the Plan.    The Plan shall remain in effect until all Shares subject to it shall be distributed, all Awards have expired or terminated, the Plan is terminated pursuant to Section 14(c), or the tenth anniversary of the effective date of the Plan, whichever occurs first (the "Termination Date"). Awards made before the Termination Date may be exercised, vested or otherwise effectuated beyond the Termination Date unless limited in the Agreement or otherwise.

        (c)   Amendment and Termination of the Plan.    The Board may at any time terminate, suspend or amend the Plan. The Company shall submit any amendment of the Plan to its shareholders for approval only to the extent required by applicable laws or regulations or the rules of any securities exchange on which the Shares may then be listed. No termination, suspension, or amendment of the Plan may materially impair the rights of any Participant under a previously granted Award without the Participant's consent, unless such action is necessary to comply with applicable law or stock exchange rules.

        (d)   Amendment of Awards.    Subject to Section 14(e), the Committee may unilaterally amend the terms of any Agreement previously granted, except that no such amendment may materially impair the rights of any Participant under the applicable Award without the Participant's consent, unless such amendment is necessary to comply with applicable law or stock exchange rules.

        (e)   No Option or SAR Repricing.    Except as provided in Section 11(a), no Option or Stock Appreciation Right granted under the Plan may be amended to decrease the exercise price thereof, be cancelled in exchange for the grant of any new Option or Stock Appreciation Right with a lower exercise price or any new Full Value Award, be repurchased by the Company or any Subsidiary, or otherwise be subject to any action that would be treated under accounting rules or otherwise as a "repricing" of such Option or Stock Appreciation Right (including a cash buyout or voluntary surrender/subsequent regrant of an underwater Option or Stock Appreciation Right), unless such action is first approved by the Company's shareholders.

15.    Substitute Awards.    The Committee may also grant Awards under the Plan in substitution for, or in connection with the assumption of, existing awards granted or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a merger, consolidation, acquisition of property or stock, separation, corporate reorganization or liquidation to which the Company or a Subsidiary is a party. The terms and conditions of the Substitute Awards may vary from the terms and conditions set forth in the Plan to the extent that the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

16.    Performance-Based Compensation.

        (a)   Designation of Awards.    A Full Value Award granted to a Participant who is, or is likely to be, a "covered employee" for purposes of Code Section 162(m) as of the end of the tax year in which the Company would ordinarily claim a tax deduction in connection with such Award, must comply with the provisions of this Section 16 if such Award is intended by the Committee to constitute Performance-Based Compensation.

        (b)   Compliance with Code Section 162(m).    If an Award is subject to this Section 16, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement over the applicable performance period of one or more performance goals based on one or more of the performance measures specified in Section 16(d). The Committee will select the applicable performance measure(s) and specify the performance goal(s) based on those performance measures for any performance period, specify in terms of an objective formula or standard the method for calculating the amount payable to a Participant if the performance goal(s) are satisfied, and certify the degree to which applicable performance goals have been satisfied and any amount payable in connection with an Award subject to this Section 16, all within the time periods prescribed by and consistent with the other requirements of Code Section 162(m). In specifying the performance goals applicable to any performance period, the Committee may provide that one or more objectively determinable adjustments shall be made to the performance measures on which the performance goals are based, which may include adjustments that would cause such measures to be considered "non-GAAP financial measures" within the meaning of Rule 101 under Regulation G promulgated by the Securities and Exchange Commission. The Committee may also adjust performance measures for a performance period to the extent permitted by Code Section 162(m) in connection with an event described in Section 11(a) to prevent the dilution or enlargement of a Participant's rights with respect to Performance-Based Compensation. The Committee may adjust downward, but not upward, any amount determined to be otherwise payable in connection with such an Award. The Committee may also provide, in an Agreement or otherwise, that the achievement of specified performance goals in connection with an Award subject to this Section 16 may be waived upon the death or Disability of the Participant or under any other circumstance with respect to which the existence of such possible waiver will not cause the Award to fail to qualify as "performance-based compensation" under Code Section 162(m).

        (c)   Limitations.    The maximum number of Shares that may be the subject of any Full Value Awards that are to be settled in Shares and that are granted to any one Participant during any consecutive thirty-six month period shall not exceed 1,000,000 Shares (subject to adjustment as provided in Section 11(a)), and the maximum amount payable with respect to any Full Value Awards that are to be settled in cash and that are granted to any one Participant during any consecutive thirty-six month period shall not exceed $15,000,000. The aggregate number of Shares subject to Options and/or Stock Appreciation Rights granted during any thirty-six month period to any one Participant shall not exceed 4,000,000 Shares.

        (d)   Performance Measures.    For purposes of any Full Value Award considered Performance-Based Compensation subject to this Section 16, the performance measures to be utilized shall be limited to one or a combination of two or more of the following performance criteria: net sales; comparable store sales; total revenue; gross margin rate; selling, general and administrative expense rate; earnings before interest, taxes, depreciation and amortization; earnings before interest and taxes; earnings before taxes; net earnings; earnings per share; Target Corporation share price; total shareholder return; return on equity; return on sales; return on assets; return on invested capital; cash flow return on investment; economic value added; credit card segment profitability; credit card segment pre-tax return on invested capital; credit card spread to LIBOR; operating cash flow; free cash flow; working capital; interest coverage; net debt to earnings before interest, taxes, depreciation, amortization and rent expense ratio; debt leverage; and total net debt. Any performance goal based on one of the foregoing performance measures utilized may be expressed in absolute amounts, on a per share basis, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies or other external measures, and may relate to one or any combination of corporate, group, unit, division, Subsidiary or individual performance.

17.    Other Provisions.

        (a)   Unfunded Plan.    The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Subsidiaries, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Subsidiaries, and a Participant. To the extent any person has or acquires a right to receive a payment in connection with an

Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.

        (b)   Limits of Liability.    Except as may be required by law, neither the Company nor any member of the Board or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(d) of the Plan) in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

        (c)   Compliance with Applicable Legal Requirements.    No Shares distributable pursuant to the Plan shall be issued and delivered unless the issuance of the Shares complies with all applicable legal requirements, including compliance with the provisions of applicable state, federal and foreign securities laws, and the requirements of any securities exchanges on which the Company's Shares may, at the time, be listed. No such restriction shall affect the termination date of an Award, which shall be suspended until such restriction is removed. During any period in which the offering and issuance of Shares under the Plan are not registered under federal or state securities laws, Participants shall acknowledge that they are acquiring Shares under the Plan for investment purposes and not for resale, and that Shares may not be transferred except pursuant to an effective registration statement under, or an exemption from the registration requirements of, such securities laws. Any book-entry or stock certificate evidencing Shares issued under the Plan that are subject to such securities law restrictions shall be accompanied by or bear an appropriate restrictive legend.

        (d)   Other Benefit and Compensation Programs.    Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or a Subsidiary unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

        (e)   Governing Law.    To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Minnesota without regard to its conflicts-of-law principles and shall be construed accordingly.

        (f)    Severability.    If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        (g)   Code Section 409A.    It is intended that (i) all Awards of Options, SARs and Restricted Stock under the Plan will not provide for the deferral of compensation within the meaning of Code Section 409A and thereby be exempt from Code Section 409A, and (ii) all other Awards under the Plan will either not provide for the deferral of compensation within the meaning of Code Section 409A, or will comply with the requirements of Code Section 409A, and Awards shall be structured and the Plan administered and interpreted in accordance with this intent. The Plan and any Agreement may be unilaterally amended by the Company in any manner deemed necessary or advisable by the Committee or Board in order to maintain such exemption from or compliance with Code Section 409A, and any such amendment shall conclusively be presumed to be necessary to comply with applicable law. Notwithstanding anything to the contrary in the Plan or any Agreement, with respect to any Award that constitutes a deferral of compensation subject to Code Section 409A:

                (1)    If any amount is payable under such Award upon a termination of Service, a termination of Service will be deemed to have occurred only at such time as the Participant has experienced a "separation from service" as such term is defined for purposes of Code Section 409A;

                (2)    If any amount shall be payable with respect to any such Award as a result of a Participant's "separation from service" at such time as the Participant is a "specified employee" within the meaning of Code Section 409A, then no payment shall be made, except as permitted under Code Section 409A, prior to the first business day after the earlier of (i) the date that is six months after the Participant's separation from service or (ii) the Participant's death. Unless the Committee has adopted a specified employee identification policy as contemplated by Code Section 409A, specified employees will be identified in accordance with the default provisions specified under Code Section 409A.

        (h)   Rule 16b-3.    It is intended that the Plan and all Awards granted pursuant to it to Participants who are subject to Section 16 of the Exchange Act shall be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 17(h), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applied to Participants subject to Section 16 of the Exchange Act to the extent permitted by law and in the manner deemed advisable by the Committee.

        (i)    Compensation Recoupment Policy.    Awards may be made subject to any compensation recoupment policy adopted by the Board or the Committee at any time prior to or after the effective date of the Plan, and as such policy may be amended from time to time after its adoption. The compensation recoupment policy shall be applied to any Award that constitutes the deferral of compensation subject to Code Section 409A in a manner that complies with the requirements of Code Section 409A.

www.target.com

M30033-P06446-Z54923 You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. TARGET CORPORATION *** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 8, 2011. 1000 NICOLLET MALL MINNEAPOLIS, MINNESOTA 55403-2542 Meeting Information Meeting Type: Annual For holders as of: April 11, 2011 Date: June 8, 2011 Time: 1:30 PM EDT Location: Target Store 6231 Penn Avenue Pittsburgh, Pennsylvania 15206 See the reverse side of this notice to obtain proxy materials and voting instructions.

M30034-P06446-Z54923 How To Vote Please Choose One of the Following Voting Methods Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Vote By Telephone: You can vote by telephone by requesting a paper copy of the materials, which will include a proxy card with a toll-free number for voting. Vote In Person: Only registered holders and those beneficial holders that have obtained a legal proxy from the record holder of their shares may vote in person at the meeting. In order to attend the annual meeting you must have an admission ticket. Please review the Admission Policy in the proxy materials for instructions on how to obtain a ticket. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 25, 2011 to facilitate timely delivery. How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. Before You Vote How to Access the Proxy Materials NOTICE AND PROXY STATEMENT ANNUAL REPORT Proxy Materials Available to VIEW or RECEIVE: XXXX XXXX XXXX  XXXX XXXX XXXX  XXXX XXXX XXXX

Voting Items M30035-P06446-Z54923 1e. Mary E. Minnick 1f. Anne M. Mulcahy 1g. Derica W. Rice 1h. Stephen W. Sanger 1k. Solomon D. Trujillo 1j. John G. Stumpf 1i. Gregg W. Steinhafel 2. Company proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accountants. 3. Company proposal to approve the Target Corporation 2011 Long-Term Incentive Plan. 5. Company proposal to cast a non-binding advisory vote on the frequency of Say-on-Pay votes. 4. Company proposal to cast a non-binding advisory vote on executive compensation ("Say-on-Pay"). The Board recommends you vote "AGAINST" Items 6 and 7. 6. Shareholder proposal on compensation benchmarking. 7. Shareholder proposal on electronics recycling. The Board of Directors recommends you vote "1 Year" on the following proposal: 1a. Roxanne S. Austin 1b. Calvin Darden 1c. Mary N. Dillon 1d. James A. Johnson 1. Election of Directors Nominees: The Board of Directors Recommends you vote "FOR" the listed nominees in Item 1 and "FOR" Items 2, 3 and 4.

M30036-P06446-Z54923

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date M34547-P06446-Z54923 1e. Mary E. Minnick 1f. Anne M. Mulcahy 1g. Derica W. Rice 1h. Stephen W. Sanger 1k. Solomon D. Trujillo 1j. John G. Stumpf 1i. Gregg W. Steinhafel TARGET CORPORATION Yes No 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 For Against Abstain 1000 NICOLLET MALL MINNEAPOLIS, MINNESOTA 55403-2542 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Target Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote your proxy through the Internet or by telephone, you do NOT need to mail back your card. ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Target Corporation in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. Mark here if you would like your voting instructions to be confidential pursuant to the Target Corporation policy on confidential voting described in the 2011 Proxy Statement 2. Company proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accountants. 3. Company proposal to approve the Target Corporation 2011 Long-Term Incentive Plan. 5. Company proposal to cast a non-binding advisory vote on the frequency of Say-on-Pay votes. 4. Company proposal to cast a non-binding advisory vote on executive compensation ("Say-on-Pay"). For comments, please check this box and write them on the back where indicated. The Board recommends you vote "AGAINST" Items 6 and 7. If you are a registered or beneficial shareholder, consenting to receive all future annual meeting materials electronically is simple and fast! Enroll today at www.icsdelivery.com/target for secure online access to your proxy materials. 6. Shareholder proposal on compensation benchmarking. 7. Shareholder proposal on electronics recycling. NOTE: Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, please give your full title. Joint owners should each sign personally. Please sign, date and return the proxy card promptly using the enclosed envelope. The Board of Directors recommends you vote "1 Year" on the following proposal: 1a. Roxanne S. Austin 1b. Calvin Darden 1c. Mary N. Dillon 1d. James A. Johnson 1. Election of Directors Nominees: The Board of Directors Recommends you vote "FOR" the listed nominees in Item 1 and "FOR" Items 2, 3 and 4. For Against Abstain 1 Year 2 Years 3 Years Abstain For Against Abstain

M34548-P06446-Z54923 Proxy Solicited on Behalf of the Board of Directors for the June 8, 2011 Annual Meeting of Shareholders YOUR VOTE IS IMPORTANT Vote by Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week Internet voting and telephone voting deadlines are 11:59 p.m. Eastern Daylight Time on June 7, 2011 for all shareholders except participants in the Target Corporation 401(k) Plan; and 6:00 a.m. Eastern Daylight Time on June 6, 2011 for participants in the Target Corporation 401(k) Plan. Your telephone or Internet vote authorizes the named proxies to vote these shares in the same manner as if you marked, signed and returned your proxy card. Gregg W. Steinhafel, Douglas A. Scovanner and Timothy R. Baer, and each of them, are hereby appointed proxies, with power of substitution to each, to represent and to vote as designated on the reverse side hereof, all shares of capital stock of Target Corporation, a Minnesota corporation, held by the undersigned on April 11, 2011, the record date for the Annual Meeting of Shareholders to be held on June 8, 2011, and at any adjournment thereof. This Proxy will be voted as directed, but if no direction is given it will be voted FOR the nominees and proposals set forth in Items 1, 2, 3 and 4, "1 YEAR" on the proposal set forth in Item 5, and AGAINST the proposals set forth in Items 6 and 7. The proxies cannot vote these shares unless you vote by telephone or the Internet or unless you sign this card on the reverse side and return it. The following information applies only to participants in the Target Corporation 401(k) Plan: • This proxy card will constitute voting instructions to the Trustee under this Plan. In accordance with the terms of the Plan, these instructions will be held in the strictest confidence by the Trustee and will not be divulged or released to any person, including officers or employees of the Corporation. If you return your voting instruction form but do not indicate your vote on a proposal, the Trustee is instructed to vote with the Board's recommendation, which is FOR the nominees and proposals set forth in Items 1, 2, 3 and 4, "1 YEAR" on the proposal set forth in Item 5, and AGAINST the proposals set forth in Items 6 and 7. • Your voting instructions will be applied based on the proportionate interest in shares held by the Target Common Stock Fund under the Plan. If you do not return a signed voting instruction form or respond by telephone or Internet as described above, the Trustee will vote the proportionate interest in the shares held by the Target Common Stock Fund in the same proportion as instructions actually received by the Trustee from Plan participants who gave voting instructions. Instruction forms received by the Trustee after 6:00 a.m. Eastern Daylight Time on June 6, 2011 will not be counted. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. IF YOU PLAN ON ATTENDING THE ANNUAL MEETING, YOU MUST REQUEST AN ADMISSION TICKET ON OR BEFORE JUNE 3, 2011. PLEASE SEE THE PROXY STATEMENT FOR INSTRUCTIONS ON REQUESTING A TICKET. As a Registered Shareholder you can access this Target Corporation account online via: www.bnymellon.com/shareowner/equityaccess BNY Mellon Shareowner Services, Transfer Agent for Target Corporation, now makes it easy and convenient to get current information on this shareholder account. • View account status • View certificate history • View book-entry information • View payment history for dividends • Make address changes • Obtain a duplicate 1099 tax form • Establish/change your PIN For Technical Information Call 1-877-978-7778 Monday - Friday between 9 a.m. - 7 p.m. Eastern Daylight Time Comments: (If you noted any Comments above, please mark corresponding box on the reverse side.)